Pre-Qualification Amendment Number 4: Form 1-A/A for the Offering Circular first filed on June 16, 2025, and amended on August 6, 2025, September 17, 2025 and January 23, 2026 for Shasta Power Fund II, LLC. This amendment contains an entire removal of the Interconnection Deposit Class (“IDC Units”) and conversion to strictly offer membership interests denominated as Class A Units (“Class A Unit(s)”), amended disclosures in Use of Proceeds (p. 37), Description of Business (p. 39), Plan of Operation (p. 42) and Description of Securities (p. 49), to better describe the investment opportunity and material investment offerings, including a regrouping of the uses of funds received from all investors, distributions provided to each investor based on Company Operations and sale or refinance of one of more Projects per associated Special Purpose Entities, an updated estimated timeline and a description of an active leased property.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

THE SECURITIES OFFERED HAVE NOT BEEN APPROVED OR DISAPPROVED BY ANY STATE REGULATORY AUTHORITY NOR HAS ANY STATE REGULATORY AUTHORITY PASSED UPON OR ENDORSED THE MERITS OF THE OFFERING OR THE ACCURACY OR ADEQUACY OF THIS OFFERING CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

Form 1-A/A Offering Circular

Regulation A Tier 2 Offering

 Form 1-A/A
Amendment #4

Offering Circular

For

SHASTA POWER FUND II, LLC

A Delaware Limited Liability Company

June 9, 2026

SECURITIES OFFERED	:	Equity in the form of Membership Interests denominated in Class A Units
MAXIMUM OFFERING AMOUNT	:	$75,000,000 Up to $75,000,000 Class A Units at $1,000 per Unit
MINIMUM OFFERING AMOUNT	:	$500,000 of Class A Units
MINIMUM INVESTMENT AMOUNT	:	$10,000 per Class A Investment
CONTACT INFORMATION	:	SHASTA POWER FUND II, LLC 115 NW Oregon Ave., Unit 10 Bend, OR. 97703 Phone: (541) 728-0871

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, Investors are encouraged to review rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

Shasta Power Fund II, LLC is a Delaware limited liability company formed on July 15, 2024 (“SPF II,” the “Company,” the "Issuer," “we,” “us,” or “our”), for the purpose of acquiring real property, via lease and/or purchase option, primarily in the form of raw land or substantially undeveloped land, and develop photovoltaic (solar) power or other renewable energy generation and energy storage sites on the acquired real property before using its best efforts to sell the developments. The sales may be made either for the turnkey sites after completion or at any point during the development process. The primary strategy of SPF II is developing utility-scale solar projects and selling them, with returning capital and distributing profits to investors over a five to ten-year period. Investor distributions are based on achieving project milestones.

The Company is offering by means of this offering circular (the “Offering Circular”), equity in the form of membership interests denominated in Class A Units (the “Interests,” “Membership Interests,” “Units,” or in the singular an “Interest” or “Unit”) on a best-efforts basis to those who meet the investor suitability standards (the “Investor(s)”) as set forth herein. (See “Investor Suitability Standards” below.)

The minimum investment amount per Investor is $10,000, in exchange for ten (10) Class A Units (see “Plan of Distribution” below). Although the Company does not intend to list the Units for trading on any exchange or other trading market, it may redeem or buy back Units, based upon the complete discretion of the Manager, and may provide Investors with limited liquidity for their investment in the Company. No fractional Class A Units will be issued. Once the Minimum Offering Amount has been met, the Issuer will countersign existing Subscription Agreements and continue to hold closings on an ongoing, frequent basis. Investors are then issued their Class A securities and the Investor’s capital contributions are released from escrow and accessible to the Issuer. (See “Description of the Securities” below.)

The Company is managed by the Manager, Shasta Power LLC, a Delaware limited liability company (“Shasta Power” or the "Manager"). The Company intends to use the proceeds of this Offering (the “Proceeds”) to carry on Shasta Power’s business of acquiring property via option to purchase or lease and developing photovoltaic (solar) power or other renewable energy generation paired with energy storage on the acquired property. Once real property is acquired by the Company via option, purchase or lease, the Company will apply for required entitlements and work on obtaining all the necessary federal, state, and local permits and approvals in order to commence construction. The Company will also contract for offtake agreements in the form of a long-term electricity supply agreement (“Power Purchase Agreement” or “PPA”) or another equivalent instrument that will allow the Company to monetize the sale of energy from the project. Furthermore, the Company will work on obtaining controlled contracts with local utilities or balancing authorities for transmission and distribution systems (“Interconnection Agreement(s)”) in order to inject the power from the projects into the grid.

Sales of the Units pursuant to this Regulation A Tier 2 Offering (the “Offering”) will commence immediately upon qualification by the Securities and Exchange Commission (the “Effective Date”) and will terminate on the earliest of: (a) the date the Company, in its sole discretion, elects to terminate, (b) the date upon which all Units have been sold, or (c) exactly 12 months after the Effective Date (the “Offering Period”).

The Company will offer Membership Interests via the website: https://shastapower.com/fund (the “Investor Portal”) on a continuous and ongoing basis. Texture Capital Inc., a FINRA broker-dealer, will act as the administrative broker-dealer for this Offering. Proceeds from this Offering will be held in escrow until the Minimum Offering Amount is met. The escrow account is administered by Enterprise Bank & Trust, a Missouri chartered trust company with banking powers (See “Plan of Distribution” below.)

Persons who purchase Units will be members of the Company subject to the terms of the Operating Agreement of the Company and may hereinafter be referred to as “Unitholders”, “Members” or in the singular a “Member”, “Investors” or in the singular an “Investor.” The Company intends to use the proceeds of this Offering (“Proceeds”) to commence operations of the Company. The acceptance of Investors may be briefly paused at times to allow the Company to effectively and accurately process and settle subscriptions that have been received. There are no selling securityholders in this Offering.

Prior to this Offering, there has been no public market for the Membership Interests, and none is expected to develop. The Offering price is arbitrary and does not bear any relationship to the value of the assets of the Company. The Company does not currently have plans to list any Membership Interests on any securities market. The Manager and Affiliates will receive compensation and income from the Company and are subject to certain conflicts of interest. (See “Risk Factors,” “Manager’s and Affiliates Compensation” and “Conflicts of Interest” below.) Investing in the Membership Interests is speculative and involves substantial risks, including risk of complete loss. Prospective Investors should purchase these securities only if they can afford a complete loss of their investment. (See “Risk Factors” below starting on Page 14) There are material income tax risks associated with investing in the Company that prospective investors should consider. (See “Material United States Tax Considerations” below.)

As of the date of this Offering Circular, the Company has engaged Kore Transfer Services LLC as transfer agent for this Offering.

RULE 251(D)(3)(I)(F) DISCLOSURE. RULE 251(D)(3)(I)((F) PERMITS REGULATION A OFFERINGS TO CONDUCT ONGOING CONTINUOUS OFFERINGS OF SECURITIES FOR MORE THAN THIRTY (30) DAYS AFTER THE QUALIFICATION DATE IF: (1) THE OFFERING WILL COMMENCE WITHIN TWO (2) DAYS AFTER THE QUALIFICATION DATE; (2) THE OFFERING WILL BE MADE ON A CONTINUOUS AND ONGOING BASIS FOR A PERIOD THAT MAY BE IN EXCESS OF THIRTY (30) DAYS OF THE INITIAL QUALIFICATION DATE; (3) THE OFFERING WILL BE IN AN AMOUNT THAT, AT THE TIME THE OFFERING CIRCULAR IS QUALIFIED, IS REASONABLY EXPECTED TO BE OFFERED AND SOLD WITHIN TWO (2) YEARS FROM THE INITIAL QUALIFICATION DATE; AND (4) THE SECURITIES MAY BE OFFERED AND SOLD ONLY IF NOT MORE THAN THREE (3) YEARS HAVE ELAPSED SINCE THE INITIAL QUALIFICATION DATE OF THE OFFERING, UNLESS A NEW OFFERING CIRCULAR IS SUBMITTED AND FILED BY THE COMPANY PURSUANT TO RULE 251(D) (3)(I)(F) WITH THE SEC COVERING THE REMAINING SECURITIES OFFERED UNDER THE PREVIOUS OFFERING; THEN THE SECURITIES MAY CONTINUE TO BE OFFERED AND SOLD UNTIL THE EARLIER OF THE QUALIFICATION DATE OF THE NEW OFFERING CIRCULAR OR THE ONE HUNDRED EIGHTY (180) CALENDAR DAYS AFTER THE THIRD ANNIVERSARY OF THE INITIAL QUALIFICATION DATE OF THE PRIOR OFFERING CIRCULAR. THE COMPANY INTENDS TO OFFER THE UNITS DESCRIBED HEREIN ON A CONTINUOUS AND ONGOING BASIS PURSUANT TO RULE 251(D)(3)(I)(F). THE COMPANY INTENDS TO COMMENCE THE OFFERING IMMEDIATELY AND NO LATER THAN TWO (2) DAYS FROM THE INITIAL QUALIFICATION DATE. THE COMPANY REASONABLY EXPECTS TO OFFER AND SELL THE SECURITIES STATED IN THIS OFFERING CIRCULAR WITHIN ONE (1) YEAR FROM THE INITIAL QUALIFICATION DATE.

The Company will commence sales of the Units immediately upon qualification of the Offering by the SEC. The Company approximates sales will commence during Q2 – 2026.

OFFERING PROCEEDS TABLE

	Price to Public*	Underwriting Discounts and Commissions**	Proceeds to the Company***	Proceeds to other Persons****
Amount to be Raised per Unit	$1,000	$60	$940	NA
Minimum Investment Amount Per Class A Investor	$10,000	$600	$9,400	NA
Minimum Offering Amount	$500,000	$30,000	$470,000	NA
Maximum Offering Amount	$75,000,000	$1,500,000	$73,500,000	NA

*The Offering price to Investors was arbitrarily determined by the Manager.

** The Company is not using an underwriter for the sale of the Units. These commissions listed are those for Texture Capital Inc., a FINRA broker-dealer, acting as a Broker-Dealer of Record and placement agent for this Offering on a best-efforts basis. Texture Capital receives a 1% commission on the aggregate sales of the Units for a maximum of $750,000. In addition, the Issuer may pay Texture Capital 5% of the gross proceeds from the sale of up to $15,000,000 of the Offering, resulting from the direct selling efforts of Texture Capital and not to exceed an additional $750,000. The maximum total sales compensation payable to Texture in connection with this offering is $1,500,000 which does not include a one-time consulting fee of $15,000 payable by the Company to Texture. The Consulting Fee will cover expenses anticipated to be incurred by the firm such as due diligence expenses, working with the Company’s counsel in providing information to the extent necessary, coordination of state “blue sky” filings, and any other services necessary and required prior to the approval of the Offering. To the extent any such expenses are not actually incurred, the balance of this one-time fee will be reimbursed to the Company, pursuant to FINRA Rule 5110(g)(4)(A). See the “Plan of Distribution” below.

*** Units will be offered and sold directly by the Company, the Manager and the Company’s and Manager’s respective Officers and employees. No commissions for selling Units will be paid to the Company, the Manager or the Company’s or Manager’s respective Officers or employees.

**** The Company intends to reimburse the Manager by converting the initial expenses incurred by the Manager into equity Units in the Company or cash reimbursement. The initial expenses associated with this Offering include legal, engineering, real estate, travel, technology, marketing and accounting expenses, equaling approximately $400,000, with the exact reimbursement to be calculated upon the successful raising of $500,000, the Minimum Offering Amount. See “Dilution” below.

FORWARD LOOKING STATEMENTS

Investors should not rely on forward-looking statements because they are inherently uncertain. Investors should not rely on forward-looking statements in this Offering Circular. This Offering Circular contains forward-looking statements that involve risks and uncertainties. The use of words such as “anticipated,” “projected,” “forecasted,” “estimated,” “prospective,” “believes,” “expects,” “plans,” “future,” “intends,” “should,” “can,” “could,” “might,” “potential,” “continue,” “may,” “will,” and similar expressions identify these forward-looking statements. Investors should not place undue reliance on these forward-looking statements, which may apply only as of the date of this Offering Circular.

INVESTOR SUITABILITY STANDARDS

All persons who purchase the Units of the Company pursuant to the Subscription Agreement, attached hereto as Exhibit 4, must comply with the Investor Suitability Standards as provided below. It is the responsibility of the purchaser of the Units to verify compliance with the Investor Suitability Standards. The Company may request that Investor verify compliance, but the Company is under no obligation to do so. By purchasing Units pursuant to this Offering, the Investor self-certifies compliance with the Investor Suitability Standards. If, after the Company receives Investor’s funds and transfers ownership of the Units, the Company discovers that the Investor does not comply with the Investor Suitability Standards as provided, the transfer will be deemed null and void ab initio and the Company will return Investor’s funds to the purported purchaser. The amounts returned to the purported purchaser will be equal to the purchase price paid for the Units less any costs incurred by the Company in the initial execution of the null purchase and any costs incurred by the Company in returning the Investor’s funds. These costs may include any transfer fees, sales fees/commissions, or other fees paid to transfer agents or brokers.

The Company’s Units are being offered and sold only to “Qualified Purchasers” as defined in Regulation A.

Qualified Purchasers include:

(i) “Accredited Investors” defined under Rule 501(a) of Regulation D (as explained below); and

(ii) All other Investors so long as their investment in the Company’s Units does not represent more than 10% of the greater of the Investor’s, alone or together with a spouse or spousal equivalent, annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons).

The Units are offered hereby and sold to Investors that meet one of the two categories above, to qualify as an Accredited Investor, for purposes of satisfying one of the tests in the Qualified Purchaser definition, an Investor must meet one of the following conditions:

1) An Accredited Investor, in the context of a natural person, includes anyone who:

(i) Earned income that exceeded $200,000 (or $300,000 together with a spouse or spousal equivalent) in each of the prior two years, and reasonably expects the same for the current year or

(ii) Has a net worth over $1 million, either alone, or together with a spouse or spousal equivalent (excluding the value of the person’s primary residence), or

(iii) Holds in good standing a Series 7, 65, or 82 license.

2) Additional Accredited Investor categories include:

(i) Any bank as defined in Section 3(a)(2) of the Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to Section 15 of the Securities and Exchange Act of 1934 (the “Exchange Act”); any insurance company as defined in Section 2(13) of the Exchange Act; any investment company registered under the Investment Fund Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; any Small Business Investment Fund (SBIC) licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5 million any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment advisor, or if the employee benefit plan has total assets in excess of $5 million or, if a self-directed plan, with investment decisions made solely by persons who are Accredited Investors;

(ii) Any private business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940;

(iii) Any organization described in Section 501(c)(3)(d) of the Internal Revenue Code of 1986, as amended (the “Code”), corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5 million;

(iv) Any director or executive officer, or fund of the issuer of the securities being sold, or any director, executive officer, or fund of a fund of that issuer;

(v) Any trust, with total assets in excess of $5 million, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Section 506(B)(b)(2)(ii) of the Code; or

(vi) Any entity in which all of the equity owners are Accredited Investors as defined above.

SUMMARY OF THE OFFERING

The following information is only a brief summary of, and is qualified in its entirety by, the detailed information appearing elsewhere in this Offering. This Offering Circular, together with the exhibits attached including, but not limited to, the Operating Agreement, a copy of which is attached hereto as Exhibit 3 and should be carefully read in its entirety before any investment decision is made. If there is a conflict between the terms contained in this Offering Circular and the Operating Agreement, the Operating Agreement shall prevail, and control and no Investor should rely on any reference herein to the Operating Agreement without consulting the actual underlying document.

The Company intends to operate primarily in the United States (see “Narrative of the Business” below).

COMPANY INFORMATION AND BUSINESS

Shasta Power Fund II, LLC is a Delaware limited liability company with a principal place of business located at 115 NW Oregon Ave. Unit 10, Bend, OR 97703. Through this Offering, the Company is offering equity in the Company in the form of Membership Units on a “best-efforts” and ongoing basis to qualified Investors who meet the Investor suitability standards as set forth herein (See “Investor Suitability Standards”).

As further described in the Offering Circular, the Company has been organized for the purpose of acquiring real property, via lease and/or purchase option, primarily in the form of raw land or substantially undeveloped land, and develop photovoltaic (solar) power or other renewable energy generation and energy storage sites on the acquired real property before using its best efforts to sell the developments.

MANAGEMENT	The Company is a manager-managed limited liability company. The Manager is an Affiliate, Shasta Power, LLC, formed on March 9, 2021, as a Delaware limited liability company (the “Manager”). The day-to-day management and investment decisions of the Company are vested in the Manager and the Officers of the Company.
THE OFFERING	This Offering is the first capital raise by the Company in its history. The Company is exclusively selling equity in the form of Membership Interests. The Membership Interests are denominated into Class A Units. The Company will use the Proceeds of this Offering to begin operations.
SECURITIES BEING OFFERED

The Class A Units are being offered at a purchase price of $1,000 per Unit. The Minimum Investment is Ten (10) Class A Units per Investor. Upon purchase of the Units, a Member is granted certain rights detailed in the “Description of the Securities” section below.

COMPENSATION TO MEMBERS/MANAGER	The Company shall pay to the Manager an annual fee equal to five percent (5%) of Unreturned Capital Contributions (the “Management Fee”). The Management Fee shall be payable in twelve (12) installments, due to the Manager at the beginning of each month and calculated based on the Unreturned Capital Contributions for the previous month as adjusted by the Manager from time to time during the Fiscal Year. Within 120 days from the end of Each Fiscal Year, the Manager will prepare the Company's financials for the previously completed Fiscal Year in accordance with the Operating Agreement. The Company shall reimburse the Manager for initial expenses incurred by the Manager to organize the Company, by converting those expenses into equity Class A Units in the Company.
PRIOR EXPERIENCE OF COMPANY MANAGEMENT	Officers of the Company have over 38 years of collective experience in solar project transactions and sales of utility and commercial projects.
INVESTOR SUITABILITY STANDARDS

The Units will not be sold to any person or entity unless such person or entity is a “Qualified Purchaser.” A Qualified Purchaser includes: (1) an “Accredited Investor” as that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933 (the “Securities Act”); or (2) all other Investors who meet the investment limitations set forth in Rule 251(d)(2)(C) of Regulation A. Such persons as stated in (2) above must conform with the “Limitations on Investment Amount” section as described below.

Each person purchasing Units will be subject to the terms of the Operating Agreement, a copy of which is provided in Exhibit 3.

Each person acquiring Membership Units may be required to represent that he, she, or it is purchasing the Units for his, her, or its own account for investment purposes and not with a view to resell or distribute these securities.

Each prospective Purchaser of Membership Units may be required to furnish such information or certification as the Company may require in order to determine whether any person or entity purchasing Units is an Accredited Investor, if such is claimed by the Investor.

LIMITATIONS ON INVESTMENT AMOUNT

For Qualified Purchasers who are Accredited Investors, there is no limitation as to the amount invested through the purchase of Membership Units. For non-Accredited Investors, the aggregate purchase price paid to the Company for the purchase of the Units cannot be more than 10% of the greater of the purchaser’s (1) annual income of net worth, if purchaser is a natural person; or (2) revenue or net assets for the Purchaser’s most recently completed fiscal year if purchaser is a non-natural person.

Different rules apply to Accredited Investors and non-natural persons. Each Investor should review Rule 251(d)(2)(i)(C) of Regulation A before purchasing the Units.

COMMISSIONS FOR SELLING MEMBERSHIP UNITS

The Units will be offered and sold directly by the Company, the Manager, the Directors, the Officers, and the employees of the Company. No commissions will be paid to the Company, Manager, Directors, Officers, or employees for selling the Units.

Texture Capital Inc. (“Texture Capital”) is the administrative broker dealer for this offering and will charge 1% of the gross proceeds for a maximum of $750,000 from aggregate sales.

In addition, the Issuer may pay the broker dealer 5% of the gross proceeds from the sale of up to $15,000,000 of the Offering, resulting from the direct selling efforts of Texture Capital and not to exceed an additional $750,000. The commissions due to Texture Capital are conditional on the services provided by Texture Capital with respect to any one sale. See “Plan of Distributions” below.

NO LIQUIDITY	There is no public market for the Membership Units, and none is expected to develop. Additionally, the Units will be non-transferable, except as may be required by law, and will not be listed for trading on any exchange or automated quotation system. (See “Risk Factors” and “Description of the Securities” below.) The Company will not facilitate or otherwise participate in the secondary transfer of any Units. Prospective Investors are urged to consult their own legal advisors with respect to secondary trading of the Units. (See “Risk Factors” below.)
CONFLICTS OF INTEREST	The principals of SPFII also operate Summit Power Fund (a parallel business). Additionally, each principal operates their own LLC which each have some cross over and may take on similar types of projects.
COMPANY EXPENSES	Except as otherwise provided herein, the Company shall bear all costs and expenses associated with the costs associated with the Offering and the operation of the Company, including, but not limited to, the annual tax preparation of the Company's tax returns, any state and federal income tax due, accounting fees, filing fees, independent audit reports, costs and expenses associated with the acquisition, rehabilitation, holding, leasing, and management of real estate property, the expenses of developing solar projects including interconnection applications, engineering, civil and environmental work as well as all costs and expenses associated with the disposition of the Projects.

RISK FACTORS

The Company commenced preliminary business development operations on July 15, 2024, and it is organized as a limited liability company under the laws of the State of Delaware. Accordingly, the Company has only a limited history upon which an evaluation of its prospects and future performance can be made. The Company’s proposed operations are subject to all business risks associated with new enterprises. The likelihood of the Company’s success must be considered in light of the problems, expenses, difficulties, complications, and delays frequently encountered in connection with the acquisition of real estate, development of renewable energy assets, operation in a competitive industry, and the continued development of advertising, promotions and a corresponding customer base. There is a possibility that the Company could sustain losses in the future.

There can be no assurances that the Company will operate profitably. An investment in the Units involves a number of risks. Investors should carefully consider the following risks and other information in this Offering Circular before purchasing Units. Without limiting the generality of the foregoing, Investors should consider, among other things, the following risk factors:

Inadequacy Of Funds

Gross Offering Proceeds of a minimum of $500,000 and a maximum of $75,000,000 may be realized. Management believes that such Proceeds will capitalize and sustain the Company sufficiently to allow for the implementation of its business plans. It is the intention of the Company to acquire third-party financing of the Portfolio Assets whether or not the Maximum Offering of $75,000,000 is raised. If only a fraction of this Offering is sold, or if certain assumptions contained in the Company’s business plans prove to be incorrect, the Company may have inadequate funds to fully develop its business and may need debt financing or other capital investment to fully implement its business plans.

Dependence On Management

In the early stages of development, the Company’s business will be significantly dependent on the Company’s management is composed of Shasta Power, LLC, a Delaware limited liability company, and its individual principals John Copyak and Maxwell Roe (the “Management Team”). The loss of any of these individuals could have a material adverse effect on the Company.

Risks Associated With Expansion

The Company plans on expanding its business through the acquisition of real estate and development of renewable energy assets. Any expansion of operations the Company may undertake will entail risks, such actions may involve specific operational activities which may negatively impact the profitability of the Company. Consequently, the Investors must assume the risk that (i) such expansion may ultimately involve expenditures of funds beyond the resources available to the Company at that time, and (ii) management of such expanded operations may divert Management Team’s attention and resources away from its existing operations, all of which factors may have a material adverse effect on the Company’s present and prospective business activities.

General Economic Conditions

The financial success of the Company may be sensitive to adverse changes in general economic conditions in the United States, such as recession, inflation, tax credits, energy prices, unemployment, and interest rates. Such changing conditions could reduce demand in the marketplace for the Company’s renewable energy assets. The Company has no control over these changes.

Possible Fluctuations In Operating Results

The Company’s operating results may fluctuate significantly from period to period as a result of a variety of factors, including purchasing patterns of customers, competitive pricing, debt service and principal reduction payments, and general economic conditions. Consequently, the Company’s revenues may vary by quarter, and the Company’s operating results may experience fluctuations.

Risks Of Borrowing

If the Company incurs indebtedness, a portion of its cash flow will have to be dedicated to the payment of principal and interest on such indebtedness. Typical loan agreements also might contain restrictive covenants which may impair the Company’s operating flexibility. Such loan agreements would also provide for default under certain circumstances, such as failure to meet certain financial covenants. A default under a loan agreement could result in the loan becoming immediately due and payable and, if unpaid, a judgment in favor of such lender which would be senior to the rights of owners of Class A Units of the Company. A judgment creditor would have the right to foreclose on any of the Company’s assets resulting in a material adverse effect on the Company’s business, operating results or financial condition.

Unanticipated Obstacles To Execution Of The Business Plan

The Company’s business plans may change. Some of the Company’s potential business endeavors are capital intensive and may be subject to statutory or regulatory requirements. Management Team believes that the Company’s chosen activities and strategies are achievable in light of current economic and legal conditions with the skills, background, and knowledge of the Company’s Officers and advisors. Management Team reserves the right to make significant modifications to the Company’s stated strategies depending on future events.

Management Discretion As To Use Of Proceeds

The net proceeds from this Offering will be used for the purposes described under the “Use of Proceeds” section. The Company reserves the right to use the funds obtained from this Offering for other similar purposes not presently contemplated which it deems to be in the best interests of the Company and its Members in order to address changed circumstances or opportunities. As a result of the foregoing, the success of the Company will be substantially dependent upon the discretion and judgment of the Management Team with respect to application and allocation of the net proceeds of this Offering. Investors in the Units offered hereby will be entrusting their funds to the Company’s Management Team, upon whose judgment and discretion the investors must depend.

Control By Management

As of July 15, 2024, the Company’s Manager was empowered by the Company’s Operating Agreement with certain rights, duties, and responsibilities regarding management of the Company. Investors for the Units offered should carefully review the Operating Agreement with respect to Manager control.

Limited Transferability and Liquidity

To satisfy the requirements of certain exemptions from registration under the Securities Act, and to conform with applicable state securities laws, each Investor must acquire their Units for investment purposes only and not with a view towards distribution. Consequently, certain conditions of the Securities Act may need to be satisfied prior to any sale, transfer, or other disposition of the Units. Some of these conditions may include a minimum holding period, availability of certain reports, including financial statements from the Company, limitations on the percentage of Units sold and the manner in which they are sold. The Company can prohibit any sale, transfer or disposition unless it receives an opinion of counsel provided at the holder’s expense, in a form satisfactory to the Company, stating that the proposed sale, transfer or other disposition will not result in a violation of applicable federal or state securities laws and regulations. No public market exists for the Units and no market is expected to develop. Consequently, owners of the Units may have to hold their investment indefinitely and may not be able to liquidate their investments in the Company or pledge them as collateral for a loan in the event of an emergency.

Limitations of Secondary Liquidity

The Company’s Units are not presently included for trading on any exchange, and there can be no assurances that the Company will ultimately be registered on any exchange. No assurance can be given that the Units of the Company will ever qualify for inclusion on the NASDAQ System or any other trading market. As a result, the Company’s Units are covered by a Securities and Exchange Commission rule that opposes additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and investors. For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser’s written agreement to the transaction prior to the sale. Consequently, the rule may affect the ability of broker-dealers to sell the Company’s securities and may also affect the ability of Investors to sell their Units in the secondary market.

Long Term Nature Of Investment

An investment in the Units may be long term and illiquid. As discussed above, the offer and sale of the Units will not be registered under the Securities Act or any foreign or state securities laws by reason of exemptions from such registration which depends in part on the investment intent of the investors. Prospective investors will be required to represent in writing that they are purchasing the Units for their own account for long-term investment and not with a view towards resale or distribution. Accordingly, purchasers of Units must be willing and able to bear the economic risk of their investment for an indefinite period of time. It is likely that investors will not be able to liquidate their investment in the event of an emergency.

No Current Market For Units

There is no current market for the Units offered in this Offering and no market is expected to develop in the near future.

Offering Price

The price of the Units offered has been arbitrarily established by the Company, considering such matters as the state of the Company’s business development and the general condition of the industry in which it operates. The Offering price bears little relationship to the assets, net worth, or any other objective criteria of value applicable to the Company.

Compliance With Securities Laws

The Units are being offered for sale in reliance upon certain exemptions from the registration requirements of the Securities Act, applicable Delaware Securities Laws, and other applicable state securities laws. If the sale of Units were to fail to qualify for these exemptions, purchasers may seek rescission of their purchases of Units. If a number of purchasers were to obtain rescission, the Company would face significant financial demands which could adversely affect the Company as a whole, as well as any non-rescinding purchasers.

Lack Of Firm Underwriter

The Units are offered on a “best efforts” basis by the Officers of the Company without compensation and on a “best efforts” basis through a FINRA registered broker-dealer via a Participating Broker-Dealer Agreement with the Company. Accordingly, there is no assurance that the Company, or any FINRA broker-dealer, will sell the maximum Units offered or any lesser amount.

Projections: Forward Looking Information

Manager has prepared projections regarding the Company’s anticipated financial performance. The Company’s projections are hypothetical and based upon factors influencing the business of the Company. The projections are based on Manager’s best estimate of the probable results of operations of the Company, based on present circumstances, and have not been reviewed by the Company’s independent accountants. These projections are based on several assumptions, set forth therein, which Manager believes are reasonable. Some assumptions upon which the projections are based, however, invariably will not materialize due to the inevitable occurrence of unanticipated events and circumstances beyond Manager’s control. Therefore, actual results of operations will vary from the projections, and such variances may be material. Assumptions regarding future changes in sales and revenues are necessarily speculative in nature.

In addition, projections do not and cannot take into account such factors as general economic conditions, unforeseen regulatory changes, the entry into the Company’s market of additional competitors, the terms and conditions of future capitalization, and other risks inherent to the Company’s business. While the Manager believes that the projections accurately reflect possible future results of the Company’s operations, those results cannot be guaranteed.

Industry Related Risks

The Company’s success will depend upon the development of real estate and alternative energy projects, and the Company may be unable to consummate acquisitions or dispositions on advantageous terms, and the acquired and developed properties may not perform as the Company expects, or we may be unable to efficiently integrate our project into our existing operations.

The Company intends to acquire real estate and develop and sell solar development assets. The acquisition of real estate entails various risks, including the risks that the Company’s real estate assets may not perform as they expect, that the Company may be unable to quickly and efficiently integrate assets into its existing operations and that the Company’s cost estimates for the lease and/or sale of assets may prove inaccurate.

Reliance on Manager to Select Appropriate Properties

The Company’s ability to achieve its investment objectives is dependent upon the performance of the Manager’s team in the quality and timeliness of the Company’s acquisition of real estate properties and subsequent development of renewable energy assets. Investors in the Units offered will have no opportunity to evaluate the terms of transactions or other economic or financial data concerning the Company’s investments. Investors in the Units must rely entirely on the management ability of and the oversight of the Company’s Manager and Officers.

Competition May Increase Costs

The Company will experience competition from other sellers of real estate and other renewable energy projects. Competition may have the effect of increasing acquisition costs for the Company and decreasing the sales price or lease rates of real estate assets and renewable energy assets. Additionally increased competition may reduce the value of renewable energy projects in the market.

Delays in Acquisition of Properties

Delays Manager may encounter in the selection and acquisition of properties could adversely affect the profitability of the Company. The Company may experience delays in identifying properties that meet the Company’s ideal purchase parameters.

Environmentally Hazardous Property

Under various Federal, City and local environmental laws, ordinances and regulations, a current or previous owner or operator of real property may be liable for the cost of removal or remediation of hazardous or toxic substances on, under or in such property. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Environmental laws also may impose restrictions on the manner in which property may be used or businesses may be operated, and these restrictions may require expenditures. Environmental laws provide for sanctions in the event of non-compliance and may be enforced by governmental agencies or, in certain circumstances, by private parties. In connection with the acquisition and ownership of its properties, the Company may be potentially liable for such costs. The cost of defending against claims of liability, complying with environmental regulatory requirements or remediation of any contaminated property could materially adversely affect the business, assets or results of operations of the Company.

Manager’s Discretion in the Future Disposition of Properties

The Company cannot predict with any certainty the various market conditions affecting real estate investments which will exist at any particular time in the future. Due to the uncertainty of market conditions which may affect the future disposition of the Company’s properties, the Company cannot assure the Investor that it will be able to sell its properties at a profit in the future. Accordingly, the timing of liquidation of the Company’s real estate and project investments will be dependent upon fluctuating market conditions.

Real estate and renewable energy investments are not as liquid as other types of assets, which may reduce economic returns to Investors.

Real estate and renewable energy investments are not as liquid as other types of investments, and this lack of liquidity may limit the Company’s ability to react promptly to changes in economic, financial, investment or other conditions. In addition, significant expenditures associated with real estate investments, such as mortgage payments, real estate taxes and maintenance costs, are generally not reduced when circumstances cause a reduction in income from the investments. Thus, the Company’s ability at any time to sell assets or contribute assets to property funds or other entities in which the Company has an ownership interest may be restricted. This lack of liquidity may limit the Company’s ability to vary its portfolio promptly in response to changes in economic financial, investment or other conditions and, as a result, could adversely affect the Company’s financial condition, results of operations, and cash flows.

The Company may be unable to sell a project or property if or when it decides to do so, including as a result of uncertain market conditions, which could adversely affect the return on an investment in the Company.

The Company’s ability to dispose of properties or projects on advantageous terms depends on factors beyond the Company’s control, including competition from other sellers and the availability of attractive financing for potential buyers of the properties the Company acquires. The Company cannot predict the various market conditions affecting real estate investments which will exist at any particular time in the future. Due to the uncertainty of market conditions which may affect the future disposition of the properties the Company acquires, it cannot assure its Members that the Company will be able to sell such properties or projects at a profit in the future.

Accordingly, the extent to which the Company’s Members will receive cash distributions and realize potential appreciation on its real estate investments and alternative energy projects will be dependent upon fluctuating market conditions. Furthermore, the Company may be required to expend funds to correct defects or to make improvements before a property or project can be sold. The Company cannot assure its Members that it will have funds available to correct such defects or to make such improvements. In acquiring a property, the Company may agree to restrictions that prohibit the sale of that property for a period of time or impose other restrictions, such as a limitation on the amount of debt that can be placed or repaid on that property. These provisions would restrict the Company’s ability to sell a property or project.

Illiquidity of real estate investments could significantly impede the Company’s ability to respond to adverse changes in the performance of the portfolio investments and harm the Company’s Financial Condition

Since real estate investments are relatively illiquid, the Company’s ability to promptly sell acquired assets in response to changing economic, financial and investment conditions may be limited. In particular, these risks could arise from weakness in, or even the lack of an established market for a property, changes in the financial condition or prospects of prospective purchasers, changes in local, regional national or international economic conditions, and changes in laws, regulations or fiscal policies of jurisdictions in which the property is located. The Company may be unable to realize its investment objectives by sale, other disposition or refinance at attractive prices within any given period of time or may otherwise be unable to complete any exit strategy.

Property the Company acquires may have liabilities or other problems:

The Company intends to perform appropriate due diligence for each property or other real estate related investment it acquires. The Company will obtain full title reports, chains of title, mineral title reports and title insurance on every property it acquires. The Company also will seek to obtain appropriate representations and indemnities from sellers in respect of such properties or other investments. The Company may, nevertheless, acquire properties or other investments that are subject to uninsured liabilities or that otherwise have problems. In some instances, the Company may have only limited or perhaps even no recourse for any such liabilities or other problems or, if the Company has received indemnification from a seller, the resources of such seller may not be adequate to fulfill its indemnity obligation. As a result, the Company could be required to resolve or cure any such liability or other problems, and such payment could have an adverse effect on the Company’s cash flow available to meet other expenses or to make distributions to Investor Members.

The Company’s investments may be subject to risks from the use of borrowed funds:

The Company may acquire properties subject to existing financing or by borrowing funds. The Company may also incur or increase its indebtedness by obtaining loans secured by its project assets or properties in order to use the proceeds for acquisition of additional projects or properties. In general, for any particular property, the Company expects to use the raised funds to pay the cost of its mortgage indebtedness, in addition to the operating and related costs of the property. However, if there is sufficient cash flow from the property, the Company may use those funds to make the required debt service payments, which generally would reduce the amount available for distribution to Investor Members. The incurrence of mortgage indebtedness increases the risk of loss from the Company’s investments since one or more defaults on mortgage loans secured by its properties could result in foreclosure of those mortgage loans by the lenders with a resulting loss of the Company’s investment in the properties securing the loans. For tax purposes, a foreclosure of one of the Company’s projects or properties would be treated as a sale of the property for a purchase price equal to the outstanding balance of the indebtedness secured by the mortgage. If that outstanding balance exceeds the Company’s tax basis in the property, the Company would recognize a taxable gain as a result of the foreclosure, but it would not receive any cash proceeds as a result of the transaction.

Mortgage loans or other financing arrangements with balloon payments in which all or a substantial portion of the original principal amount of the loan is due at maturity, may involve greater risk of loss than those financing arrangements in which the principal amount of the loan is amortized over its term. At the time a balloon payment is due, the Company may or may not be able to obtain alternative financing on favorable terms, or at all, to make the balloon payment or to sell the property in order to make the balloon payment out of the sale proceeds. If interest rates are higher when the Company obtains replacement financing for its existing loans, the cash flows from its properties, as well as the amounts the Company may be able to distribute to Investor Members, could be reduced. If interest rates are higher when the Company obtains replacement financing for its existing loans, the cash flows from its properties, as well as the amounts the Company may be able to distribute to Investor Members, could be reduced. In some instances, the Company may only be able to obtain recourse financing, in which case, in addition to the property or other investment securing the loan, the lender may also seek to recover against the Company’s other assets for repayment of the debt. Accordingly, if the Company does not repay a recourse loan from the sale or refinancing of the property or other investment securing the loan, the lender may seek to obtain repayment from one or more of such other assets.

Uninsured losses relating to real property may adversely affect an Investor Member’s return:

The Managing Member will attempt to assure that all of the Company’s properties are comprehensively insured (including liability, fire, and extended coverage) in amounts sufficient to permit replacement in the event of a total loss, subject to applicable deductibles. However, to the extent of any such deductible and/or in the event that any of the Company’s properties incurs a casualty loss which is not fully covered by insurance, the value of the Company’s assets will be reduced by any such loss. Also, certain types of losses, generally of a catastrophic nature, resulting from, among other things, earthquakes, floods, hurricanes or terrorist acts may not be insurable or even if they are, such losses may not be insurable on terms commercially reasonable to the Company. Further, the Company may not have a sufficient external source of funding to repair or reconstruct a damaged property; there can be no assurance that any such source of funding will be available to the Company for such purposes in the future.

Competition for investments may increase costs and reduce returns:

The Company will experience competition for alternative energy projects and real property investments from individuals, corporations and bank and insurance company investment accounts, as well as other real estate limited partnerships, real estate investment funds, commercial developers, pension plans, other institutional and foreign investors and other entities engaged in real estate investment activities and, as a result of the weakened U.S. economy, there is greater competition for the properties of the type in which the Company will invest. Some of these competing entities may have greater financial and other resources allowing them to compete more effectively. This competition may result in the Company paying higher prices to acquire properties than it otherwise would, or the Company may be unable to acquire properties that it believes meet its investment objectives and are otherwise desirable investments. As a result, the Company may suffer reduced cash flow with a decrease in distributions it may be able to make to Investor Members.

Environmental regulation and issues, certain of which the Company may have no control over, may adversely impact the Company’s business:

Federal, state and local laws and regulations impose environmental controls, disclosure rules and zoning restrictions which directly impact the management, development, use, and/or sale of real estate and alternative energy projects. Such laws and regulations tend to discourage sales and leasing activities and mortgage lending with respect to some properties and sale of alternative energy projects, and may therefore adversely affect the Company specifically, and the real estate and alternative energy industries in general. Failure by the Company to uncover and adequately protect against environmental issues in connection with an investment may subject the Company to liability as the buyer of such property or asset. Environmental laws and regulations impose liability on current or previous real property owners or operators for the cost of investigating, cleaning up or removing contamination caused by hazardous or toxic substances at the property. The Company may be held liable for such costs as a subsequent owner and developer of such property. Liability can be imposed even if the original actions were legal and the Company had no knowledge of, or was not responsible for, the presence of the hazardous or toxic substances. The Company may also be held responsible for the entire payment of the liability if the Company is subject to joint and several liability and the other responsible parties are unable to pay. Further, the Company may be liable under common law to third parties for damages and injuries resulting from environmental contamination emanating from the site, including the presence of asbestos containing materials. Insurance for such matters may not be available.

Risks Relating to the Offering and the Structure of the Company:

The offering is not registered with the Securities and Exchange Commission or any state securities regulatory authorities and prospective investors will not have the benefit of review by the Securities and Exchange Commission or any state securities regulatory authority.

The Offering of the Units will not be registered with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended, or the securities commission of any state. The Units are being offered in reliance upon an exemption from the registration provisions of the Securities Act of 1933 and state securities laws applicable only to offers and sales to investors meeting the suitability requirements set forth herein. Since this is a nonpublic blind pool offering and, as such, is not registered under federal or state securities laws, prospective investors will not have the benefit of review by the SEC or any state securities regulatory authority. The terms and conditions of this Offering may not comply with the guidelines and regulations established for programs that are required to be registered and qualified with those agencies, nor will investors be entitled to the various protections mandated by the SEC for investors in blind pool public offerings.

Members could suffer materially adverse effects if the Manager should fail to comply with the requirements for exemption of the securities from registration. Any Units offered to prospective investors and sold to investors shall be in reliance upon a private offering exemption from registration provided in the Securities Act of 1933, as amended. If the Manager should fail to comply with the requirements of such exemption, the investors would have the right to rescind the purchase of Units if they so desired. It is possible that one or more investors seeking rescission would succeed. This might also occur under the applicable state securities (the “Blue Sky”) laws and regulations in states where the securities will be offered without registration or qualification pursuant to a private offering or other exemption. The Company believes it is in full compliance with any and all applicable laws, rules, and regulations. However, if the Manager should fail to comply with one or more federal or state exemption requirements and one or more of the Investors exercises his, her, or its right to rescind the purchase of Units, the Company would face severe financial demands that could have a materially adverse effect on the Company, which in turn would have a materially adverse effect on Investors, including the total loss of the Capital Contributions of Investors.

Changes in federal or state laws and/or regulations could cause the failure of this offering to comply with laws or regulations:

The Company is subject to various federal and state laws, rules, and regulations governing, among other things, the licensing of, and procedures that must be followed by, and disclosures that must be made to investors purchasing securities. These laws are subject to change and do change frequently. Failure to comply with these laws may result in civil and criminal liability and may, in some cases, give investors the right to rescind investment transactions and to demand the return of funds paid to the Company. Because the Company’s business is highly regulated, the laws, rules, and regulations applicable to the Company are subject to subsequent modification and change. The Company believes it is in full compliance with any and all applicable laws, rules, and regulations. However, if a change in federal or state laws and/or regulations should cause the offering to fail to comply with one or more federal or state exemption requirements and one or more of the Investors exercises his, her, or its right to rescind the purchase of the Units, the Company would face severe financial demands that could have a materially adverse effect on the Company, which in turn would have a materially adverse effect on Investors, including the total loss of the Capital Contributions of Investors.

There has been no due diligence investigation of the Company by an independent attorney, independent accountant, or independent broker/dealer and any reviews conducted are not as meaningful as reviews conducted by independent attorneys, accountants, or broker/dealers:

There has been no independent due diligence investigation of the Company. Because the Principals of the Manager are affiliated with the Company and because the attorneys and accountants for the Company may also be the attorneys and accountants of the Manager, prospective investors should not consider the Manager’s due diligence investigation of the Company, the investments, and this Offering to be an independent review. The Manager and their attorneys and accountants may not have uncovered facts that would be important to prospective investors, thus any due diligence reviews performed by affiliates of the Manager or their advisors may not be as meaningful as a review conducted by an unaffiliated and independent attorney, accountant, or broker dealer. Each prospective investor should conduct his, her, or its own independent due diligence investigation in conjunction with his, her, or its attorneys, accountants, and other financial advisors prior to investing in the Units.

The offering price was arbitrarily determined by the Company and has no relationship to any past, present, or current value:

The offering price of the Units was arbitrarily determined by the Company. The Offering price for the Units has been determined solely by the Company. The determination of the Offering price bears no inherent relationship to the Company’s assets, book value, net income, or any other recognized measure of value. The offering price does not necessarily indicate the current value of the Units offered hereby and should not be regarded as an indicator of any future performance thereof.

Legal counsel for the Manager is the same as the Company, thus no independent counsel has been engaged by the Company to represent Members:

Neither the Company nor the Manager have provided for the separate legal representation of Investors. The same legal counsel may in the future represent both the Company and the Manager. In connection with this Offering and subsequent advice to the Company and the Manager, such counsel will not be representing the Investors. No independent counsel has been engaged by the Company to represent the Investors.

The Units are being offered on a best efforts basis and not all available Units may be sold and there may not be enough Units sold for a closing:

The Units in the Company are being offered for sale on a “commercially reasonable best efforts, all-or-none” basis as to the Minimum Offering Amount and a “commercially reasonable best efforts” basis thereafter. If five hundred thousand United States Dollars (US $500,000) is not subscribed for on or before the Closing Date, or any extension thereof, the Manager, or their principals or affiliates, may purchase Units to bring the Offering to a successful conclusion, or cancel the Offering and return Investorsʹ funds without interest. If a substantial number of Units are unsold at the Closing Date, or any extension thereof, the Manager may not have the funds available in cash or credit lines to purchase all such unsold Units. In addition, the Manager may, if the Offering is proceeding slowly, extend the Closing Date of the Offering. The consequences to the Company in the event of a slower than expected Offering are impossible to determine at this time, however, the Company may face severe financial demands that could have a materially adverse effect on the Company, which in turn would have a materially adverse effect on Investors, including the total loss of the Capital Contributions of Investors.

If all available Units are not sold, or if available Units are sold more slowly than expected, insufficient funds may be available to complete development of a site or build a saleable site:

If all available Units in the Offering are not purchased by Investors, or in the event of a slower than expected Offering, the Company may have insufficient funds to complete development of a commercially saleable site or may only have funds to complete a site that is not commercially saleable. In either case, the lack of available funds to complete development of a commercially saleable site caused by the inability of the Company to sell all available Units, or if Units sell more slowly than expected, could have a materially adverse effect on the Company, which in turn would have a materially adverse effect on Investors, including the total loss of the Capital Contributions of Investors.

The Company has no operating history and Investors will have no past performance upon which to evaluate the potential future performance:

The Company is a developmental stage entity with no operating history as of the date of this Offering Circular upon which Investors may base an evaluation of its potential future performance. As a result, there can be no assurance that the Company will be able to acquire real property via option, purchase or lease, develop a photovoltaic (solar) generation and storage site, sell a developed site profitably, or otherwise operate profitably even if all Units available in the Offering are sold in a timely manner and the proceeds of the Company is able to invest the funds raised in this Offering in accordance with the Description of Business and Use of Proceeds. The Company and its prospects must be considered in light of the risks, expenses, and difficulties frequently encountered by entities in an early stage of development. Such risks include, without limitation, an evolving business model, a developing business plan, and the management of growth. The Company must, among other things, rely upon the Manager to locate target real property, overcome environmental constraints, receive government approvals, develop a site, connect the site to the power grid, actually operate the site, and find a purchaser for the site. This also requires the Manager to respond to economic and market variables outside the control of Manager, including without limitation, conducting adequate due diligence on real property, to acquire real property at economically reasonable prices, to properly design and construct a site, to respond to competitive developments, and continue to attract, retain, and motivate qualified employees. The Manager has prepared projections regarding Company’s anticipated financial performance, but with no operating history the Company’s projections are purely hypothetical. There can be no assurance that the Manager will be successful in meeting these challenges and addressing such risks and the failure to do so could have a materially adverse effect on the Company, which in turn would have a materially adverse effect on the Investors, including the complete loss of Capital Contributions made by Investors.

The Company may become subject to litigation:

The Company is not the subject of any litigation as of the date of this Offering Circular. However, the Company may become subject to litigation in the future. Claims may result in significant defense costs and potentially significant judgments against the Company. The Company cannot be certain of the ultimate outcomes of claims arising in the future. Resolution of these types of matters against the Company may result in the Company having to pay significant fines, judgments, or settlements, which, if uninsured, or if the fines, judgments, and settlements exceed insured levels, would adversely impact the financial condition of the Company, thereby impacting its ability to make distributions to Investors or cause a complete loss of Capital Contributions made by Investors. Certain litigation or the resolution of certain litigation may affect the availability or cost of some insurance coverage, exposing the Company to increased risks that would be uninsured and/or adversely impact the Company’s ability to continue operations, which could have a materially adverse effect on the Company, which in turn would have a materially adverse effect on Investors, including the complete loss of Capital Contributions made by Investors.

Expansion of the Company may negatively impact profitability and cause expenditures of capital beyond the resources of the Company and expenditures of time beyond the resources of the Manager:

Any expansion of operations the Company may undertake will entail risks. Such actions may involve specific operational activities which may negatively impact the profitability of the Company. Consequently, Investors must assume the risk that (i) such expansion may ultimately involve expenditures of funds beyond the resources available to the Company at that time, and (ii) management of such expanded operations may divert the Manager’s attention and resources away from its existing operations, either of which may have a materially adverse effect on the Company, which in turn would have a materially adverse effect on Investors, including the complete loss of Capital Contributions made by Investors.

The capital requirements of the Company may require that additional capital be raised, which in turn could dilute the ownership of Investors:

The Company currently anticipates that the net proceeds of the Offering will be sufficient to meet the capital requirements of the Company through acquisition of real property, development of a photovoltaic (solar) generation and storage site, and to commence the operation of the developed site to generate revenue and sell the developed site. Future capital may be required if the costs of real property acquisition, overcoming environmental issues, receiving required governmental approvals, engineering/construction, interconnection, operation, insurance, or labor exceed the budgetary expectations of the Manager. The Company may need to raise additional capital to complete the business plans set forth in the Description of Business, especially if there is a major shift in the marketplace. Adequate funds may not be available on terms favorable to the Company, if at all, to deal with such requirements. For these or other reasons, both foreseen and unforeseen, the Company may find it necessary and/or advisable to raise more capital for the Company by selling additional securities, including additional Units. If the Company decides to sell additional securities, Investors would most likely face an immediate dilution in ownership.

The Company may not be able to raise additional capital:

For reasons, both foreseen and unforeseen, the Company may find it necessary and/or advisable to raise more capital for the Company by selling additional securities, including additional Units. The financial success of the Company may depend on its ability to raise significant additional capital. There can be no assurance that additional financing will be available or, if available, that it would be obtainable on acceptable terms, or if obtained, that such additional financing will not be dilutive to Investors in this Offering. If the Company decides to sell additional securities, current Members would most likely face an immediate dilution in ownership. If the Company is not able to raise additional capital, which may have a materially adverse effect on the Company, which in turn would have a materially adverse effect on Investors, including the complete loss of Capital Contributions made by Investors.

Prospective Members may experience immediate dilution of Unit value upon purchasing Units:

Units in this Offering have been priced arbitrarily. The Unit value may immediately be diluted upon purchase as a result of (i) accumulated depreciation and amortization of acquired properties; (ii) fees paid in connection with this offering; and (iii) the fees and expenses paid to the Manager and its advisors. The Offering Price per Unit does not reflect the estimated value per Unit nor does it necessarily reflect the value of the Company upon an orderly liquidation of the Company.

Investment delays may occur between the time Units are sold and the time prospective Members are admitted to the Company and Capital Contributions are invested:

There may be a delay between the time Units are sold and the time Investors are admitted to the Company as Members and begin to participate in the investment yield being realized by the Company. The Manager anticipates that after a Capital Contribution is accepted, the delay between the time when a Unit is sold and the time which the Capital Contribution is used will be several months, or even years. There can be no assurance that the delay will not be longer in any particular instance.

An investment in the Company is long term and illiquid in nature and Investors will be required to bear the economic risk of investment for an indefinite period of time:

An investment in the Units is long term and illiquid. The Units are subject to significant restrictions on transferability and resale and may not be transferred or resold except as permitted under the Operating Agreement and the Securities Act of 1933, as amended, and the applicable state securities laws, pursuant to registration or exemption therefrom. Additionally, the Units are not registered under the Securities Act of 1933, as amended, or qualified under the blue sky laws of any state or jurisdiction, nor does the Company have any current intention to seek registration. Currently there is no ready market for the Units, and as a result, prospective Investors should assume the Units will be illiquid. Each investor will be required to represent that he, she, or it is acquiring the Units for investment purposes only and not with a view to distribution or resale, that such investor understands the Units are not freely transferable and, in any event, that such investor must bear the economic risk of an investment in the Units for an indefinite period of time because: (i) the Units have not been registered under the Securities Act or applicable state “Blue Sky” or securities laws; and (ii) Units cannot be sold unless they are subsequently registered or an exemption from such registration is available; and (iii) such investor complies with the other applicable provisions of the Operating Agreement.

Since there is no current market for the Units, and no market is expected to develop in the future, Investors will be required to bear the economic risk of investment for an indefinite period of time:

There is no current market for the Units in this Offering and no market is expected to develop in the future. As a result, any investor should assume the Units are illiquid. Each investor will be required to represent that he is acquiring the Units for investment purposes only and not with a view to distribution or resale, that such investor understands the Units are not freely transferable and, in any event, that such subscriber must bear the economic risk of investment in the Units for an indefinite period of time because: (i) the Units have not been registered under the Securities Act or applicable state “Blue Sky” or securities laws; and (ii) Units cannot be sold unless they are subsequently registered or an exemption from such registration is available; and (iii) such investor complies with the other applicable provisions of the Operating Agreement.

The Units are not freely transferable and Investors must bear the economic risk of investment in the Units for an indefinite period of time:

Each Member will be required to represent that he, she, or it is acquiring his, her, or its Units for investment and not with a view to distribution or resale, that the Member understands the Units are not freely transferable, that the Member must bear the economic risk of investment in the Units for an indefinite period of time because the Units have not been registered under the Securities Act of 1933 or certain applicable state securities laws (the “Blue Sky Laws”), and that the Units cannot be sold unless they are subsequently registered and/or qualified or exempted from registration and/or qualification. There will be no market for the Units and Investors cannot expect to be able to liquidate their investment in case of an emergency. Further, the sale of the Units may have adverse federal, state, and/or local income tax consequences. Any transfer of Units will require the prior written consent of the Manager.

The illiquid nature of an investment in the Units may prevent Investors from taking advantage of changes in interest rates:

Throughout history, interest rates have consistently shown a tendency for abrupt and substantial fluctuations. The purchase of Units is an illiquid investment, thus if prevailing interest rates rise above the rate of return of an investment in the Units of the Company, Investors may be unable to liquidate their investment in order to take advantage of higher returns available from other investments.

The Manager does not need to seek the consent of the Investors for most amendments to the Operating Agreement the Manager deem to be in the best interests of the Company:

The Manager has broad power to manage the Company, including the ability to make several types of amendments to the Operating Agreement. Thus, if consent to any such amendment is not obtained, an investor could have his, her, or its economic interests, including his, her, or its interest in cash distributions and allocations of profit and loss, adversely affected without his, her, or its consent.

The proceeds of this Offering are being invested in a blind pool and Investors will have no discretion in how the proceeds are used and must rely upon the Managers discretion:

Capital Contributions are being invested in a blind pool and therefore Investors will have no discretion in how the proceeds will be used. The Manager has not yet identified the real property the Company will acquire with the proceeds of this Offering, whether the means of acquisition will be option, purchase or lease, overcome the environmental issues for the property to be acquired, received the governmental approvals for the real property to be acquired, devised the engineering and construction plans for the property to be acquired, determined or secured the method of interconnection to the power grid, or identified a purchaser for the site once developed.

The Manager has sole discretion to use Capital Contributions as they determine and as such, the Investors will have no discretion in how the proceeds are used. Accordingly, Investors must rely upon the ability of the Manager to carry out the business plans set forth in the Description of Business on behalf of the Company. Investors will not have an opportunity to review and evaluate real properties prior to acquisition and may not agree with how the Manager uses the Capital Contributions of this Offering to develop and sell the developed site once completed. There can be no assurance that the Capital Contributions derived from this Offering will be used in the manner described, as the Manager has complete discretion over the use of the funds. The business decisions of the Manager could have a materially adverse effect on the Company, which in turn would have a materially adverse effect on Investors, including the complete loss of Capital Contributions made by Investors.

The liability of each investor is expected to be limited to that investor’s Capital Contribution, however, since certain voting rights have been reserved to the Members, those voting rights could be construed as participation and control of the Company and subject Investors to general liability:

Upon the acceptance of a subscription package by the Company, the investor will become a Member of the Company. As a Member, his, her, or its personal liability for the obligations of the Company will generally be limited to the amount of his, her, or its capital contributions and rights to the Company’s undistributed income, but no guarantee has been made that liability will actually be limited. As provided in the Operating Agreement, the Members may, under certain circumstances and with certain voting requirements, amend the Operating Agreement, admit, remove, or replace the Manager, dissolve the Company, and take certain other actions with respect to the Company. The principles of law governing a limitation on the members in a limited liability company have not been authoritatively established as to limited liability companies organized under the laws of one state, but operating, incurring obligations, or having members residing in other states. Therefore, an argument can be made that the voting rights afforded the Members may be construed as participation in the control of the business of the limited liability company, thereby subjecting the Members to the risk of being generally liable for the debts and obligations of the limited liability company.

The Company will not likely make a Section 754 election and the ability of an investor to transfer his, her, or its Units may be impaired:

The Units have limited marketability. There is no public trading market for them and none is anticipated to develop. They may not be readily accepted as collateral for a loan. Consequently, holders of Units may not be able to liquidate them in the event of financial emergency. The purchase of Units may result in adverse tax consequences. The Company will not likely make a Section 754 election, permitting an adjustment in the basis of the assets for a transferee Member for the purpose of computing his, her, or its share of the depreciation and gain or loss on a sale. As a result, an Investor’s ability to transfer its Units may be impaired.

The Company, the Manager, and their advisors will not seek any rulings from the Internal Revenue Service and there is no assurance of favorable tax treatment or that favorable tax treatments will not be modified or eliminated by governmental action.

There are risks associated with the federal income tax consequences currently anticipated to be available to the Members of the Company. The Company will not seek any rulings from the Internal Revenue Service regarding any tax issues. There can be no assurance that any favorable tax treatment will not be modified or eliminated by legislative, judicial, or administrative action at any time during the term of the Company. Such consequences are complex and involve risks. Prospective investors are strongly urged to consult with their own tax advisors with specific reference to their own tax positions before investing in the Units. Changes in federal, state, or local income tax consequences could have a materially adverse effect on the Company and/or Investors, including the complete loss of Capital Contributions made by Investors.

The Internal Revenue Code and its interpretations could change, possibly retroactively, causing federal income tax consequences of an investment in the Units to change:

Congress may amend the Internal Revenue Code and court decisions could change the interpretation and application of the Internal Revenue Code, possibly with retroactive effect. There can be no assurance that there will not be changes in the Internal Revenue Code during the period of any investor’s investment. Any such change might have a materially adverse effect on the analysis of the federal income tax consequences presented in this Offering Circular and the income tax consequences of an investment in the Units. The income tax benefits of an investment in the Units could be lost, or substantial income tax liabilities incurred, by reason of such changes.

Deductions claimed by the Company may not be allowed and there is no assurance that the deductions planned for by the Company will not be contested or disallowed:

All of the deductions claimed by the Company for federal income tax purposes may not be allowed. The availability and amount of various deductions taken by the Company will depend not only upon general legal principles, but also upon various factual determinations relating to the nature of the Company’s operations, as to which no legal opinions are expressed. There can be no assurance that these deductions will not be contested or disallowed by the IRS, or that the IRS will not challenge the amount of any deductions for the period of years in which they were claimed. The income tax benefits of an investment in the Units could be lost, or substantial income tax liabilities incurred, by reason of contested or disallowed deductions.

Credits claimed by the Company may not be allowed and there is no assurance that the credits planned for by the Company will not be contested, disallowed, or canceled:

The Company plans to take advantage of income tax credits for the installation of photovoltaic (solar) equipment. The availability and amount of various credits for the Company will depend not only upon general legal principles of such tax credit programs, but also upon various factual determinations relating to the nature of the Company’s qualifications for such credits, as to which no legal opinions are expressed. There can be no assurance that these tax credits will not be contested or disallowed, or that the credits will exist, and if they exist the amounts of the credits available, based upon when such credits may be claimed by the Company based upon its development schedule. The income tax benefits of an investment in the Units could be lost, or substantial income tax liabilities incurred, by reason of changes in the availability or amount of income tax credits for which the Company may qualify.

There is no assurance as to when distributions to Investors will occur and prospective investors should not invest in the Units in reliance upon distributions:

There is no assurance as to when or whether there will be distributions to the Members of Distributable Cash. The business plans set forth in the Description of Business, and the terms of the Operating Agreement, require the retention of earnings by the Company until the sale of a developed site or other dissolution and winding up of the Company, thus there are no plans to distribute cash, even if there is Distributable Cash available, until the conclusion of the investment. Further, even when a distribution is made by the Company, the Company will also be required to make payments to the Manager, which will reduce the amount of Distributable Cash available to Members.

The Company could become subject to restrictions on the ability to operate based upon ERISA and the Internal Revenue Code and prospective investors are urged to consult their own tax advisors with respect to their own tax situation and the effects of an investment in the Company before investing:

Company assets may be considered plan assets for ERISA purposes, which could subject the Company to additional restrictions on the ability to operate. ERISA and the Internal Revenue Code may apply what is known as the look-through rule to this investment. Under the look-through rule, the assets of an entity in which qualified plans or IRAs have made equity investments may constitute assets of the qualified plan or IRA. A fiduciary of a qualified plan or IRA should consult with its advisors and carefully consider the effect of that treatment if that were to occur. The Company may only accept less than twenty-five percent (25%) of the gross proceeds of the Offering or total amount investments of the Company from qualified plans and IRAs. Prospective investors are urged to consult their own tax advisors with respect to their own tax situation and the effects of an investment in the Company prior to investing in the Units. In general, tax laws, rules, and procedures are extremely complex and subject to change, which, in some cases, may have retroactive effect. The Manager will attempt to structure investments in a manner that is generally tax efficient for a majority of investors. However, there can be no assurance that the structure of any investment will be tax efficient for any particular investor or any particular tax result will be achieved.

The Company’s success is dependent exclusively upon the limited experience and industry knowledge of the Manager, and the Manager may not be able to replace key personnel with individuals having similar knowledge, relationships, and expertise should personnel changes occur:

The Company’s success is dependent upon the experience and industry knowledge of the Management Team of the Manager, which Management Team have limited experience in the operation of a pooled investment vehicle, as a result, their ability to effectively manage or otherwise operate the Company in a manner that maximizes profitability for the Company is yet to be determined. The Manager will have sole discretion to approve opportunities for the Company. The Manager was only recently formed and has limited operational history to date. The Company is dependent entirely on the efforts of the Management Team of the Manager for strategic business direction, real estate experience and for approving suitable real properties for acquisition, acquiring said real property via option, purchase or lease, overcoming environmental issues, applying for and receiving required governmental approvals, and engineering. In addition, based on the size and nature of those solar energy project sites planned, the Company is dependent entirely on the efforts of the Management Team of the Manager for interconnecting photovoltaic (solar) energy generation and energy storage sites to power grids, obtaining insurance for photovoltaic (solar) energy generation and storage sites, contracting for the labor required at all the various stages of acquisition, development, and sale of photovoltaic (solar) energy generation and storage sites, and selling photovoltaic (solar) energy generation and storage sites, and the Manager and their Management Team have limited experience in each of stage of the business plans set forth in the Description of Business. No investor will have the right to vote on or approve any of the investments to be made by the Company. The Manager may not be able to replace key principals of the Manager with individuals having similar knowledge, relationships, and expertise should personnel changes occur. The limited experience of the Manager could have a materially adverse effect on the Company, which in turn would have a materially adverse effect on Investors, including the complete loss of Capital Contributions made by Investors.

The Company’s success is dependent upon the ability of the Manager, and the key personnel of the Manager, to work cohesively together:

The Company’s success is dependent upon the experience and industry knowledge of the Management Team of the Manager, and the key personnel of the Manager, to work cohesively toward the common goal of achieving the business plans set forth in the Operations section of this Offering Circular. The Management Team and their key personnel have unique skills sets, experience, and abilities, all of which will be required for the Company to succeed. Should the Management Team and/or their key personnel not work together cohesively, whether because of interpersonal issues, diverging visions of the business plans set forth in the Operations section of this Offering Circular, or otherwise fail to work as one team with one common goal, it is unlikely that one member of the Management Team would be able to acquire the skills, experience, and abilities required by the business plans without the management team of the other. The failure of the Management Team to work cohesively toward a common goal would have a materially adverse effect on Investors, including the complete loss of Capital Contributions made by Investors.

The assumptions of the Manager in establishing the Operations of the Company may not prove to be correct:

There are risks regarding the assumptions made by the Manager in establishing the Operations of the Company. The assumptions of the Manager in establishing the Operations of the Company may not prove to be correct. The operational plan of the Company has been established by the Manager based upon certain assumptions and projections of certain future events. Any and all of these assumptions may not materialize, in which case the performance of the Company could be seriously impacted and/or not be realized. Any assumptions made by the Manager that do not prove correct could have a materially adverse effect on the Company, which in turn would have a materially adverse effect on Investors, including the total loss of the Capital Contributions of Investors.

The Manager has a limited operating history and limited financial resources:

The Manager has a limited operating history and limited financial resources. A significant financial decline for the Manager or affiliate could adversely affect the ability of a Manager to satisfy its obligation to the Company and to the management of the Company, and consequently, the performance of the Company. In addition, the Company will rely completely on the Manager, but the Manager has a limited operating history and, in conjunction with their principals, may not have the requisite experience necessary to carry out the business plans set forth in the Operations section of this Offering Circular or to successfully manage the Company. The limited operating history and limited financial resources of the Manager could have a materially adverse effect on the Company, which in turn would have a materially adverse effect on Investors, including the total loss of the Capital Contributions of Investors.

The Manager is currently dependent upon the continued service of the principals of the Manager and a prospective investor should not invest in the Units unless he, she, or it is willing to accept the materially adverse effects which could be caused by changes in the principals of the Manager:

The Manager, and consequently the Company, are currently dependent on the continued service and active advisory efforts of the principals of the Manager. A prospective subscriber should not subscribe for the Units unless he, she, or it is willing to accept the materially adverse effects which could be caused by changes in the principals of the Manager. If the service of any of the principals of the Manager were to cease or lapse for any reason, such change or lapse could have a materially adverse effect on the Company, which in turn would have a materially adverse effect on Investors, including the complete loss of Capital Contributions made by Investors.

The Manager and their principals will devote only such time and effort to the business of the Company they determine to be necessary and the Manager and their principals may spend significant amounts of time on business other than the business of the Company:

The Manager and their principals will devote only such time and effort to the business of the Company as they determine to be necessary. The Manager may engage in a wide variety of activities, some of which may be carried out on behalf of companies which may be competitors of the Company. It is expected that the Manager and their principals will spend significant amounts of time on business other than the business of the Company.

The principals and affiliates of the Manager and/or their advisors may manage competitors to the Company and other present or future companies and actual or potential conflicts of interest may arise in the Managers’ management of the Company:

The principals and affiliates of the Managers and/or their advisors may serve as officers, directors, advisors, or agents of competitors to the Company and may act as partners, managers, or advisors to other present or future companies. These principals and affiliates may make investments for their own accounts, in each case without any obligation to offer investment opportunities to, or share income derived from these investments with, the Company. The Operating Agreement provides that the Managers and their principals and affiliates may organize one or more parallel company or other competing ventures with similar descriptions of business and objectives and policies as the Company or enter into co-investment or joint venture arrangements with the Company, receive compensation and fees from investment entities with which the Company does business, and receive distributions, compensation, and fees from entities in which the Company invests, including through a co-investment or joint venture arrangement with one or more of the Managers or their principals or affiliates. Such activities may result in actual or potential conflicts of interest in the Managers’ management of the Company.

The Manager, their principals, or any of their affiliates may enter into transactions with the Company or its affiliates without requiring the consent of the Members and such transactions will result in actual or potential conflicts of interest without the consent of the Members:

To the extent that the Manager, their principals, or any of their affiliates enter into co-investment, joint venture, or similar arrangements with the Company or its affiliates, which transactions do not require the consent of Investors, those arrangements will be as near as possible on terms and conditions as would be feasible between the Company and unrelated third parties bargaining at arms’ length. Moreover, the Manager will not receive (or cause any of its affiliates to receive) any finder’s fees or similar compensation from third-parties in connection with investments made on behalf of the Company. Notwithstanding these compensation restrictions, such transactions will result in actual or potential conflicts of interest without the consent of Investors.

Due to the nature of the business plans set forth in this Offering Circular, Units of the Company are not liquid and there may be no distributions or redemptions prior to a capital event or dissolution because the Company may not generate Distributable Cash and Investors must be prepared to hold their Units for an indefinite and extended period of time without any guaranteed rate of return:

Due to the nature of the business plans set forth in the Description of Business and Objective and Policies, Units of the Company are not liquid and there will be no distributions or redemptions prior to a capital event or dissolution because the Company is not expected to generate Distributable Cash. An investment in the Company should be considered a long-term investment because its business plan is to acquire real property via option, purchase or lease, develop photovoltaic (solar) power or other renewable energy generation and storage sites on the acquired real property, and sell the sites at the completion of development. These business plans require significant capital investment and are not expected to provide any return until the sale of the sites at the completion of development. The Manager expects an investment in the Company will take several years to mature, and thus it may take several years to sell a developed site at a profit to the Company. Accordingly, there can be no assurance as to when or if distributions of the proceeds from liquidation of the Company with respect to a liquidation will be made. Investors will not be able to withdraw from the Company because the Company is not expected to have Distributable Cash on hand to redeem the Units of any investor. Due to the inability of the Company to generate any income until site development is completed and may be sold, the Company will have limited cash flow and working capital. All proceeds to repay the Capital Contributions of Investors and any rate of return thereon are subject to the ability of the Manager to sell the developed sites at a profit. There can be no assurance that the Company will be able to sell the developed sites, or that if it does sell a developed site, that it will be able to do so at a profit. Therefore, Investors must be prepared to hold their Units for an indefinite and extended period of time without any guaranteed rate of return.

The Company will pay all expenses incurred in its management and operation, and payments may be made to the Manager before distributions are made to Investors:

Subject to very limited exceptions set forth in the Operating Agreement, the Company will pay all expenses directly incurred in the management and operation and the Company. Payment of these expenses is deducted from the assets of the Company prior to determining the amount of Distributable Cash which may be distributed to Investors at the conclusion of the investment, thus payments may be made to the Manager before distributions are made to Investors.

The investment strategy of the Company is speculative and profitability is uncertain:

The investment strategy of the Company is speculative. The goals of the Company are highly speculative, and there is no assurance that the Company will be able to meet any of its goals. Investors should be aware that they may not earn a substantial return on their Capital Contribution and may, in fact, lose their entire Capital Contribution. The Company can provide no assurances or certainty as to an investment in the Company being profitable. There is no assurance that Distributable Cash or profits will ever be generated by the Company. The lack of cash flow or profits will negatively affect the Company’s ability to meet its stated plan of operations. Neither the Manager nor any of their principals or affiliates have provided prospective investors or Investors with a guarantee against a loss on their investment or negative cash flows and neither the Manager nor their affiliates have or intend to provide such a guarantee.

The Manager is completely reliant upon a few key personnel with real estate investment and alternative energy development experience:

The Manager is a business entity which consists of a few key personnel with real estate investment and alternative energy development experience whose inability to manage the Manager entity, whether because of death, illness, incapacity, or otherwise, could adversely affect the management of the Company, and consequently, the performance of the Company. The Managers' loss of key personnel with real estate investment and alternative energy development could have a materially adverse effect on the Company, which in turn would have a materially adverse effect on Investors, including the total loss of the Capital Contributions of Investors.

Risks Related to Investments in Real Estate

Real estate transactions are inherently risky:

Real estate transactions are inherently risky, and market conditions may be affected by factors beyond the control of the Company and/or the Manager and principals. These factors include, without limitation, general economic conditions, interest rates, the availability of suitable target real property, the availability of suitable target real property at commercially reasonable prices, the possible deterioration of the geographic area where suitable acquired properties are situated, real estate tax rates, competition from competitors of the Company, other forms of real estate investment, and acts outside the control of the Company, including terrorism, acts of God, natural disasters, and environmental issues related to acquired properties. Each of these risks increases the chance of a materially adverse effect on the Company, which in turn would have a materially adverse effect on Investors, including the total loss of the Capital Contributions of Investors.

The Company will rely completely on the Manager’s real estate experience:

The Company will rely completely on the Manager, but the Manager may not have sufficient experience in real estate deals of the kind and nature contemplated by the business plan. The Manager will make virtually all decisions with respect to the management of the Company, including the determination as to what real property to acquire and whether to acquire via option, purchase or lease, and Investors will not have a voice in the management decisions of the Company and can exercise only a limited amount of control over the Manager. The Companyʹs complete reliance upon the Manager with respect to the management of the Company and the determination as to what real property to acquire and whether to make acquisitions via option, purchase or lease could have a materially adverse effect on the Company, which in turn would have a materially adverse effect on Investors, including the total loss of the Capital Contributions of Investors.

The decline of property values generally, or the loss of the ability of acquired properties to be utilized for energy production, may decrease property values:

A general decline in the value of real property in the geographic area surrounding acquired properties, for whatever reason, could result in an increase in losses which could adversely affect the Company’s financial condition. Generally decreasing real estate values increase the probability that increases in property value due to development of photovoltaic (solar) power or other renewable energy generation and storage sites will be offset by the overall decreasing property values. This may cause the Company to sell the acquired property at a price below the original purchase price despite development or operation of a photovoltaic (solar) power (or other renewable energy) generation and storage sites on the acquired property. For leased acquisitions, decreased property values may make leases of surrounding properties significantly lower than the leases signed by the Company when property values were higher, making the sale of a developed site less attractive to prospective purchasers based upon the rents due under the leases. In addition, general conditions in the real estate market in the geographic area surrounding acquired properties may make the acquired land virtually or actually unsalable, especially if conditions change in the alternative energy industry or the Company loses its ability to utilize acquired properties for development or operation of photovoltaic (solar) power (or other renewable energy) generation and storage sites. Despite leasing operations, a general decline in property values in the real estate market surrounding the geographic area of acquired properties or the loss of the ability to utilize acquired properties for energy production could have a materially adverse effect on the Company, which in turn would have a materially adverse effect on Investors, including the total loss of the Capital Contributions of Investors.

Acquired property valuations may change suddenly, which may in turn lead to rapid changes in property taxes assessed on acquired property:

Acquired property will be appraised by local taxing authorities for purposes of assessing real estate taxes. While the Company will be cautious to not trigger assessments, as photovoltaic (solar) power (or other renewable energy) generation and energy storage site are developed on acquired land, the value of that acquired land is expected to increase, and the improvements portion of the tax assessment is expected to increase significantly. When this increased value is reflected in the assessment of real property taxes, the real property taxes owed on acquired property may increase rapidly, which could have a materially adverse effect on the Company, which in turn would have a materially adverse effect on Investors, including the total loss of the Capital Contributions of Investors.

There are risks associated with securing title to acquired properties, as well as delays and costs caused by the price of title insurance and the time it may take to receive title reports and title insurance for acquired properties:

In acquiring real property, whether via option, purchase or lease, there is a risk of title issues delaying the availability of acquired real property or preventing the acquisition of real property. Issues with the title to ensure that the owner of real property from which the Company will acquire real property, either via option, purchase or lease, could cause significant delays in carrying out the business plans set forth in the Description of Business. Even if clear title is eventually obtained, delays in acquiring clear title or costs associated with obtaining clear title, including without limitation, title insurance costs, the cost of bonds necessary or advisable when acquiring real property with one or more clouds on title, could have a materially adverse effect on Investors, including the total loss of the Capital Contributions of Investors.

The discovery of oil, gas, or minerals on acquired property could delay or prevent the development of a photovoltaic (solar) power (or other renewable energy) generation and energy storage site:

Should oil, gas, or minerals be discovered on acquired property, the Company could be indefinitely delayed or prevented from moving forward with the business plans set forth in the plan of operations. Not all acquisitions of real property, whether by option, purchase or lease, include oil, gas, and mineral rights. If, during geological or other surveys of acquired property, oil, gas, or minerals are discovered on acquired property, the terms of such option, purchase or lease could require notification of the discovery to a third party, provide a third party rights to retrieve the discovered oil, gas, or minerals from the acquired property with priority over the rights of the Company to develop a photovoltaic (solar) power generation and energy storage site on the acquired real property, or otherwise delay or prevent the development of such site. The delay or prevention of the Company to carry out the business plans would have a materially adverse effect on Investors, including the total loss of the Capital Contributions of Investors.

There is no assurance that an acquired real property will actually be subsequently developed:

There can be no assurance that any acquired property may be subsequently developed for a myriad of reasons, including without limitation, insurmountable environmental reasons, the lack of any government agency to provide an approval for development for any reason, a lack of suitability from an engineering, construction, interconnection, or operational reason. In addition, it may be difficult, if not impossible, to resell, sublease, or terminate a lease on a property that cannot be developed. The Company typically options property to avoid acquisition and development difficulties and risks. The inability to develop an acquired property coupled with the inability to resell, sublease, or terminate a lease on an acquired property could have a materially adverse effect on the Company, which in turn would have a materially adverse effect on Investors, including the total loss of the Capital Contributions of Investors.

The Company will compete with other companies sponsored by the Manager and their affiliates:

The Manager and/or affiliates are engaged in the businesses of real estate investment and alternative energy development, and may serve a substantial number of investors other than the Investors in the Company. The Manager may also sponsor parallel companies with similar descriptions of business and objectives and policies as the Company. The Managers may in the future sponsor the formation of other parallel companies with similar descriptions of business and objectives and policies as the Company. When considering a parcel of real property, therefore, the Managers will have to decide which company it will choose to acquire the property, which may be the Company, a parallel company, an affiliate of one or more of the Managers, or a principal of one or more of the Manager for his, her, or its own account. This will compel the Managers to make decisions that may at times favor persons other than the Investors in the Company. The Operating Agreement exonerates the Managers from liability for investment opportunities given to other persons. The Companyʹs competition with parallel companies and affiliates of the Managers and principals of the Managers could have a materially adverse effect on the Company, which in turn would have a materially adverse effect on Investors, including the total loss of the Capital Contributions of Investors.

Acquired properties will be subject to easements:

Acquired target real properties may be subject to several easements prior to acquisition, including several utility easements. Under the terms of such easements, the Company may not be able to erect or place any structure on the easements without the approval of the grantee under the easement. Under the terms of any such easements, the Company may be required to remove the offending improvements or otherwise incur expenses resolving the conflict which may exceed the coverage afforded by the title insurance for encroachments upon easements. The identification of pre-existing easements could have a materially adverse effect on the Company, which in turn would have a materially adverse effect on Investors, including the total loss of the Capital Contributions of Investors.

Risks Related to Environmental Regulations

The Company will be required to obtain several permits and approvals to comply with all applicable laws and regulations for developing and operating a site:

In carrying out the business plans set forth in this Offering Circular, the Company will be subject to various safety, environmental, and natural resource protection laws and regulations for each photovoltaic (solar) power (or other renewable energy) generation and storage site it develops and operates. These laws and regulations will require the Company to obtain and maintain permits and approvals, undergo environmental review processes, and implement required environmental, health, and safety programs and procedures to control risks associated with the construction, operation, and decommissioning of sites on acquired land. The Company cannot predict whether all permits and approvals required for a given site will be granted, whether the conditions associated with such permits and approvals will be achievable or whether such permits and approvals will be the subject of significant opposition. The denial of a permit or approval essential to a site, or the imposition of conditions with which it is not practicable or feasible to comply, could impair or prevent the Company from developing or operating a site. Significant opposition and delay in the environmental review and permitting approval process also could impair or delay the Companyʹs ability to develop a project. Permits and approvals required by various safety, environmental, and natural resource protection laws and regulations could have a materially adverse effect on the Company, which in turn would have a materially adverse effect on Investors, including the total loss of the Capital Contributions of Investors.

The Company must comply with the terms of granted permits and approvals or pay fines, curtail development or operations, or face criminal penalties:

If the Company fails to comply with the terms of granted permits and approvals, it may be required to pay fines or curtail development or operations. Violations of environmental laws in certain jurisdictions, including certain violations of laws protecting migratory birds and endangered species, may also result in criminal penalties. The Company may incur costs outside of the ordinary course of business to compensate for any environmental or other harm caused. Failure to comply with the terms of granted permits and approvals could have a materially adverse effect on the Company, which in turn would have a materially adverse effect on Investors, including the total loss of the Capital Contributions of Investors.

Environmental issues may arise after the acquisition of real property, during the development or operation of a photovoltaic (solar) power (or other renewable energy) generation and energy storage site:

In the event the Company acquires real property via option, purchase or lease for the development of a photovoltaic (solar) power (or other renewable energy) generation and energy storage site, there are many types of environmental issues which might arise after acquisition even if environmental studies were conducted prior to acquisition, which may or may not be ordered by the Managers prior to acquisition. For example, much of the suitable real estate is expected to be located in plains, ranch, and farmland areas having flora and fauna that are deemed at-risk or endangered by environmental experts. The inability to develop acquired real property for photovoltaic (solar) power (or other renewable energy) generation and energy storage may adversely affect the value of the acquired property and make the acquired property not salable. The Manager will be limited in their ability to control environmental approvals because the Company will not control the governmental agencies, enforcement of environmental laws, or private environmental groups that may make or influence land use decisions based upon environmental factors. Environmental issues could have a materially adverse effect on the Company, which in turn would have a materially adverse effect on Investors, including the total loss of the Capital Contributions of Investors.

Environmental damage on acquired properties may cause the Company to incur significant financial losses:

Environmental damage may result from the development and operation of a photovoltaic (solar) power (or other renewable energy) generation and energy storage sites on acquired real property. The construction of projects involves, among other things, land excavation and the installation of concrete foundations. Equipment may present environmental concerns, including noise, soil disturbance, or risks to some migratory birds and wildlife, however research on these impacts remains inconclusive and outcomes can vary depending on project design, location, and mitigation measures. In addition, environmental regulators may impose restrictions on operations which would limit the ability to obtain the appropriate zoning or conditional use permits for a project on acquired properties. The Company may also be assessed significant financial penalties for any environmental damage caused on an acquired property, and the Company may be unable to resell, sublease, or terminate a lease for acquired real property. Financial losses and liabilities that may result from environmental damage could have a materially adverse effect on the Company, which in turn would have a materially adverse effect on Investors, including the total loss of the Capital Contributions of Investors.

Control of acquired real property and/or the operation of a developed site and the disposal of hazardous waste could result in the Company being liable for environmental issues, even if the Company does not know the hazardous waste existed:

Certain environmental laws impose liability on current and previous owners and operators of real property for the cost of removal or remediation of hazardous substances. These laws often impose liability even if the owner or operator did not know of, or was not responsible for, the release of such hazardous substances. These laws may also assess liability on persons who arrange for hazardous substances to be sent to disposal or treatment facilities when such facilities are found to be contaminated. Such persons can be responsible for cleanup costs even if they never owned or operated the contaminated facility. In addition to actions brought by governmental agencies, private plaintiffs may also bring claims arising from the presence of hazardous substances on a property or exposure to such substances. Liabilities of the Company arising from past or future releases of, or exposure to, hazardous substances could have a materially adverse effect on the Company, which in turn would have a materially adverse effect on Investors, including the total loss of the Capital Contributions of Investors.

The Company may be fully liable for costs involved in cleaning up any contamination of hazardous materials located on or underneath acquired properties:

Under currently applicable environmental laws, the Company may be fully liable for costs involved in cleaning up any contamination of hazardous materials located on or underneath acquired properties. Federal, state, and local laws impose liability on a landowner for releases or otherwise improper presence on the premises of hazardous substances. This liability is without regard to fault for, or knowledge of, the presence of such substances. Although the Company may be entitled to indemnification from the person or entity that caused the contamination, there is no assurance that the responsible person or entity would be able to indemnify the Company to the full extent of its liability. Furthermore, the Company would still have operating, administrative, and court expenses associated with this process for which it may not be entitled to indemnification. The Company may be held liable for hazardous materials present before it acquired title to an acquired property, and for hazardous materials that are not discovered until after it resells that acquired property. Similar liability may occur under applicable state law. Based upon the vast size of suitable real properties, a full investigation for hazardous substances will not be commercially reasonable prior to acquisition. The Manager has not agreed to indemnify Investors for any hazardous substances. If any hazardous materials are found within an acquired property in violation of law at any time, the Company may be held liable for cleanup costs, fines, penalties, and other costs and may have no recourse against the Manager. This potential liability will continue after a property is sold and may apply to hazardous materials present within an acquired property before the property was acquired. Environmental laws could have a materially adverse effect on the Company, which in turn would have a materially adverse effect on Investors, including the total loss of the Capital Contributions of Investors.

Risks Related to Required Government Approvals

Development of acquired property will be subject to governmental permits and approvals:

Subsequent to the Company acquiring real property, permits and approvals will be required at the federal, state, and municipal levels prior to moving forward with development activities on the properties. Such governmental permits and approvals required to carry out the business plans set forth in the Description of Business include, without limitation, rezoning of property for the business plans, obtaining open space and manufacturing/industrial conditional use permits, building permits, and other permits, licenses, and approvals from local zoning boards, local planning boards, and county, regional/state, and/or federal governmental authorities prior to the commencement of development, during the development, and at all times during the operation of the developed site on the acquired property. If such permits and approvals cannot be obtained or maintained in a commercially reasonable way that the Company may afford, development on acquired real property may never commence, may be delayed, become impossible, or become not commercially reasonable. Modifications to the business plan required by one or more governmental agencies in order to grant a permit or approval, whether before, during, or after development of the site may be costly and may involve significant time delays and/or may not be commercially reasonable for the Company such that, even if permitted under those conditions, the Company will not make such modifications in order to receive the government permit or approval. A denial by one or more governmental agencies to grant one or more governmental permits or approvals required to carry out the business plans set forth in the Description of Business would have a materially adverse effect on the Company, which in turn would have a materially adverse effect on Investors, including the total loss of the Capital Contributions of Investors.

Commencing development before all necessary approvals and permits may be necessary, but if the Company were to be denied an approval or permit after commencing development, the Company could suffer severe financial losses:

The design, construction, and operation of photovoltaic (solar) power (or other renewable energy) generation and energy storage sites are highly regulated activities requiring various governmental and regulatory approvals and permits. Procedures for the granting of construction and operating permits vary by jurisdiction and certain jurisdictions may deny requests for permits for a variety of reasons and the Company may not be able to renew construction and operating permits when required. Failure to procure and maintain the necessary permits may prevent ongoing development, construction, and continuing operation of photovoltaic (solar) power (or other renewable energy) generation and energy storage on acquired real property. In some circumstances, the Company may have to commence construction prior to obtaining all required permits and approvals, which exposes the Company to the risk that it may subsequently be unable to secure all of the permits and approvals required to complete development. If this were to occur, the Company could experience considerable losses as a result of its prior investment. Failure to procure and maintain required construction or operating permits and approvals needed to complete development prior to commencing development could have a materially adverse effect on the Company, which in turn would have a materially adverse effect on Investors, including the total loss of the Capital Contributions of Investors.

Local citizens, environmental agencies, and other unforeseen factors may influence the grant or denial of required governmental approvals:

No amount of due diligence by the Company, the Manager, or the affiliates or advisors of the Manager can predict all factors that may influence the grant or denial of required governmental permits and approvals. Recently in California, a California county that has been the home to a significant number of alternative energy projects banned the construction of solar and wind farms on private land in Rural Living zoning based upon the whim of residents who opposed what they considered to be the industrialization of their community. This ban was granted over the objections of many skilled workers who live in the same community and pointed out that their livelihoods were dependent upon the continued influx of alternative energy projects into the county. The decision by this county is also at odds with the mandate set forth by the State of California in late 2008 that certain percentages of electricity be generated by zero emission sources by certain milestone dates. Like the group of citizens who managed to influence a county’s decision to deny alternative energy projects on private land, environmental groups may also seek to influence government agencies regarding the issuance of governmental approvals, which denials would also be at odds with the mandate for zero emission electricity set forth by the State of California. Whether influenced by citizen groups, environmental groups, or other, unforeseen factors, governmental approvals required to carry out the business plans set forth in this Offering Circular may be successfully be opposed or influenced, and such a would have a materially adverse effect on the Company, which in turn would have a materially adverse effect on Investors, including the total loss of the Capital Contributions of Investors.

Significant capital expenditures will be made on concurrent applications for governmental approvals, and if any one of the governmental approvals are denied or has commercially unreasonable conditions, the capital expenditures on the other governmental approvals will be lost with respect to the acquired property:

To the extent possible, the Manager will cause the Company to apply for governmental permits and approvals required to carry out the business plans set forth in this Offering Circular concurrently and not sequentially in an effort to commence and complete development in the shortest amount of time possible. However, in making applications for governmental permits and approvals as concurrently as possible, if one permit or approval is denied or the terms of such permit or approval are not commercially reasonable for the Company, the significant capital expenditures made by the Company on the other governmental permits and approvals would be lost by not moving forward with development. Because of the concurrent application strategy to be adopted by the Company for required governmental permits and approvals, a single denial or commercially unreasonable condition for a permit or approval could have a materially adverse effect on the Company, which in turn would have a materially adverse effect on Investors, including the total loss of the Capital Contributions of Investors.

Significant capital expenditures will be made concurrent with applications for governmental approvals, and if any one of the governmental approvals are denied, the capital expenditures will be lost with respect to the acquired property:

To the extent possible, the Manager will cause the Company to advance some aspects of development concurrent with applications for, or while waiting for decisions regarding, governmental approvals required to carry out the business plans set forth in this Offering Circular. Moving some aspects forward concurrently and not sequentially with applications for governmental approval is done in an effort to commence and complete development in the shortest amount of time possible, and some aspects of development such as environmental surveys of acquired real property, arranging for interconnection with the grid owned by a third party via easements across land owned by third parties requires significant time to acquire and arrange. However, in making such advancements in development concurrent with government approvals, if one approval is denied or the terms of such approval are not commercially reasonable for the Company, the significant capital expenditures made by the Company to move development tasks forward would be moot. Because of the concurrent development and governmental approval application strategy to be adopted by the Company, a single denial or commercially unreasonable condition for approval could have a materially adverse effect on the Company, which in turn would have a materially adverse effect on Investors, including the total loss of the Capital Contributions of Investors.

Risks Related to Engineering and Construction

The Company will compete for limited resources:

The energy industry is highly competitive. The Company will compete for a limited supply of leased and owned land with favorable characteristics for use by the Company and its competitors, a limited supply of equipment, a limited supply of transmission capacity, and a limited supply of personnel with requisite industry knowledge and experience. The Company will be competing with energy companies having greater resources. Competition for limited resources could have a materially adverse effect on the Company, which in turn would have a materially adverse effect on Investors, including the total loss of the Capital Contributions of Investors.

The Company may be required to spend significant amounts on engineering costs to determine if a project is feasible:

The Company may be required to spend significant sums for preliminary engineering, permitting, legal, and other expenses before it can determine whether a project is feasible, economically attractive, or capable of being built. Success in developing a particular project is contingent upon, without limitation, negotiation of satisfactory engineering, procurement and construction agreements, receipt of required governmental permits and approvals, including the right to interconnect to the electric grid on economically acceptable terms, payment of interconnection and other deposits, some of which may be non-refundable, obtaining construction financing and timely implementation and satisfactory completion of construction. Should a project be deemed not feasible after the significant engineering costs have been spent, it could have a materially adverse effect on the Company, which in turn would have a materially adverse effect on Investors, including the total loss of the Capital Contributions of Investors.

Net capacity factor projections are subject to change, are not intended to predict solar radiation at any specific time, and actual solar radiation may be below projections:

The Company will evaluate the quality of the solar radiation resources on acquired real property through a number of means. The solar radiation data gathered on-site and data collected through other sources will be used to develop projections of performance, revenue generation, operating profit, tax equity capacity, and return on investment, which are fundamental elements of engineering and construction planning. The annual net capacity factor for each project is an estimate used in measuring the productivity of a photovoltaic array. Net capacity factor compares photovoltaic array production over a given period of time with the amount of power the photovoltaic array could have produced if it was at full capacity for the same amount of time. Net capacity factor projections are subject to change and are not intended to predict the solar radiation at any specific time over the service life of a photovoltaic array. Even if predictions of net capacity factor become validated over time, the energy projects may experience hours, days, months, and even years that are below projections. Projections of net capacity factor depend on solar radiation resource projections, which rely upon assumptions such as cloud patterns, effects of vegetation, topography, and land use. The amount of electricity generated depends upon many factors in addition to the quality of the solar radiation resource, including photovoltaic array performance, degradation of photovoltaic array components, icing, and the number of times a photovoltaic array or an entire energy project may need to be shut down for maintenance or to avoid damage. In addition, conditions on the electrical transmission network can affect the amount of energy deliverable to the distribution network. The actual electricity produced may vary significantly from the net capacity factor, and if the expected versus actual production differs significantly it could have a materially adverse effect on the Company, which in turn would have a materially adverse effect on Investors, including the total loss of the Capital Contributions of Investors.

The development of photovoltaic (solar) power (or other renewable energy) generation and energy storage sites is dependent upon federal, state, and local government support and incentives:

The development of photovoltaic (solar) power (or other renewable energy) generation and energy storage sites is dependent upon federal, state, and local government support and incentives. The business plans set forth in the Description of Business are dependent upon government policies that support renewable energy and enhance the economic feasibility of developing renewable energy sites. The federal government and many states provide incentives that support the development of sites that generate energy from renewable sources, such as solar power. For example, the Internal Revenue Code provides a production tax credit for each kilowatt/hour of energy generated by an eligible resource, such as solar. Under current law, an eligible solar facility may claim a production tax credit against the income of the alternative energy company. Production tax credit projects are also eligible for an investment tax credit for a percentage of the eligible cost-basis, which is in lieu of the production tax credit, but similarly is a credit claimed against the income of the alternative energy company. In addition to federal incentives, the Company may rely on state incentives that support the sale of energy generated from renewable sources, including state adopted renewable portfolio standards programs. Such programs generally require that electricity supply companies include a specified percentage of renewable energy in the electricity resources serving a state or purchase credits demonstrating the generation of such electricity by another source. However, the legislation creating such renewable portfolio standards requirements usually grants the relevant state public utility commission the ability to reduce electric supply companiesʹ obligations to meet the renewable portfolio standards requirements in certain circumstances. If any incentives, such as the ones illustrated above, are adversely amended, eliminated, subjected to new restrictions, not extended beyond their current expiration dates, or if funding for these incentives is reduced or delayed, it could have a materially adverse effect on the Company, which in turn would have a materially adverse effect on Investors, including the total loss of the Capital Contributions of Investors.

Programs and policies promoting renewable energy are regularly being considered to enhance the demand for renewable energy, but these programs and policies may be adversely modified and may not continue or may be reduced:

While certain federal, state, and local laws, programs, and policies promote renewable energy and additional legislation is regularly being considered that would enhance the demand for renewable energy, they may be adversely modified, legislation may not pass or may be amended and governmental support of renewable energy development, particularly wind and solar energy, may not continue or may be reduced. If governmental authorities do not continue supporting, or reduce or eliminate their support for, the development of wind and solar energy projects, revenues may be adversely affected, their economic return on certain projects may be reduced, their financing costs may increase, it may become more difficult for them to obtain financing, and this could have a materially adverse effect on the Company, which in turn would have a materially adverse effect on Investors, including the total loss of the Capital Contributions of Investors.

Developing an alternative energy project is capital intensive and the Company may need to raise additional capital to complete development:

Developing an alternative energy project is capital intensive and the Company may need to raise additional capital to complete development. If the Company is unable to raise funds when needed, for example if development costs exceed the development budget of the Company, it could delay development and construction of projects, reduce the scope of projects, or cause the Company to abandon projects planned for acquired real property, which could have a materially adverse effect on the Company, which in turn would have a materially adverse effect on Investors, including the total loss of the Capital Contributions of Investors.

The ability to develop acquired real property owned by the Company is dependent on the availability of photovoltaic modules, storage cells, and other equipment:

The Company will rely upon third-party suppliers to supply photovoltaic modules, energy storage cells, and other equipment required to develop photovoltaic (solar) power (or other renewable energy) generation sites on acquired real property. All this equipment is highly specialized and in finite supply. The Company may encounter supply and/or logistical issues in securing photovoltaic arrays, storage cells, and other equipment due to the limited number of manufacturers and suppliers. The Company may not be able to purchase a sufficient quantity of photovoltaic arrays, storage cells, and other equipment from suppliers, and suppliers may give priority to other customers. In addition, suppliers may delay the performance of, or be unable to meet, contractual commitments. The unavailability of photovoltaic arrays could have a materially adverse effect on the Company, which in turn would have a materially adverse effect on Investors, including the total loss of the Capital Contributions of Investors.

The ability to develop acquired real property owned by the Company is dependent on the availability of photovoltaic modules, storage cells, and other equipment at commercially reasonable prices:

There are only a small number of companies that have the expertise and access to the necessary components to build photovoltaic arrays, storage cells, and other equipment of the kind required for the business plans set forth in the Description of Business. Rapid growth in the aggregate worldwide solar energy industry may create significantly increased demand for photovoltaic arrays, storage cells, and other equipment that may not be adequately satisfied by manufacturers and suppliers. Photovoltaic array suppliers have had significant supply backlogs in the past, which tend to drive up prices and delay the delivery of ordered photovoltaic arrays, storage cells, and other equipment. These market conditions may prevail again and if they do, may result in prices that are higher than the costs expected. Delays in the delivery and higher than expected costs could delay the completion of development projects on acquired properties. A shortage of photovoltaic arrays, storage cells, and other equipment, and higher than expected prices for the same, could have a materially adverse effect on the Company, which in turn would have a materially adverse effect on Investors, including the total loss of the Capital Contributions of Investors.

The success of the Company is dependent on the timely performance of obligations owed to the Company by third parties:

The Company expects to be dependent on third parties, especially the manufacturers of photovoltaic arrays, storage cells, and other equipment. The Company also expects to be dependent upon third party installers of photovoltaic arrays, storage cells, and other equipment and infrastructure components as well as the owners of transmission networks. If hardware vendors do not perform on delivery obligations during development, the Company’s development of acquired real property may be significantly delayed waiting for the delivery of equipment, and such delays could have a material adverse effect on the Company. Similarly, if vendors do not timely perform delivery or installation obligations when due, the Company’s development of acquired real property may be significantly delayed, and such delays could have a material adverse effect on the Company. The Company may face potential losses if any of the services provided by a third party are interrupted or become more costly, which could have a materially adverse effect on the Company, which in turn would have a materially adverse effect on Investors, including the total loss of the Capital Contributions of Investors.

The success of the Company is dependent on the performance of the photovoltaic modules, storage cells, and other equipment manufactured and supplied by third parties:

The Company expects to be dependent on third parties, especially the manufacturers of photovoltaic modules, storage cells, and other equipment. The Company will not manufacture any equipment, and will instead rely upon third-party manufacturers to produce equipment that is installed and operated on acquired real property. Much of the equipment to be purchased and installed on acquired real property to carry out the business plans set forth in the Description of Business is relatively new technology with limited operating data and/or limited operating data when operated at significant scale. The Company will rely upon the specifications set forth by manufacturers in planning photovoltaic (solar) power (or other renewable energy) generation and energy storage sites, but if one or more key components fail to perform to specifications, fail to perform for the term of a reasonably expected service life, or otherwise to not perform within expected parameters, the Company’s development or operation of a site may be significantly delayed by warranty service or replacement of equipment by manufacturers, the time and cost to Company to identify, order, take delivery, and install replacement equipment, and such delays could have a material adverse effect on the Company. The Company may face potential losses if any of the equipment manufactured by third parties do not perform to specifications or otherwise as expected, which could have a materially adverse effect on the Company, which in turn would have a materially adverse effect on Investors, including the total loss of the Capital Contributions of Investors.

Engineering and construction projects are subject to engineering and construction delay risks:

In any engineering or construction project, there is a risk that circumstances may occur which prevent the timely completion of a project, cause engineering and/or construction costs to exceed the budgetary estimates, or result in operating performance standards not being met. These risks and uncertainties may prevent projects on acquired real property from progressing and may cause the Company to fail to meet the milestones of its development plan. In addition, the Company may elect not to proceed with projects currently planned for acquired properties. Those projects that do progress to construction may not be completed or may not meet return expectations due to factors such as, without limitations, delays or lack of responsiveness from the engineering team, a lack of engineering expertise or limited experience in addressing projects of the scope and scale as anticipated by the Company, schedule delays, cost overruns, unsatisfactory completion of construction, revenue shortfalls, shortfalls of anticipated capacity factor, or adverse weather. Any engineering or construction delay could have a materially adverse effect on the Company, which in turn would have a materially adverse effect on Investors, including the total loss of the Capital Contributions of Investors.

The reduction, elimination or expiration of government incentives for, or regulations mandating the use of, renewable energy and solar energy specifically could reduce demand for solar energy systems and harm our business:

Federal, state, local and foreign government bodies provide incentives to owners, end users, distributors and manufacturers of solar energy systems to promote solar electricity in the form of tax credits, rebates and other financial incentives. The range and duration of these incentives varies widely by jurisdiction. Our customers typically use our systems for grid-connected applications wherein solar power is sold under a power purchase agreement or into an organized electric market. This segment of the solar industry has historically depended in large part on the availability and size of government incentives supporting the use of renewable energy. Consequently, the reduction, elimination or expiration of government incentives for grid-connected solar electricity may negatively affect the competitiveness of solar electricity relative to conventional and non-solar renewable sources of electricity, and could harm or halt the growth of the solar electricity industry and our business. These reductions, eliminations or expirations could occur without warning. Any changes to the existing framework of these incentives could cause fluctuations in our results of operations.

Delayed projects may subject the Company to liabilities related to power purchase agreements:

The engineering and construction of solar energy projects involves numerous risks and uncertainties, including without limitation, negotiation of power purchase agreements. In a situation where a power purchase agreement is in place, if the Company fails to construct a site on schedule and does not deliver electricity in accordance with the applicable agreement, the power purchase agreement may be terminated and/or the Company could be required to pay liquidated damages. Any failure of the Company to perform under the provisions of a power purchase agreement could have a materially adverse effect on the Company, which in turn would have a materially adverse effect on Investors, including the total loss of the Capital Contributions of Investors.

Risks Related to Interconnection with Power Grid

The success of the Company is dependent upon electrical transmission and distribution networks owned by third parties:

After development and during operations, the Company will depend upon electrical transmission network owners for the transmission and distribution of electrical energy generated by the photovoltaic (solar) power (or other renewable energy) generation and energy storage sites on acquired properties into the grid. Any delay of interconnection, lack of availability of interconnection capacity, or lack of availability of interconnection capacity at a commercially reasonable price, or failure of interconnection could have a material adverse effect on the Company, which in turn would have a materially adverse effect on Investors, including the total loss of the Capital Contributions of Investors.

The success of the Company is dependent upon the availability of electrical transmission and distribution networks owned by third parties:

The Company will depend upon electrical transmission network owners for the transmission and distribution of electrical energy generated by the photovoltaic (solar) power (or other renewable energy) generation and energy storage sites on acquired properties into the grid. The Company may have limited access to interconnection and transmission capacity where there are many parties seeking access to the capacity that is available, which is not an uncommon issue where there are several power generation sites being developed in a geographic location. The Company may not be able to secure access to the limitedly available interconnection or transmission capacity at reasonable prices or at all. Moreover, if there is a waiting list for interconnection, the Company may be forced to wait for electrical transmission network owners to agree to connect a site owned by the Company, and there is no guarantee that the electrical transmission network owner will not delay or deny interconnection of a site owned by the Company for technical or bureaucratic reasons. Interconnection and transmission capacity limitations and delays in interconnection could have a materially adverse effect on the Company, which in turn would have a materially adverse effect on Investors, including the total loss of the Capital Contributions of Investors.

The Company may be required to pay for an upgrade of existing transmission facilities or construct new ones if existing transmission facilities do not have available transmission capacity or there are technical difficulties in connecting a solar power generation and storage facility to the existing transmission facility:

If existing transmission facilities do not have available transmission capacity, the Company may be required to pay for the upgrade of existing transmission facilities or to construct new ones. If existing transmission facilities are not compatible with photovoltaic (solar) power (or other renewable energy) generation and energy storage sites, or if the electrical transmission network owners are unfamiliar, unwilling, or unprepared to deal with the relatively new concepts and technical issues arising from interconnection with photovoltaic (solar) power (or other renewable energy) generation and energy storage sites, the Company may be required to pay for the upgrade of existing transmission facilities or to construct new ones. The Company may not be capable of paying to upgrade existing transmission facilities or construct new ones. If the Company is required to pay for the upgrade of existing transmission facilities or to construct new ones, the increased costs and delays or inability to pay for upgrades or new facilities for interconnection could have a materially adverse effect on the Company, which in turn would have a materially adverse effect on Investors, including the total loss of the Capital Contributions of Investors.

The Company must constantly comply with the technical specifications set forth by the electrical transmission network owners to become connected, and remain connected, to the transmission network:

Generators of electricity, such as the Company, are required to meet certain technical specifications in order to be connected to transmission networks. If a photovoltaic (solar) power (or other renewable energy) generation and energy storage site on acquired real property does not comply, or ceases to comply, with these specifications, the Company will not be able to connect, or to remain connected, to the transmission network. The Company may also incur liabilities and penalties, including disconnection from the network, if the transmission of electricity by the Company does not comply with applicable technical requirements. Transmission network owners may retain the right to interrupt or curtail transmission as required in order to maintain the reliability of the transmission network. Failure to meet transmission specifications or curtailments to maintain the reliability of a transmission network could have a materially adverse effect on the Company, which in turn would have a materially adverse effect on Investors, including the total loss of the Capital Contributions of Investors.

The Company will be required to construct new transmission lines between its generation and storage site and the transmission network facility:

The Company will be required to construct new transmission lines between the photovoltaic (solar) power (or other renewable energy) generation and energy storage sites on acquired real property and the transmission network facility. The transmission lines between the site and the transmission network facility may cover a significant distance. To erect such transmission lines, the Company will need governmental permits and approvals, as well as easements and other land rights, which may be difficult or impossible to acquire or the acquisition of which may require significant expenditures. The Company may not be successful in securing, or securing for a commercially reasonable price, all the permits, approvals, and land rights required to erect transmission lines between the Company site and the transmission network facility. In addition, the Company may be required by law or regulation to provide access to its new transmission lines to third parties at regulated rates, which could constrain transmission of power from the Company site to the transmission network facility and subject the Company to additional regulatory risks associated with being the owner of a transmission line. Costs and risks associated with the construction of transmission lines could have a materially adverse effect on the Company, which in turn would have a materially adverse effect on Investors, including the total loss of the Capital Contributions of Investors.

The Company will be required to secure easements across property owned by third parties in order to connect to transmission network facilities:

In erecting new transmission lines to connect the Company site to a network transmission facility, the Company will be required to secure one or more easements across land owned by third parties. The cost of securing such easements, both in transactional costs and the payments to the land owners, may exceed the budgetary estimates of the Company, significantly increasing costs. If the Company is unable to secure, or unable to secure at commercially reasonable prices, one or more easements required for the most direct line between the Company site and the network transmission facility, the Company may be required to secure easements across land on a more circuitous route between the Company site and the network transmission facility, which would not only increase the costs of securing the easements, but also significantly increase the cost of erecting transmission lines between the Company site and the network transmission facility. The time, delays, and costs of securing easements across land owned by third parties could have a materially adverse effect on the Company, which in turn would have a materially adverse effect on Investors, including the total loss of the Capital Contributions of Investors.

Any failure in the operation of network transmission facilities could result in the Company losing revenue because such a failure could limit the amount of electricity the Company is able to deliver:

Any failure in the operation of network transmission facilities could result in the Company losing revenue because such a failure could limit the amount of electricity the Company is able to deliver. In addition, the production of electricity by the Company may be curtailed due to third party transmission limitations or limitations on the gridʹs ability to accommodate intermittent energy sources, reducing revenues and impairing the ability of the Company to fully capitalize the potential of a photovoltaic (solar) power (or other renewable energy) generation and energy storage site on acquired real property. As the network transmission facilities are owned by third parties, not all risks associated with network transmission facility failure or limitations will be in the control of the Company. A significant or prolonged failure or curtailment of network transmission facilities would have a materially adverse effect on the Company, which in turn would have a materially adverse effect on Investors, including the total loss of the Capital Contributions of Investors.

Risks Related to Power Generation and Sale of Developed Site

The Company may benefit from current federal, state, and local government support for renewable and zero emission energy.

The Company may rely in part upon current government policies that support renewable and zero emission energy. The federal government and many states provide incentives that support the sale of energy from renewable and zero emission sources. In addition to federal incentives, there are state incentives that support the sale of energy generated from renewable or zero emission sources, including state adopted renewable portfolio standards programs. Such programs generally require that a specified percentage of renewable and zero emission energy be used in providing electricity to a state or the purchase credits demonstrating the generation of such electricity from another source. The legislation creating such renewable portfolio standards requirements usually grant the relevant state public utility commission the ability to reduce obligations to meet renewable portfolio standards requirements in certain circumstances. If any incentives, such as the ones illustrated above, are adversely amended, eliminated, subjected to new restrictions, not extended beyond their current expiration dates, or if funding for these incentives is reduced or delayed, it could have a materially adverse effect on the Company and the Company’s ability to sell a developed site profitably, which in turn would have a materially adverse effect on Investors, including the total loss of the Capital Contributions of Investors.

Alternative Energy Companies depend on future federal, state, and local government support:

While certain federal, state and local laws, programs, and policies promote renewable energy and additional legislation is regularly being considered that would enhance the demand for renewable energy, they may be adversely modified, legislation may not pass or may be amended, and governmental support of renewable energy development, particularly wind and solar energy, may not continue or may be reduced. If governmental authorities do not continue supporting, or reduce or eliminate their support for, the development of renewable or zero emission sources of electricity, the revenues of the Company may be adversely affected and its economic return reduced, and this could have a materially adverse effect on the Company and the Company’s ability to sell a developed site profitably, which in turn would have a materially adverse effect on Investors, including the total loss of the Capital Contributions of Investors.

Regulations, and changes to such regulations, may present barriers to the operation after development:

The operation of photovoltaic (solar) power (or other renewable energy) generation and energy storage sites is a highly regulated activity requiring various governmental and regulatory approvals and permits. Procedures for the granting of permits and approvals vary by jurisdiction and certain jurisdictions may deny requests for permits for a variety of reasons and the Company may not be able to obtain or renew operating permits and approvals when required. The failure to obtain or renew the necessary permits and approvals may prevent the operation or continued operation of a site on acquired real property. The Company may have to commence engineering and construction prior to obtaining all permits and approvals required to operate the site, which exposes the Company to the risk that it may be unable to secure all of the permits and approvals required to operate after completion of development. If this were to occur, the Company would experience considerable losses as a result of its prior investment. The failure to obtain and renew permits and approvals required for operation would have a materially adverse effect on the Company and the Company’s ability to sell a developed site profitably, which in turn would have a materially adverse effect on Investors, including the total loss of the Capital Contributions of Investors.

The Company will be competing in a highly competitive market with utilities, industrial companies, and other independent power producers:

The power generation industry is characterized by intense competition, and the Company will encounter competition from utilities, industrial companies, and other independent power producers, in particular with respect to uncontracted output. In recent years, there has been increasing competition among generators for power sales agreements, and this has contributed to a reduction in electricity prices in certain markets where supply has surpassed demand plus appropriate reserve margins. Increasing competition could have a materially adverse effect on the Company and the Company’s ability to sell a developed site profitably, which in turn would have a materially adverse effect on Investors, including the total loss of the Capital Contributions of Investors.

The Company will be competing with the possible technological progress and discovery of new deposits of traditional fuels:

Since the Company will be competing with traditional energy companies, technological progress in traditional forms of electricity generation or the discovery of new, large deposits of traditional fuels could reduce the cost of electricity generated from those sources or make them more environmentally friendly, and as a consequence reduce the demand for electricity from renewable and zero emission energy sources or render existing or future renewable or zero emission energy generation uncompetitive. Competition with traditional energy companies could have a materially adverse effect on the Company and the Company’s ability to sell a developed site profitably, which in turn would have a materially adverse effect on Investors, including the total loss of the Capital Contributions of Investors.

The Company will be competing in a highly competitive market with the production from renewable and/or zero emission sources by third parties:

The Company will also be competing with other producers of electricity from renewable and/or zero emission sources operated by third party alternative energy companies. Renewable and zero emission energy sources, including wind, biomass, geothermal, and solar, currently benefit from various governmental incentives, and the Company will also compete for the financing needed to pursue development plans, including tax equity investors and other forms of alternative financing. Competition with other producers of electricity from renewable and zero emission sources, including for financing, could have a materially adverse effect on the Company and the Company’s ability to sell a developed site profitably, which in turn would have a materially adverse effect on Investors, including the total loss of the Capital Contributions of Investors.

Demand for electricity from renewable and zero emissions sources may not be commensurate with supply:

As new renewable and zero emissions energy projects are constructed and planned for construction, and as existing renewable and zero emissions energy production capacity and actual production increases, increases in the demand for energy from renewable and zero emissions sources may not be commensurate with increasing supply. Thus, increased production from renewable and zero emissions energy may lead to lower prices being paid for renewable or zero emissions energy as the supply from renewable and zero emissions energy sources becomes more available. Lower demand for energy from renewable and zero emission sources could have a materially adverse effect on the Company and the Company’s ability to sell a developed site profitably, which in turn would have a materially adverse effect on Investors, including the total loss of the Capital Contributions of Investors.

The Company will compete for power purchase agreements:

The Company will compete with other energy companies for power purchase agreements. Depending on the regulatory framework and market dynamics, the Company may be competing with energy companies producing electricity from both traditional and renewable and zero emissions sources when bidding on or negotiating long term power purchase agreements. The Company is expecting to enter into a twenty-year power purchase agreement with the possibility of extensions to that contract, but the Company may not be able to enter into a power purchase agreement on those terms, if at all. There is also no guarantee that the Company will be able to enter into a power purchase agreement to sell electricity at a price that would be profitable for the Company. Price competition and the inability to enter into a power purchase agreement on terms favorable to the Company, if at all, could have a materially adverse effect on the Company and the Company’s ability to sell a developed site profitably, which in turn would have a materially adverse effect on Investors, including the total loss of the Capital Contributions of Investors.

A failure of the Company to fulfill obligations after entering into a power purchase agreement could be deemed a breach of contract and/or cause the power purchase agreement to be terminated:

In the event that the Company secures a power purchase agreement but subsequently fails to commence operations on time or otherwise fails to fulfill its obligations under the power purchase agreement, the Company may be in breach of the power purchase agreement and, in addition to the Company being liable for damages for such breach, the power purchase agreement may be terminated. Power purchase agreements expire at various times and may be subject to termination prior to expiration in certain circumstances, including default or breach of contract. Upon expiration or termination, it is possible that the price received by the project for power under subsequent arrangements may be reduced significantly, if available at all on a profitable basis. A failure of the Company to fulfill its obligations under a power purchase agreement could have a materially adverse effect on the Company and the Company’s ability to sell a developed site profitably, which in turn would have a materially adverse effect on Investors, including the total loss of the Capital Contributions of Investors.

The Company may not be able to enter into a power purchase agreement and depend upon utilities or power marketing firms:

If the Company does not enter into a power purchase agreement, it may have to depend on utilities or power marketing firms to dispatch electricity. These firms act as an intermediary between an energy company and system operators, who act as market makers for electricity pricing. The failure or inability of these firms to properly sell electricity into the open market may lead to lower than expected revenues. Any of these factors could have a materially adverse effect on the Company and the Company’s ability to sell a developed site profitably, which in turn would have a materially adverse effect on Investors, including the total loss of the Capital Contributions of Investors.

The Company may not be able to enter into a power purchase agreement and depend upon the market price of electricity, which is volatile:

If the Company does not enter into a power purchase agreement or enters into a power purchase agreement based on spot market pricing for some or all output, the Company will be exposed to fluctuations in the wholesale price of electricity. In addition, when a power purchase agreement expires or terminates, the Company will be required to either negotiate a new power purchase agreement or sell into the electricity wholesale market, in which case the prices for electricity will depend on market conditions at the time. The Companyʹs revenues, net income, and cash flow could be subject to the volatility in the market price for electricity. The Company’s ability to generate revenue has exposure to movements in the market price of electricity, as sales to the power market are likely to be made at prevailing market prices. The market price of electricity is sensitive to cyclical changes in demand and capacity supply, and in the economy, as well as to regulatory trends and developments impacting electricity market rules and pricing, transmission development, and investment within the United States and to the power markets in other jurisdictions via interconnects and other external factors outside of the Companyʹs control. Accordingly, volatility in the market price of electricity could have a materially adverse effect on the Company and the Company’s ability to sell a developed site profitably, which in turn would have a materially adverse effect on Investors, including the total loss of the Capital Contributions of Investors.

The uncertain geopolitical environment and unfavorable factors affecting economic and market conditions may affect operating results:

Adverse factors affecting economic conditions worldwide have contributed to a general inconsistency in the power industry and may continue to adversely impact the business of the Company, resulting in reduced demand for electricity as a result of a decrease in spending by customers and potential customers, increased price competition for electricity, and higher overhead costs as a percentage of revenues. Terrorist and military actions may continue to put pressure on economic conditions. If a terrorist attack should occur or if the economic and market conditions in the United States deteriorate as a result of a terrorist attack, the Company may experience a material adverse impact on its financial condition. Geopolitical events and unfavorable factors affecting economic and market conditions could have a materially adverse effect on the Company and the Company’s ability to sell a developed site profitably, which in turn would have a materially adverse effect on Investors, including the total loss of the Capital Contributions of Investors.

Factors over which the Company has little or no control may cause the operating results of the Company to vary widely.

The operating results of the Company may fluctuate significantly from period-to-period depending on several factors, including varying weather conditions, changes in regulated or market electricity prices, broad seasonal demand patterns, changes in market prices for renewable energy certificates, hedging arrangements, and unanticipated development or construction delays. Period-to-period comparison of operating results may not reflect long-term trends in revenues to the Company and may not prove to be a relevant indicator of future earnings. Because the Company has limited financial resources, it may not be able to continue operations to ride out all normal declines in revenues from period-to-period. Varying operating results could have a materially adverse effect on the Company and the Company’s ability to sell a developed site profitably, which in turn would have a materially adverse effect on Investors, including the total loss of the Capital Contributions of Investors.

Weather conditions and operational factors may reduce energy production below projections:

The energy and revenues generated from photovoltaic (solar) power generation and energy storage sites such as those described in the Description of Business rely upon solar radiation sources, which in turn are highly dependent on climate and cloud conditions, which are variable and difficult to predict. Photovoltaic arrays will only operate within certain solar radiation ranges that vary by photovoltaic array model and manufacturer, and there is no assurance that the solar radiation at any given project on acquired properties will fall within such specifications. The Company may fail to meet its energy production expectations at any given time for an unknown length of time. If solar radiation projections are not realized, the Company could face a number of material issues, including without limitation, energy sales may be significantly lower than forecast, earning fewer production tax credits than projected, and not generating sufficient revenue to sustain the Company. Inaccurate solar radiation resource projections, weather conditions, and the project performance falling below projected net capacity factor levels could have a materially adverse effect on the Company and the Company’s ability to sell a developed site profitably, which in turn would have a materially adverse effect on Investors, including the total loss of the Capital Contributions of Investors.

The market in which the Company operates is rapidly evolving:

As a result of the emerging nature of the markets in which the Company will compete and the rapidly evolving nature of the industry, it will be particularly difficult for the Company to forecast revenues or earnings accurately. The Company may not be able to adjust spending in a timely manner to compensate for any unexpected revenue shortfall. Accordingly, any significant shortfall in revenues relative to planned expenditures would have an immediate adverse effect on the financial condition of the Company. The rapidly evolving markets in which the Company will operate could have a materially adverse effect on the Company and the Company’s ability to sell a developed site profitably, which in turn would have a materially adverse effect on Investors, including the total loss of the Capital Contributions of Investors.

The Company may be unable to compete with rapid technological changes:

The renewable and zero-emissions energy marketplace is highly fragmented, competitive, and subject to rapid technological change, and the Company may be unable to successfully compete. Evolving industry standards, rapid price changes, and rapid product obsolescence also impact the market. The Company will compete with many domestic and foreign companies, many of which may have substantially greater financial, marketing, personnel, and other resources compared to the Company. The introduction of new or enhanced technologies, products, or services with features that could render the technologies, products, or services used by the Company obsolete or less marketable could have a materially adverse effect on the Company. Any of these factors could have a materially adverse effect on the Company and the Company’s ability to sell a developed site profitably, which in turn would have a materially adverse effect on Investors, including the total loss of the Capital Contributions of Investors.

Unexpected maintenance costs exceeding budgetary allocations may affect the revenues of the Company:

Photovoltaic arrays and associated equipment will require routine maintenance in order to continue to function properly. If the level of maintenance and capital expenditure required for maintenance exceeds the budgetary allocations for maintenance, the profitability of the Company will be affected. Unexpected maintenance costs could have a materially adverse effect on the Company and the Company’s ability to sell a developed site profitably, which in turn would have a materially adverse effect on Investors, including the total loss of the Capital Contributions of Investors.

Undetected errors and weaknesses of equipment may affect the revenues of the Company:

Even state of the art photovoltaic array technology and infrastructure components may contain undetected errors, weaknesses, defects, or bugs. If the Company procures defective, unreliable, or otherwise troublesome photovoltaic arrays and/or infrastructure components, the Company may be required to make significant expenditures of capital and other resources to resolve the problems. Photovoltaic arrays and infrastructure components may be procured with warranty agreements with the manufacturer to mitigate such risk, however, damages payable by the manufacturer under these agreements are typically subject to an aggregate maximum cap that is a portion of the total purchase price of the photovoltaic arrays and losses in excess of these caps would be the responsibility of the Company. Further, photovoltaic array and infrastructure component warranties generally expire within a certain period of time after the delivery date or the date such equipment is commissioned. Warranty protection only mitigates such damages to the extent that the vendor is willing and able to perform its obligations under the warranty, and such ability may be lacking as a result of the manufacturerʹs financial condition or otherwise. Photovoltaic array and infrastructure component malfunctions and limitations on warranty service could have a materially adverse effect on the Company and the Company’s ability to sell a developed site profitably, which in turn would have a materially adverse effect on Investors, including the total loss of the Capital Contributions of Investors

The lack of availability of spare parts and key pieces of infrastructure may reduce energy production:

Spare parts for solar arrays and key pieces of infrastructure may prove difficult to procure. Sources for some significant spare parts and other equipment may be located outside of North America. If the Company were to experience a shortage of or inability to procure critical spare parts or key pieces of infrastructure, it could incur significant delays in returning facilities to full operation after a stoppage or decrease in operations due to one or more equipment failures. For example, generated electricity will likely be transmitted to the network transmission facility through a single step up transformer. As a result, the step up transformer represents a single point of vulnerability. Step up transformers may exhibit no abnormal behavior in advance of a catastrophic failure that could cause the temporary shutdown of an entire project until a replacement can be found or manufactured. Step up transformers must generally be custom designed; thus, the Company is unlikely to hold a spare in inventory. The current lead time to receive an order for this type of transformer may be on the order of years. The availability of spare parts and key pieces of infrastructure could have a materially adverse effect on the Company and the Company’s ability to sell a developed site profitably, which in turn would have a materially adverse effect on Investors, including the total loss of the Capital Contributions of Investors.

Operational factors may reduce energy production below projections, causing a reduction in revenue:

The amount of electricity generated by a project will depend upon many factors in addition to the quality of solar radiation resources, including without limitation, photovoltaic array performance, degradation of photovoltaic cells or other components, icing or soiling of photovoltaic array surfaces, and the number of times an individual photovoltaic array, or an entire project may need to be shut down for maintenance or to avoid damage due to extreme weather conditions. In addition, conditions on the electrical transmission network can impact the amount of energy delivered to the network. The Company cannot assure prospective investors that the Company will meet energy production expectations in any given time period. If projections are not realized, the Company could face a number of material consequences, including without limitation, sales of energy significantly lower than forecast, the amount of capacity permitted to be sold may be lower than forecast, failure to meet the obligations of agreements based on projected production, and the revenue to the Company would be less than expected. Operational factors could have a materially adverse effect on the Company and the Company’s ability to sell a developed site profitably, which in turn would have a materially adverse effect on Investors, including the total loss of the Capital Contributions of Investors.

Technological changes in the energy industry could render projects and technologies developed on acquired properties uncompetitive or obsolete:

The energy industry, and especially the renewable and zero-emissions energy industry, is rapidly evolving and is highly competitive. Technological advances may result in lower costs for sources of energy and may render photovoltaic (solar) power (or other renewable energy) generation and energy storage sites and technologies like those set forth in the Description of Business uncompetitive or obsolete. The sites developed by the Company are expected to have a long life, and cannot easily, or without substantial expense, be upgraded to new technology, but the inability or failure of the Company to adopt new technologies as they are developed could have a material adverse effect on its financial condition. Technological changes in the energy industry could have a materially adverse effect on the Company and the Company’s ability to sell a developed site profitably, which in turn would have a materially adverse effect on Investors, including the total loss of the Capital Contributions of Investors.

The value of adding storage technology to a photovoltaic (solar) power (or other renewable energy) generation site is unclear because the technology has limited operational history:

The Company believes that the addition of storage cells to photovoltaic (solar) power generation sites may have several benefits to the operation of a site, including without limitation, the ability to generate electricity during daylight hours but sell the electricity during hours when peak demand may not be during daylight hours, thus increasing the price at which the stored electricity may be sold. While valuable in theory, the use of storage cells has limited operational history for photovoltaic (solar) power generation and the use of the technology is somewhat unproven. Investing in storage cells adds the expense of procuring and installing storage cells, which investment may not be returned if the new and unproven storage cell technology does not perform to specifications. The addition of storage cells may also complicate interconnection if network transmission facilities do not agree to have such a new and unproven technology connected to its transmission facility. If storage cells do not perform to specifications, the addition of storage technology to the site could have a materially adverse effect on the Company and the Company’s ability to sell a developed site profitably, which in turn would have a materially adverse effect on Investors, including the total loss of the Capital Contributions of Investors.

Administrative proceedings, litigation, and regulatory matters during operations may have a materially adverse effect on the Company:

The Company may be subject, from time-to-time to various claims involving alleged breach of contract claims, intellectual property and other related claims, and other litigation. Certain of these lawsuits and claims, if decided adversely to the Company or settled by the Company, could result in material liability to it or have a negative impact on its reputation or relations with its employees, customers, vendors, or other third parties. In addition, regardless of the outcome of any litigation or regulatory proceedings, such proceedings could result in substantial costs and may require that the Company and the Manager devote substantial time and resources to defend. Administrative proceedings, litigation, and regulatory matters during operations could have a materially adverse effect on the Company and the Company’s ability to sell a developed site profitably, which in turn would have a materially adverse effect on Investors, including the total loss of the Capital Contributions of Investors.

If a project on an acquired property is found to have caused injury, have defects, or fail to meet industry standards, the Company will incur substantial litigation and judgment costs:

It is possible that a person could be electrocuted, burned, or otherwise injured or even killed by equipment, whether by product malfunctions, defects, improper installation, vandalism, misuse, or other causes. The Company may face an inherent risk of exposure to claims or class action suits in the event that a project on acquired property results in injury or damage, whether or not the Company is at fault. For example, California wildfires sparked by electrical transmission lines have resulted in substantial litigation against several utilities and power producers for deaths, injuries, and property damages caused by those wildfires. Further, the Company may be subject to liability for any accidents or injury that may occur in connection with the use of photovoltaic arrays or due to claims of defective design, integrity, or durability of the products it procures. There is no assurance that the insurance of the Company will provide adequate coverage in the event of a successful claim against the Company. The successful assertion of claims against the Company could result in material, reputational, and/or monetary damages and, if insurance protection is inadequate, could require the Company to make significant payments, which could have a materially adverse effect on the Company and the Company’s ability to sell a developed site profitably, which in turn would have a materially adverse effect on Investors, including the total loss of the Capital Contributions of Investors.

The price at which the Company may sell a photovoltaic (solar) power (or other renewable energy) generation and energy storage site may depend on how profitably the Company operates the site prior to sale, and the Company may be unable to sell, or unable to profitably sell, the site:

The price at which the Company may sell a photovoltaic (solar) power (or other renewable energy) generation and energy storage site may depend on how profitably the Company operates the site prior to sale. Any of the risks set forth in the Risk Factors of this Offering Circular, and other disclosed or undisclosed risks, may affect how profitably the Company may operate the site prior to sale. For example, if there are periods of cloudy weather, low prices paid for electricity under power production agreements or on spot markets, or any number of other factors while the Company operates the site prior to sale, the price at which the Company may sell the site may be less than if the Company operated during periods of weather with less clouds or at times when electricity prices were higher. The price at which the Company may sell a site after development may be significantly lower than the price at which the Company expected to sell the site prior to development, and the Company may not be able to find a purchaser or find a purchaser willing to pay an amount for the site that is more than the Company invested into the site. The inability of the Company to sell a site, or to sell a site for an amount greater than the Company’s investment into the site would have a materially adverse effect on the Company and the Company’s ability to sell a developed site profitably, which in turn would have a materially adverse effect on Investors, including the total loss of the Capital Contributions of Investors.

If for any reason the Company is unable to complete development of a photovoltaic (solar) power (or other renewable energy) generation and storage site and operate the site prior to sale, the Company may be unable to sell, or unable to profitably sell, the site:

If for any reason the Company is unable to complete development of a photovoltaic (solar) power (or other renewable energy) generation and storage site and operate the site prior to sale, it may be difficult for the Company to establish the fair market value of the unfinished site in order to find a purchaser for the site. While the Company will take all action possible to complete development and operate a site to establish value prior to sale, the Company may be unable to do so. For example, if the Company cannot raise sufficient capital to complete development of a site, the Company would have no choice but to sell the site for the best price possible for a partially developed site. The price at which the Company may sell a partially developed site would likely be significantly lower than the price at which the Company expected to sell a completely developed site, and the Company may not be able to find a purchaser or find a purchaser willing to pay an amount for the site that is more than the Company invested into the site. The inability of the Company to sell a partially developed site, or to sell a partially developed site for an amount greater than the Company’s investment into the site would have a materially adverse effect on the Company and the Company’s ability to sell a developed site profitably, which in turn would have a materially adverse effect on Investors, including the total loss of the Capital Contributions of Investors.

Risks Related to Insurance

The Company will use its best efforts to maintain adequate general liability insurance for its operations and its acquired properties, but there is no assurance that such insurance will be sufficient to cover such liabilities or that coverage will be available at commercially reasonable rates:

The Manager will use best efforts to obtain for the Company, at the sole cost of the Company, adequate insurance coverage against liability for development of acquired real property and operation of a developed site prior to sale. However, there can be no assurance that insurance will be available or sufficient to cover all liabilities. Furthermore, insurance against certain risks, such as the risks associated with electrical power generation, may be unavailable at commercially reasonable rates or in coverage amounts that are less than the expected liabilities. There can be no assurance that particular risks that are currently insurable will continue to be insurable on an economical and commercially reasonable basis, or that current levels of coverage will continue to be available. If a loss occurs that is partially or completely uninsured, Members may lose all or part of their investment. The Company may be liable for any uninsured or underinsured personal injury, death, or property damage claims which may occur on or off its acquired properties. All such losses could have a materially adverse effect on the Company, which in turn would have a materially adverse effect on Investors, including the total loss of the Capital Contributions of Investors.

The Company will use its best efforts to ensure title insurance is purchased, when available, during its property acquisitions but title insurance may not always be available:

There is no requirement that title insurance coverage be available, or purchased if available, for acquisitions of real properties. Notwithstanding the foregoing, the Manager will use best efforts to ensure that the Company benefits from title insurance for the real property it acquires. The nature of each policy of title insurance, if any is purchased, may include the selection of appropriate endorsements affecting coverage shall be selected by the Manager. A lack of insurance or inadequate insurance increases the chance of a materially adverse effect on the Company, which in turn would have a materially adverse effect on Investors, including the total loss of the Capital Contributions of Investors.

Fire and Casualty Insurance is unlikely to be available for raw or substantially undeveloped land and, even if available, may not be purchased for the acquired properties:

Most of the acquired real property is expected to be raw land or substantially undeveloped land, thus fire and casualty insurance is not expected to be applicable or available for purchase. Even if an acquired property includes portions of land developed with structures owned by the Company, there is no requirement that fire and casualty insurance be purchased to insure such structures. However, if the Manager deems any structures owned by the Company are worth insuring, the Company shall be named as loss payee on fire and casualty insurance purchased for the benefit of the Company. The inapplicability, unavailability, and/or failure to purchase fire and casualty insurance increases the chance of a materially adverse effect on the Company, which in turn would have a materially adverse effect on Investors, including the total loss of the Capital Contributions of Investors.

Insurance coverage may not be available, or if available, may not be available at commercially reasonable rates, and not all losses of the Company will be insured:

There are certain types of losses, generally of a catastrophic nature, which are either uninsurable or not insurable at commercially reasonable rates, such as losses due to war, floods, mudslides, sink holes, or other forms of land subsidence. Should any such disaster occur, the Company could suffer a loss of the ability to develop acquired real property or to operate a developed site on the acquired real property. Whether insured, underinsured, or not insured due to the inability to insure or economically unfeasible insurability, losses of a catastrophic nature may not be covered by insurance or adequate amounts of insurance, increasing the chance of a materially adverse effect on the Company, which in turn would have a materially adverse effect on Investors, including the total loss of the Capital Contributions of Investors.

Certain litigation or the resolution of certain litigation may affect the availability or cost of some insurance coverage:

Certain litigation or the resolution of certain litigation may affect the availability or cost of some insurance coverage, exposing the Company to increased risks that would be uninsured and/or adversely impact the Companyʹs ability to continue operations, which could have a materially adverse effect on the Company, which in turn would have a materially adverse effect on Investors, including the complete loss of Capital Contributions made by Investors.

Risks Related to Labor

Labor shortages, including supply constraints caused by labor unions, may result in reduced returns on an investment in the Units:

Shortages in the labor force, including shortages caused by unionized labor, for workers who are qualified in the trades and professions required to develop acquired properties may significantly interrupt development of the acquired properties. Shortages in the labor force, including shortages caused by unionized labor, for workers who are qualified in the trades and professions required to operate a developed site may significantly interrupt operation of the developed site prior to sale. Even if manpower may be retained during or after development, the cost of qualified labor when the demand for labor exceeds the supply could increase labor costs significantly which would lead to lower profits and potentially a lower sale price of the developed site. Any shortages of labor could have a materially adverse effect on the Company, which in turn would have a materially adverse effect on Investors, including the total loss of the Capital Contributions of Investors.

Risks Related to Acts of God; Undisclosed and Unanticipated Risks:

The acquired properties and developed sites may be geographically concentrated and exposed to risks from natural perils that are greater than the risks that would be faced if acquired properties and developed sites were spread across a wider geographic area.

An “Act of God” is defined as “an act occasioned exclusively by forces of nature without the interference of any human agency, such as, without limitation, a hurricane, tornado, earthquake or even the sudden death of a person or terrorist act.” The Company’s plan of operations is based primarily on acquiring real properties via option, purchase or lease and developing photovoltaic (solar) generation and storage sites in certain States. Certain States can be exposed to severe natural perils, such as wildfires, earthquakes, mudslides, and floods. Due to the fact that the Company, acquired properties, and developed sites may be geographically concentrated, they may be exposed to risks from natural perils that are greater than the risks that would be faced if the Company, acquired properties, and developed sites were spread across a wider geographic area. In the event of an Act of God, one or more parcels of acquired property could become unusable for planned operations and the Company could sustain substantial or complete loss on such acquired properties or on the developed site. An Act of God could have a materially adverse effect on the Company, which in turn would have a materially adverse effect on Investors, including the total loss of the Capital Contributions of Investors.

The occurrence of natural or man-made disasters could adversely affect development and/or results of operations:

The Company will be exposed to various risks arising out of natural disasters, including earthquakes, hurricanes, fires, floods, and tornadoes, as well as man-made disasters, including acts of terrorism and military actions. The continued threat of terrorism and ongoing military actions may cause significant volatility in global financial markets, and a natural or man-made disaster could trigger an economic downturn in the areas directly or indirectly affected by the disaster. These consequences could, among other things, result in a decline in business and increased claims from those areas. Disasters also could disrupt public and private infrastructure, including communications and financial services, which could disrupt the normal business operations of the Company. The Companyʹs inability to successfully recover should disaster or other business continuity problem occur could cause material financial loss, loss of human capital, regulatory actions, reputational harm, or legal liability. Should a local or regional disaster or other business continuity problem occur, such as an earthquake, hurricane, terrorist attack, pandemic, security breach, power loss, telecommunications failure, or other natural or man-made disaster, the continued success of the Company will depend, in part, on the availability of personnel, office facilities, and properly functioning computer, telecommunication, and other related systems and operations. The operations of the Company are dependent upon the ability to protect technology infrastructure against damage from business continuity events that could have a significant disruptive effect on operations causing material adverse interruptions to operations in a disaster recovery scenario. The Manager plans to regularly assess and take steps to improve upon the Companyʹs existing business continuity plans and key management succession, however, a disaster on a significant scale or affecting certain of key operating areas within or across regions, or the inability to successfully recover should the Company experience a disaster or other business continuity problem which could materially interrupt business operations and cause material financial loss, loss of human capital, regulatory actions, reputational harm, damaged client relationships, or legal liability. The occurrence of natural or man-made disasters could have a materially adverse effect on the Company, which in turn would have a materially adverse effect on Investors, including the total loss of the Capital Contributions of Investors.

Technology Related Risks:

The Company’s business may utilize certain networked and internet based technology which, should a downtime or hacking event occur, could damage the Company’s capabilities to deliver services or protect data. Such an event could damage the Company’s reputation and also cause negative financial results with regards to revenue and net profit. A hacking event of the Company’s network or other assets could also cause harm to the Company’s operations and financial results. Any data security breaches or the Company’s failure to protect confidential information could result in the loss of information integrity, or breaches of the Company’s obligations under applicable laws or agreements, each of which may materially adversely impact the financial performance and reputation.

The risk factors reflected in this Offering Circular are not intended to be an exhaustive list of all risks involved:

The risk factors reflected in this Offering Circular are not intended to be an exhaustive list of all risks involved. The risk factors listed are only the risks which the Manager believes are the most probable threats to the Company, and in turn, to the Capital Contributions of Investors. It would be impossible to list all of the risk factors which could threaten the Company and the Capital Contributions of Investors. In addition, there are a limitless number of risks unanticipated by the Manager which could threaten the Company and the Capital Contributions of Investors. Each prospective investor should consult its own legal, financial, and other advisors for an assessment of the risks of an investment in the Units prior to investing.

DILUTION

As of January 1, 2025, the Company issued one (1) Convertible Note to the Manager in the aggregate face amount of $186,619.92, which has a maturity date through July 29, 2026 and is convertible into an aggregate of 186 Class A Units of the Company, based on a 100% valuation from the expected offering price of $1,000.00 per Class A Unit or, upon notification from the Manager to the Company, reimbursement of the principal and accrued interest in the form of cash. The Company may issue additional Convertible Notes to the Manager to reimburse initial expenses associated with this Offering to Class A Units, equaling approximately $400,000, with the exact conversion to be calculated upon the successful raising of $500,000.

No Class A Units are issued and outstanding prior to this Offering. This is the first offering of securities by the Company since its inception. 71,450 Class A Units of the Company are authorized and unissued prior to this Offering.

PLAN OF DISTRIBUTION

The Offering will be made through general solicitation, direct solicitation, and marketing efforts whereby Investors will be directed to the Investor Portal to invest. The Company has engaged Texture Capital, an independent FINRA broker-dealer, to assist with the Unit sales in exchange for a 1% commission fee on the aggregate sales. The Offering is conducted on a best-efforts basis. No Commissions or any other remuneration for the Unit sales will be provided to the Company, the Manager, the Officers, or any employee of the Company, relying on the safe harbor from broker-dealer registration set forth in Rule 3a4-1 under the Securities Exchange Act of 1934, as amended.

The Company will not limit or restrict the sale of the Units during this 12-month Offering. No market exists for the Units and no market is anticipated or intended to exist in the near future, therefore there is no plan to stabilize the market for any of the securities to be offered.

The Manager, Officer, and the employees of the Company are primarily engaged in the Company’s business of developing real estate investments, and none of them are, or have ever been, brokers nor dealers of securities. The Manager, the Officer, and the employees will not be compensated in connection with the sale of securities through this Offering. The Company believes that the Manager, the Officer, and the employees are associated persons of the Company not deemed to be brokers under Exchange Act Rule 3a4-1 because: (1) no Manager, Officer, or employee is subject to a statutory disqualification, as that term is defined in section 3(a)(39) of the Exchange Act at the time of their participation; (2) no Manager, Officer, or employee will be compensated in connection with his participation by the payment of commissions or by other remuneration based either directly or indirectly on transactions in connection with the sale of securities through this Offering; (3) no Manager, Officer, or employee is an associated person of a broker or dealer; (4) the Manager, Officer, and employees primarily perform substantial duties for the Company other than the sale or promotion of securities; (5) no Manager, Officer, or employee has acted as a broker or dealer within the preceding twelve months of the date of this Offering Circular; (6) no Manager, Officer, or employee will participate in selling this Offering after more than twelve months from the Effective Date of the Offering.

Texture Capital has agreed to act as placement agent to assist in connection with this Offering. Texture Capital is not purchasing or selling any securities offered by this Offering Circular, nor is it required to arrange the purchase or sale of any specific number or dollar amount of securities. However, Texture Capital has agreed to use their best efforts to arrange for the sale of the Units offered through this Offering Circular. In addition to the commissions paid on aggregate sales, the Company may pay Texture Capital 5% of the gross Proceeds from the sale of up to $15,000,000 in Units, resulting from the direct selling efforts of Texture Capital not to exceed $750,000.

If Texture Capital’s efforts lead to all $15,000,000, the maximum commissions to be charged would be $1,250,000. The $1,500,000 is made up of 5% of $15,000,000, or $750,000, and 1% on the remaining $75,000,000, for, but not to exceed, $750,000.

The Company will also publicly market the Offering using general solicitation through methods that include e-mails to potential investors, the internet, social media, and any other means of widespread communication.

This Offering Circular will be furnished to prospective investors via download 24 hours per day, 7 days per week on the Company’s website at https://shastapower.com/fund and via the EDGAR filing system.

The following table shows the total discounts and commissions payable to Texture Capital in connection with this Offering by the Company:

	Price Per Unit	Total Offering
Public Offering Price	$1,000 Class A Unit	$75,000,000
Placement Agent Commissions	$60 per Class A Unit on $15,000,000, then $10 per Class A Unit on the remaining $60,000,000	$1,500,000*
Proceeds, Before Expenses	$75,000,000	$73,500,000

*This represents the maximum potential commissions due to Texture Capital. The commissions actually due may be less than this number conditional on the success of Texture Capital’s targeted sales efforts.

Other Terms

Texture Capital has also agreed to perform the following services in exchange for the compensation discussed above:

- Act as lead broker for the Offering, coordinating efforts of parties involved and providing regulatory guidance;

- Manage the back-end process of the Offering Investor Portal technology, Investors use to invest in the Offering;

- Coordinate with Issuer to make all related state “blue-sky” filings (Issuer will be responsible for fees charged by states)

- Reviewing marketing materials if requested;

- Identify prospective Investors and arrange introductions.

- Performing AML/KYC checks on all Investors, and;

- Providing other financial advisory services normal and customary for Regulation A offerings and coordinate with the Company’s registered transfer agent and legal representatives.

In addition to the Compensation described above, there will be a one-time consulting fee (“Consulting Fee”) of $15,000, payable upon execution of the broker-dealer agreement. The Consulting Fee will cover expenses anticipated to be incurred by Texture Capital such as due diligence expenses, working with the Issuer’s counsel in providing information to the extent necessary, coordination of state “blue sky” filings, and other services necessary and required prior to approval of the Offering. To the extent any such expenses are not actually incurred, the balance of the one-time fee will be reimbursed to the Company, pursuant to FINRA Rule 5110(g)(4)(A).

The Issuer will be responsible for all FINRA filing fees associated with the Offering. The filing fees are estimated to be $11,750, comprising the one-time FINRA standard document fee ($500) plus 0.015% of the proposed maximum aggregate offering of $75,000,000 ($11,250).

Capital Call

In the event the Capital Contribution of any one Investor is equal to or greater than $500,000 US dollars, the Investor will be given the option to pay the Capital Contribution in full or through two (2) equal installments. The Capital Contribution payments shall be payable on the Capital Call by the Manager.

After 180 days have expired from the Initial issue date, the Manager may issue a Capital Call at any time for such amounts, in U.S. Dollars, as the Manager may determine in the sole discretion of the Manager. The Capital Call demand amount for any one Capital Call is the “Call Amount.” The Call Amount shall be for a fixed amount and may not exceed the total outstanding Unfunded Committed Capital for all Members. If there is a difference between the Committed Capital of a Member and the Capital Contribution of that Member as of the date of the Capital Call, such a Member has an obligation owed to the Company to pay some or all of the remainder of the Committed Capital (the “Unfunded Committed Capital”) at the demand of, and in the amounts as stated by the Manager. The Manager shall demand Unfunded Committed Capital only from those Members who have Unfunded Committed Capital and the Member is under an obligation to their pro rata share of the call amount. In the event an obligated Member fails to pay the full amount of their portion of the call amount (“Defaulting Member”), in a timely manner, the Manager may decide, at the sole discretion of the Manager, to bring the Defaulting Member’s Unfunded Committed Capital balance to zero. The Company shall be the sole person who may bring a claim against a Defaulting Member. The Members acknowledge and agree that they waive any right to bring a claim against a Defaulting Member for the Defaulting Member’s failure to pay their portion of the call amount. A Defaulting Member’s unpaid portion of a Call Amount will not be allocated amongst the other Members who are subject to paying the Call Amount.

Class A Units will be allocated only on the fifty percent (50%) amount, with the remaining Class A Units issuance occurring when the outstanding fifty percent (50%) is funded. Capital Call investments must be fully funded before the final close of the Offering.

For clarity, an Investor who commits only $300,000 at the time of subscription must fully fund the amount; whereas, an Investor who commits to invest $750,000 can initially pay $375,000 Committed Capital and receive one-half of the Class A Units. Upon the Capital Call by the Company, the $750,000 Investor will be obligated to pay the remaining $375,000 Committed Capital, after which the Investor will receive the second half of the Class A Units.

SELLING SECURITYHOLDERS

There are no selling securityholders in this Offering.

USE OF PROCEEDS

The Company intends to raise Offering Proceeds to engage in the following activities:

Class A Units
	25%	50%	75%	100%
1. Interconnections and Interconnection Deposits	$11,025,000	$24,625,000	$39,562,500	$54,250,000
2. Land Costs	$ 1,668,750	$ 2,812,500	$ 3,843,750	$ 4,625,000
3. Advertising and Project Marketing	$ 1,500,000	$ 2,500,000	$ 3,750,000	$ 4,500,000
4. Operations Costs	$ 1,431,250	$ 2,562,500	$ 3,468,750	$ 4,125,000
5. Cash on hand	$ 3,125,000	$ 5,000,000	$ 5,625,000	$ 7,500,000
TOTAL	$18,750,000	$37,500,000	$56,250,000	$75,000,000

1. INTERCONNECTIONS AND INTERCONNECTION DEPOSITS: Solar interconnection is the process of connecting an electrical generating system to the electric grid, managed through an official agreement with the utility company. It requires formal approval from the utility and involves applications, interconnection deposits, engineering reviews, transmission system upgrades, and final inspections before the system receives permission to operate. Each Project must undergo a rigorous, multi-step study process to assess potential impacts to the grid from the new generation. A renewable energy-generating facility cannot sell into the market or reduce carbon emissions unless and until that facility is interconnected to the grid.

a. Interconnection Deposits:

i. Deposits Required. In November 2023, the Federal Energy Regulatory Commission (“FERC”) overhauled the process of its standardized interconnection rules, procedures and agreements. Interconnection customers must pay the transmission provider a deposit for carrying out interconnection studies. Due at the time of the interconnection request, the study deposit amount will be based on the MW size of proposed generating facility.

There is no single "standard" interconnection deposit cost, as it varies significantly based on the project's size and the specific grid operator or utility. The cost for an interconnection deposit varies significantly by project size and location, but typically includes a non-refundable application fee and a refundable study deposit ranging from approximately $35,000 to over $250,000. FERC requires a single upfront deposit rather than staged collections through process.

ii. Guaranteeing Seriousness of Intent. The deposit acts as a financial commitment from the solar developer, indicating their seriousness about pursuing the project. It ensures that only developers who are committed and financially stable proceed with the grid interconnection application, thereby avoiding the grid operator's resources being tied up by projects that may not come to fruition.

FERC’s requirement of greater financial readiness deposits and demonstration of site control is expected to curb speculative interconnection requests, reduce congestion in the queue, and enable viable projects to move more quickly through the process.

iii. Offsetting Administrative Costs. Interconnection deposits help to offset the administrative costs incurred by the utility in processing applications and performing necessary evaluations and modifications to the grid.

iv. Encouraging Proper Planning. By requiring a deposit, utilities encourage developers to adequately plan and prepare their projects. This planning includes proper site selection, feasibility studies, and preliminary engineering that take into account the specific requirements and constraints of the existing grid infrastructure.

b. Interconnection Feasibility and Facilities Studies: Interconnection feasibility, system impact, and facilities studies are paid for by the interconnection customer (the developer of the new generation facility), typically through an initial deposit followed by payment for the actual costs incurred, which may be drawn from the deposit itself. The process begins with the interconnection customer submitting an interconnection request and an application fee or initial deposit to the transmission provider or utility. This deposit is applied toward the cost of the studies.

c. Interconnection Agreement: The formal contract detailing the terms and conditions for connecting to the grid is commonly called a Large Generation Interconnection Agreement (LGIA), or simply the interconnection agreement. This document outlines engineering requirements, costs, timelines, and responsibilities for maintenance and grid upgrades.

d. Actual Cost Responsibility: The interconnection customer is responsible for the actual costs of the studies, which can involve work performed by the utility's staff, consultants, and other participants.

e. Interconnection Costs: Interconnection costs cover the actual physical and engineering expenses for grid connection, including utility-owned equipment, new transmission wires, substation upgrades, communication infrastructure, metering, and labor, plus the costs for complex network upgrades (like new lines or substations) to maintain reliability, all determined by the detailed feasibility and facilities studies. These charges can be significant, often shifting from modest initial fees to large sums for network reinforcements needed to handle new generation.

f. Safety and Standards: The interconnection process is a critical safety measure. The utility and local authorities verify that the system is properly designed and installed with necessary safety features, such as automatic shutdown (anti-islanding protection) during power outages to protect utility workers.

g. Permission to Operate (PTO): The final step in the process is receiving the Permission to Operate letter from the utility, which is the official authorization to turn on your system and begin generating and exporting electricity.

h. Ongoing Costs: Interconnection costs include both one-time upfront charges, such as the interconnection deposit, and potential ongoing maintenance and operational costs.

2. LAND COSTS - Land options provide us the flexibility to conduct thorough due diligence and obtain necessary permits and financing before fully committing to the purchase or lease of the land. This includes feasibility studies, environmental impact assessments, permitting and grid connection approvals.

a. Option Fee: This is a payment made to the landowner to secure the exclusive right to purchase or lease the land. This fee can be a fixed amount or a percentage of the land’s value and is typically non-refundable.

b. Due Diligence Costs: While technically separate from the option fee, these are costs incurred during the option period. They cover environmental assessments, title research, legal review, engineering, design, site surveys, zoning compliance checks, and other pre-construction evaluations necessary to determine if the project is feasible.

c. Option Payments: The option agreement includes payments for the use of the land during the option period, and for the exclusive right to enter into a lease or purchase.

d. A Mineral Right Waiver is an agreement where the holder of the mineral rights relinquishes their right to access and extract minerals in the area designated for the solar project. This can be temporary (lasting as long as the project) or permanent.

e. Easements: Easements are legal agreements that grant us the right to use a portion of the land for specific purposes, such as installing transmission lines, access roads, and utility connections necessary for the solar project. These agreements ensure we have uninterrupted access to and from the project site and the ability to connect to the power grid. Securing easements involves negotiating with landowners to define the scope and terms of use, ensuring that our infrastructure can be built and maintained without future legal or logistical complications.

f. Title Work: Title work involves a thorough examination of the land's ownership history and any existing claims or liens. This process is crucial to confirm that the seller has clear and marketable title to the property, ensuring there are no legal obstacles to the project's development. Title work includes conducting title searches, obtaining title insurance, and resolving any discovered issues, such as encumbrances or disputes. Clear title guarantees that our investment is secure and that we have full legal rights to develop the land for the solar project.

3. ADVERTISING AND PROJECT MARKETING

a. Strategy Overview: Our advertising and marketing strategy aims to support the launch of Shasta Power Fund II, LLC, a Regulation A+ Offering focused on raising $75M in three years. We plan to promote affordable, reliable solar energy nationally, achieving both social good and long-term value for our investors. Our goal is to create a robust marketing and digital program that balances experimentation with best practices, actively reducing risk and ensuring a solid return. This strategy will enhance marketing efficiency, operational processes, and security and data management. Our objectives include successfully launching the fund, boosting organic traffic, reducing customer acquisition costs, increasing return on ad spend, improving the investor acquisition experience, streamlining investor onboarding, establishing category leadership, and delivering long-term value to our investors.

b. Estimated Timeline:

i. In Phase 1, from August 2025 to December 2027, we will focus on copywriting, website design and development, asset standardization, and creating launch assets such as webinars, social media optimization, lead generation tools, and podcast branding. Additionally, we will conduct Broker-Dealer/SEC reviews and a security audit.

ii. Phase 2, set for February 2026, will involve pre-launch email campaigns, segmented email and social media launch campaigns, ongoing ad campaigns, social media activities, and podcast distribution, along with testing and optimizing marketing assets.

iii. Phase 3. Aiming for July 2026 to December 2026, will include weekly funnel performance analytics and optimization, ongoing ad campaigns, social media management, and bi-monthly podcast production and distribution.

iv. Finally, Phase 4, spanning from January 2027 to August 2030, will continue all Phase 3 activities, rapidly increase ad spend, launch a podcast PR campaign, and commence ongoing YouTube video production and distribution.

c. Approximate Budget: The budget for Phase 1, from August 2025 to December 2027, totals $250,000. Phase 2, in February 2026, will cost $80,000. For Phase 3, from July 2026 to December 2026, the budget is $300,000. Phase 4, from January 2027 to August 2030, has a projected total cost of $3,870,000, driven by the success and reach of the campaign.

d. Conclusion: By implementing this comprehensive and phased advertising and marketing strategy, we are well-positioned to achieve our ambitious goals for the Shasta Power Fund II. Each phase is meticulously designed to build momentum, optimize performance, and maximize returns, ensuring that we meet our fundraising target of $75M within three years. With a focus on innovation, efficiency, and best practices, we aim to establish Shasta Power Fund II as a leader in the solar energy sector, delivering significant social good and long-term value to our investors. Our strategic investment in robust marketing efforts will propel us towards sustained growth, increased market presence, and lasting category leadership.

4. OPERATIONS COSTS – The Company will use proceeds of the Offering for operating expenses, particularly for professional fees such as accounting, legal and engineering, travel and entertainment expenses and business licenses.

These anticipated uses will not change if the Company fails to reach the Maximum Offering Amount. The foregoing represents the Company’s best estimate of the allocation of the Proceeds of this Offering based on the planned Use of Proceeds for the Company’s operations and current objectives. The Company will not raise funds from other sources in order to achieve its investments, except the possible use of leverage from third-party, trusted lenders for the acquisition or refinancing of properties. Notwithstanding the foregoing, the Company may borrow money from financiers, other lenders, or banks to fund its investments, who are not yet identified as of the date of this Offering Circular, as the Company does not have any agreements with any financers, lender, or banks to borrow funds.

The Company hereby reserves the right to change the anticipated or intended Use of Proceeds of this Offering as described in this Section and as described elsewhere within this Offering Circular.

DESCRIPTION OF THE BUSINESS

CORPORATE HISTORY

Shasta Power Fund II, LLC (the “Company,” “SPF II,” the “Issuer,” “we,” “us” or “our”), is a Delaware limited liability company formed on July 15, 2024. The primary business of the Company is to acquire real property, via lease and/or purchase option, primarily in the form of raw land or substantially undeveloped land, and develop photovoltaic (solar) power (or other renewable energy) generation and energy storage sites on the acquired real property before using its best efforts to sell the developments.

SUMMARY

The Company will engage primarily in the business of acquiring real property via option, purchase or lease throughout the United States (and potentially internationally) primarily in the form of raw land or substantially undeveloped land and develop photovoltaic (solar) power (or other renewable energy) generation and energy storage sites on the acquired real property before using its best efforts to sell the developments.

The attainment of net profits by the Company will be primarily dependent upon the Company (i) identifying and locating real property available for option, purchase or lease which is suitable for the development of photovoltaic (solar) power (or other renewable energy) generation and energy storage sites; (ii) acquiring the real property via option, purchase or lease; (iii) receiving all permits and approvals required for the development of a photovoltaic (solar) power (or other renewable energy) generation and energy storage sites on the acquired real property; (iv) successfully negotiating and contracting for interconnection to power transmission infrastructure owned by third-party companies; and (v) successfully developing a photovoltaic (solar) power(or other renewable energy) generation and energy storage sites. Accordingly, there is no assurance that any or all of these investment objectives will actually be attained (see “Risk Factors”).

Once one or more parcels of real property are acquired by the Company via option, purchase or lease, the Company must apply for and receive all the necessary federal, state, and local permits and approvals required prior to breaking ground and commencing construction. The Company must also contract for a revenue contract to sell the energy from the Project and an interconnection agreement to physically connect the Project to the electrical infrastructure owned by the local utility or balancing authority.

During the solar development phase, the Company will use its best efforts to find a purchaser for the developed site. The Company believes the developed site may be worth significantly more than the acquisition and development costs. The Manager believes that the best course of action will be to sell the fully developed site as soon as is practicable following the completion of development when the developed site is ready for construction; however, the Company may continue from development into construction and operation prior to sale if the Manager believe this will maximize profits for Investors. For real property acquired by purchase, the underlying acquired property may be worth significantly more than the acquisition cost in addition to the potential for the developed site being worth more than the cost of acquisition and development.

The Company will review hundreds of potential sites, and will conduct engineering studies on fifty (50) or more new utility scale solar sites with existing interconnection infrastructure and viable land areas (i.e. substation studies, land analysis, utility queue positions and market analysis). Once this has been achieved the objective of the Company is to begin development on the best performing four to seven (4-7) project areas (approximately 1500MW PV solar plus energy storage on 10,000 acres of land control). SPF II’s main objective is to develop utility scale solar projects which will include an energy storage component and to deliver a renewable energy project portfolio targeting 1500 MW of shovel-ready utility scale assets.

Each project will be formed into its own LLC (the “Project(s)”) which will be owned, operated and funded by SPF II as the parent company. Each Project will be developed by the SPF II Management Team for a period of one to four (1-4) years and then most likely sold off to independent power producers, public or private utilities, rural electric cooperatives, municipalities, corporate entities, energy developers or other major energy users. The Company plans to compensate Investors at the time of the subsidiary sale. The Company has three reputable development partners; Base Energy, LLC, Clean USA Power, Inc, and Coyote Worx, LLC (the “Development Partners”).

Interconnection & Interconnection Deposits

An interconnection agreement is generally required from the applicable local electrical utility to interconnect a solar energy system with the utility grid. In almost all cases, interconnection agreements are standard form agreements that have been pre-approved by the local public utility commission or other regulatory body with jurisdiction over interconnection. As such, no additional regulatory approvals are required once interconnection agreements are signed. We prepare and submit these agreements to ensure compliance with interconnection rules.

Some jurisdictions place limits on the size or number of solar energy systems that can be interconnected to the utility grid. This can limit our ability to sell and install solar energy systems in some markets. The regulatory environment is constantly changing.

Securing an interconnection agreement for a solar power generating facility typically involves upfront Interconnection Deposits. The Company may incur various expenses when paying for an interconnection agreement, especially when connecting a new power generation facility to an existing grid system. The Company needs to anticipate and manage a range of expenses associated with interconnection agreements, including study deposits, interconnection facility costs, and potential network upgrade costs. Understanding the accounting and financial implications of these expenses is also essential for successful Project development. Interconnection costs can differ widely depending on various factors, such as Project size, location, voltage requirements, and the need for network upgrades.

The Company intends to cover the costs associated with the Interconnection Deposits through the issuance of the Company’s Class A Units. In addition to GAAP Profits from Company Operations, less expenses, and at the discretion of Management, the Company intends to provide investors payment of the Class A Preferred Return as well as repayment of the original capital contribution to the Company based upon the sale or refinance of one or more of the Project(s) or associated Special Purpose Entities, or refunds of the Interconnection Deposits due to cancelation of the Projects thereof.

Environmental Regulations

The Company will be subject to a variety of federal, state, and local governmental laws and regulations related to the purchase, storage and use of electricity on previously disturbed land. Some laws and regulations may impose substantial liabilities for the failure to comply with any contamination resulting from operating on previously contaminated land or operations associated with some of our assets. Laws and regulations protecting the environment have become more stringent in recent years, and may in certain circumstances impose “strict liability,” rendering a person liable for environmental damage without regard to negligence or fault on the part of such person. Such laws and regulations may expose us to liability for the conduct of or conditions caused by others, or for our acts which were in compliance with all applicable laws at the time such acts were performed. The application of these requirements or the adoption of new requirements could have a material adverse effect on our financial position and results of operations. Compliance with these laws and regulations may be costly and may have a material adverse effect on our business and results of operations.

The Company will obtain all federal, state, and local permits and approvals to commence building and operating the project.

Shasta Power Operational Performance

In 2021 Shasta Power LLC created the Summit Power Fund LLC, a Delaware limited liability company (“SPF”), to raise capital, develop solar plus electricity storage projects, and sell the projects to independent power producers with generally the same objectives as Shasta Power Fund II, LLC. Between 2021-2025 SPF raised $15.48 million from accredited investors, then began developing five projects. As of August 1, 2025, SPF has closed on the sale of two solar projects; one 28-Megawatt project in Oklahoma sold August 1, 2025, one 7-Megawatt project in Illinois sold October 26, 2022, and is under exclusivity to sell an 80-Megawatt project in Oregon. The interconnection deposits have been fully funded for two projects; one in Oregon and one in Oklahoma. The Oklahoma project has been sold and initial closing payment has been made by the buyer, with additional milestone payments over the next 12 months. The Oregon 80-Megawatt project is under an exclusivity contract with the expectation to close the sale in 2026. The two remaining projects, both located in Kansas, are progressing toward notice to proceed (NTP) and are expected to close in March 2026. To fund the remaining deposits, the Summit Power Fund created an interconnection deposit class of preferred shares within the fund, raising over $1.5 million as of December 31, 2025. Investor capital and profits payments to SPF investors began in December 2024, with $2,179,577 paid in December 2024 and $1,599,000 paid in September 2025.

Between 2017-2020, the Shasta Power development partners raised $2.6 million and began development of a 200 MW plus energy storage project covering 1450 acres in California. The project was sold to an independent power producer in 2020.

The Company Management Team also raised another $7 million for renewable energy real estate since 2011 which is delivering on its fund goals with quarterly income distributed to investors since inception. This brings the total funds raised by the founding team to over $25 million.

SPF II’s Management Team has targeted new solar development assets across a diverse geography of renewable friendly markets targeting fossil fuel replacement.

The Company is projecting that through careful planning and deployment of the development capital ($75M dollar target) the Investors may achieve approximately a 150% return on capital over the life of the fund, and depending on their tranche of investment.

The Managers have made this projection based on the collective experience with SPF detailed above, and from selling a 200MW solar plus energy storage site in California. It should be noted that the early investors in all of the Managers’ funds accepted more risk in the development, and early investors are receiving actual and projected higher rates of return than later investors. Like all Shasta Power investments, capital return in the first few years of SPF II’s deployment is one of its primary objectives.

The Managers will approach each of the SPF II Projects in much the same way as the SPF, notably focused on analyzing a number of suitable sites, selecting the best locations based on project fundamentals, and focusing on the projects with highest probability of success and largest rate of return.

TARGET MARKETS

The Company will raise Proceeds from this Offering to acquire properties in the United States with a specific focus on plains, ranch, and farmland areas in the Northwest, Midwest and Southern regions of the country.

VETTING PROCESS FOR PROPERTIES OR PROJECTS:

During the property and project activation process, Shasta Power will assess and evaluate the underlying suitability and compliance of all properties and related business plan feasibility. Factors and requirements in rendering an acquisition process and decision include the following:

1. Preliminary Assessment of internally selected site or Initial Inquiry from Lead

●	Initial Land Assessment: Conduct a preliminary review of the land's location, size, and solar irradiance data to determine basic suitability and ability to obtain permits.
●	Receive Inquiry: Document initial contact with landowners or agents expressing interest in leasing or selling land for solar development.

2. Detailed Site Evaluation

●	Energy Off-Taker Identification: Identify potential buyers of the generated power, including local utilities and large energy consumers.
●	Transmission Infrastructure Analysis: Evaluate proximity to existing transmission lines, substation capacities, and interconnection queues. Investigate the feasibility of connecting to the grid, including distance and cost implications.
●	Land Use Compatibility: Check local zoning laws and land use compatibility. Determine if the land is already designated for energy production or if rezoning is necessary.

3. Environmental and Regulatory Compliance

●	Environmental Impact Assessment (EIA): Conduct an EIA to identify any critical habitats, endangered species, or other ecological sensitivities that may affect project viability.
●	Regulatory Review: Review state and local regulations regarding solar development. Ensure the project complies with all environmental, construction, and operational regulations.

4. Community and Stakeholder Engagement

●	Local Community Consultation: Engage with local communities to understand and mitigate any concerns regarding the solar project. This may include visual impact, noise, and local benefits.
●	Stakeholder Mapping and Engagement: Identify and engage relevant stakeholders including local government officials, environmental groups, and other influencers.

5. Technical and Financial Analysis

●	Site Visits and Technical Surveys: Conduct detailed site visits to assess geographical, geological, and topographical characteristics. Include solar irradiance studies over time to forecast energy production.
●	Financial Viability Assessment: Evaluate the economic feasibility including potential revenue, costs of development, connection, and ongoing operation. Assess tax implications and available incentives.

6. Legal and Title Investigation

●	Title Search and Insurance: Conduct a thorough title search to ensure there are no encumbrances, liens, or disputed ownership issues. Obtain title insurance if necessary.
●	Mineral and Other Rights Verification: Verify if mineral rights are intact or severed and assess the impact on the solar project.

7. Final Selection and Procurement

●	Site Selection Committee Review: Present findings to an internal site selection committee for review and approval based on predefined criteria.
●	Negotiation and Acquisition: Once approved, proceed with negotiations for land acquisition through purchase or lease agreements.

8. Permitting and Final Approvals

●	Permit Acquisition: Secure all necessary local, state, and federal permits. This includes building permits, environmental permits, and any special solar project permits.
●	Final Investment Decision: Based on all gathered information and secured permits, make the final investment decision.

9. Investor and Public Announcement

●	Investor Engagement: Inform and engage with investors regarding the project status and final decision.
●	Public Announcement: Officially announce the project through press releases and community meetings to ensure transparency and community buy-in.

10. Documentation and Reporting

●	Maintain detailed records at each step to ensure transparency and compliance. Regularly update necessary filings, such as Form 1-A, with new and relevant information regarding site evaluations and decisions.
●	Analysis is performed using proprietary methods to identify appropriate sites that lend themselves to greenfield development. Process includes a review of GIS data in conjunction with a thorough infrastructure analysis performed by primary and secondary sources.
●	After site identification has been performed, a secondary, deeper analysis is performed through site inspection, site appraisals, environmental reports, civil engineering analysis as well as transmission and distribution analysis performed by a blend of internal resources and outside consultants.

TAX EQUITY

The Investment Tax Credit (ITC) for clean energy projects has undergone significant shifts and continues to evolve, most notably with the passage of the Inflation Reduction Act (IRA) in August 2022 and, more recently, the "One Big Beautiful Bill Act" (OBBBA) enacted on July 4, 2025. Initially, the ITC was primarily a mechanism that allowed developers of renewable energy projects, such as solar and wind installations, to claim a tax credit based on a percentage of the investment cost of the project. This credit was applied against the tax liability of the entity developing the project, effectively reducing the overall project cost and encouraging investment in renewable energy sources.

The OBBBA reduces technology-neutral tax credits for new solar projects. Under OBBBA, solar projects face a shorter window to qualify for tax credits and significant changes to ITC requirements. Projects must begin construction before July 5, 2026, to qualify for a four-year placed-in-service timeline. Otherwise, they must be placed in service by December 31, 2027.

On July 7, 2025, the Department of Treasury received an executive order directing strict enforcement of the termination of the clean electricity production and investment tax credits for solar technologies, including issuance of "new and revised" guidance to (i) ensure that policies concerning the "beginning of construction" ("BOC") are not circumvented and (ii) implement the enhanced foreign entity of concern ("FEOC") requirements of the OBBBA. Current IRS guidance defines "beginning of construction" through either performing significant physical work ("Physical Work Test") or incurring 5% or more of the project cost ("Five Percent Safe Harbor"). The executive order suggests reviewing and possibly modifying these rules, potentially increasing the required physical work or incurred costs, restricting broad safe harbors for establishing the start of construction, and requiring a substantial portion of the project to have been built. The new guidance from the Treasury Department is anticipated by August 18, 2025.

As stated above, for any projects that begin construction after December 31, 2025, the OBBBA imposes the new FEOC restrictions in order for projects to qualify for the clean energy tax credits. In general, no ITC is allowed if a project is owned by, effectively controlled by or influenced by a foreign entity, including defined foreign entities of concern and a US or noncovered entity that a foreign concern effectively controls, or if it relies on significant inputs from such entities. OBBBA also introduces material assistance thresholds requiring the Company to audit and prove that their supply chains are sufficiently free from FEOC influence.

While the revised ITC offers substantial benefits for promoting clean energy and driving economic growth, the Company and potential investors will need to carefully navigate the changes and remain informed about ongoing guidance and potential changes. We believe the Company may be uniquely positioned to benefit from this change; however, the ITC is a complex tax incentive and does not guarantee a quantifiable benefit to the Company until it is fully captured.

EXIT STRATEGY

Successful Outcome

Project Development and Sale: The primary strategy involves developing utility-scale solar projects and then selling these fully developed sites. The Projects are expected to be sold as soon as they are ready for construction or at any point during the development to maximize profits. Investors may receive profits upon the sale of these Projects. The timeline for sales and profit disbursements is projected across several years, ensuring capital is returned and profits are distributed based on the development cycle.

Profit Disbursement: Profits from Project sales are distributed to investors, typically over a five-year period, but may extend to 8 or even 10 years in slower markets.

High Returns: Successful sales and developments can result in high internal rates of return (IRR) for Investors, with some individual projects targeting IRRs as high as 20% to 30%.

Strategic Partnership and Pre-Sale Agreements: To further enhance the probability of successful outcomes, Shasta Power LLC and its affiliates will engage in strategic partnerships with major renewable energy companies and utilities early in the development process. This strategy involves negotiating pre-sale agreements that secure a buyer before the project is fully developed, reducing market risk and securing a revenue stream upfront. These partnerships can also provide access to additional expertise and potentially lower construction and operational costs.

Additional Successful Outcome Strategies

Equity Partnerships: Instead of selling Projects outright, we may consider forming equity partnerships where strategic partners invest in the Project in exchange for a stake. This can provide ongoing capital influx and reduce the financial burden on Shasta Power while maintaining some control over the project.

Government Incentives and Grants: The Company may receive financial leverage government incentives, such as the Investment Tax Credit (“ITC”) and Production Tax Credit (“PTC”) and grants for renewable energy projects. The recent passage of the "One Big Beautiful Bill Act" (OBBBA) reduces technology-neutral tax credits for new solar projects. Under OBBBA, solar projects face a shorter window to qualify for tax credits and significant changes to ITC requirements. While the revised ITC offers substantial benefits for promoting clean energy and driving economic growth, the Company and potential investors will need to carefully navigate the changes and remain informed about ongoing guidance and potential changes.

Revenue Sharing Agreements: SPF II could negotiate revenue sharing agreements with local communities or governments, which can ensure a steady income stream post-construction. This not only solidifies community support but also attracts investors who value stability and community engagement.

Unsuccessful Outcome

Mitigated Risk Strategy: Shasta Power Fund II employs a mitigated risk strategy to protect capital. This includes refundable utility deposits and structured lease options to minimize losses if a Project does not progress as planned. Should a Project face delays or failure, the capital at risk is minimized by careful Project selection and development stages that involve significant due diligence and phased investments.

Capital Return: If a Project fails to achieve its financial goals, Shasta Power Fund II aims to return as much of the invested capital as possible through the sale of Project assets or remaining land rights.

Exit via Asset Sale: In the worst-case scenario, the Company may sell off the partially developed Projects or land to recoup some of the investments. This strategy is designed to ensure that the Investors do not face a total loss, leveraging the underlying value of the land and any partially completed infrastructure.

Additional Unsuccessful Outcome Strategies

Convertible Debt Instruments: In case of difficulties in achieving Project milestones or financial targets, the Company may consider using convertible debt instruments. This would allow investors the option to convert their debt into equity at a later date, potentially at a discounted price, which can provide a cushion against total financial loss.

Partial Project Sales: Instead of selling the entire Project, the Company may sell portions of the project to different investors. This can help recover some capital and possibly retain some control over parts of the project to try to steer them back to profitability.

Operational Turnaround: If a Project is underperforming, the Company may implement an operational turnaround strategy. This may involve overhauling management practices, cutting operational costs, or reconfiguring the project setup to boost efficiency and output.

Viable Alternatives

Refinancing: If a Project is underperforming, the Company may refinance the Project to secure better loan terms that reduce the cost burden. Lower interest rates or extended payment terms can provide breathing room to manage or reposition the project effectively.

Agri-voltaic Project Development: The Company may consider developing Projects that combine solar with agricultural activities such as grazing or crops, known as agri-voltaics. This strategy may enhance land use efficiency, local community integration and marketability. Agri-voltaic systems can attract a broader range of investors, and may achieve better community acceptance.

Asset Light Models: The Company may shift towards an asset-light model where Shasta Power Fund II focuses on Project development and management without owning or leasing the underlying real estate through third-party partnerships. This reduces capital expenditure and shifts risk to the third-party investors.

PRIOR PERFORMANCE

Over the past four (4) years, the principals of the Company and the Company’s Manager have also developed and managed Summit Power Fund, LLC (“Summit Power”), which has similar investment objectives to the Company, namely, to develop and sell photovoltaic (solar) power generation and energy storage projects. Summit Power has developed or is in the process of developing five (5) such projects.

Similar to the Company’s anticipated plans, Summit Power and its management team targeted assets across a diverse geography of friendly renewable energy markets. This enabled Summit Power to identify raw or substantially undeveloped land, refine its choices and pursue its goal of investing in, licensing and permitting, and developing properties to provide access to construction of photovoltaic power generation projects. Importantly, Summit Power does not acquire the real estate associated with the projects, but rather acquires options to either lease or buy the property. Furthermore, Summit Power does not exercise these options prior to selling the fully developed project to a third party purchaser. Instead, the options to buy or lease the underlying property are transferred to that purchaser as part of the transaction to buy an overall project. As a result, Summit Power does not directly own real estate assets, and therefore did not acquire or sell such properties as might otherwise be described in the Prior Performance tables, below.

The following is a list of Summit Power’s current energy projects, with each owned by an individual subsidiary limited liability company:

Project	Location	Status	Interconnection Deposit Cost	Project Value
Blue Mountain Solar LLC	Umatilla County, OR	Under Development; Marketing to Buyers	$5,642,000	$12,000,000
Summit Solar Project LLC	Cimarron County, OK	Sale Closed	$1,165,000	$4,570,283
Zenith Solar Farm LLC	Stafford County, KS	Withdrawn from Interconnection Queue	$410,000 (posted) $320,000 (refund in process)	N/A
High Point Solar LLC	Crawford County, KS	Under Development; Interconnection Cluster Complete and Permitting in Progress	$1,172,000 (1st posted) $800,000 (2nd posted)	$14,000,000
Peoria Project	Peoria, IL	Sale Closed	$0	$200,000

In the most recent five (5) year period, the principals of the Company’s Manager and Summit Power launched a Regulation D Rule 506(c) offering. Summit Power’s Reg D offering invested into and initiated the development of five (5) photovoltaic solar power generation projects with similar investment objectives to those described in the “Use of Proceeds” section above. These projects, activated between 2021 and 2026, include Blue Mountain Solar LLC in Oregon, Summit Solar Project LLC in Oklahoma, Zenith Solar Farm LLC in Kansas, High Point Solar LLC in Kansas, and the Peoria Project in Illinois. In each case, Summit Power Fund was responsible for procuring investment capital in the form of equity to finance, secure, and commence development of the energy projects.

Summit Power Fund’s Reg D offering continues to be active. To date, two (2) projects have been sold to independent power producers, one (1) project remains in active development and marketing for sale, and one (1) project continues to advance through interconnection and permitting processes. One (1) project, Zenith Solar Farm LLC, was withdrawn from the interconnection queue after the results of required transmission upgrades rendered the project uneconomic under current market conditions.

Summit Power Fund continues to seek investments in interconnection deposit class securities to cover studies and costs required to satisfy interconnection requirements for its remaining development projects.

As with the Company, Summit Power Fund’s offering and sale of interconnection deposit class units are conducted on a continuous, best-efforts basis. Such offerings may commence prior to the identification or finalization of a specific project. Investors in these interconnection deposit class units are able to evaluate the terms of their investment prior to knowing the precise interconnection costs associated with any specific project, as the returns are structured to be independent of any single energy project.

Prior Performance Tables

Table I. Experience in Raising and Investing Funds

As described above, Summit Power Fund, LLC is currently engaged in an exempt offering pursuant to Regulation D, Rule 506(c). Since that offering has not yet closed and no other offerings have been closed by Summit Power, the Company, or any other sponsor affiliated with the Company within the most recent three (3) years, there is nothing to list in Table I.

Table II. Compensation to Sponsor

As described above, Summit Power Fund, LLC is currently engaged in an exempt offering pursuant to Regulation D, Rule 506(c). Since that offering has not yet closed and no other offerings have been closed by Summit Power, the Company, or any other sponsor affiliated with the Company within the most recent three (3) years, there is nothing to list in Table II.

Table III. Operating Results of Prior Programs

As described above, Summit Power Fund, LLC is currently engaged in an exempt offering pursuant to Regulation D, Rule 506(c). Since that offering has not yet closed and no other offerings have been closed by Summit Power, the Company, or any other sponsor affiliated with the Company within the most recent five (5) years, there is nothing to list in Table III.

Table IV. Results of Completed Programs

Because Summit Power Fund, LLC has not completed its operations nor has any other sponsor affiliated with the Company completed operations within the most recent five (5) years, there is nothing to list in Table IV.

Table V. Sales or Disposals of Properties

As described above, Summit Power Fund, LLC has not sold or disposed of any property within the most recent three (3) years, nor has any other sponsor affiliated with the Company. For this reason, there is nothing to list in Table V.

Table VI. Acquisitions of Properties by Programs

As described above, Summit Power Fund, LLC has not acquired any property within the most recent three (3) years, nor has any other sponsor affiliated with the Company. For this reason, there is nothing to list in Table VI.

DESCRIPTION OF PROPERTY

The Company does not currently own any business personal property or real property of any material significance. The Company does not currently lease any property.

The Company intends to begin building its real property asset portfolio using the Proceeds of this Offering as soon as the funds are released from escrow. The Company will seek to develop high quality solar project transactions with the intention of providing participating investors with a real estate and solar power focused investment opportunity that combines income, principal investment growth, and elements of capital preservation.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes thereto contained in this Offering Circular. The following discussion contains forward-looking statements that reflect our plans, estimates, and beliefs. Our actual results could differ materially from those discussed in herein (see "Caution Regarding Forward-Looking Statements").

Plan of Operations

The Company's first 12 months plan of operations will entail acquiring real property, via lease and/or purchase option, primarily in the form of raw land or substantially undeveloped land, and developing photovoltaic (solar) power (or other renewable energy) generation and energy storage sites on the acquired real property before using its best efforts to sell the development, starting as soon as the Minimum Investment Amount is reached.

We expect to use the net proceeds received from this offering in our efforts related to interconnections, exploration of advertising and project marketing, land costs, and operational expenses, as well as for other general corporate purposes. Our anticipated costs include capital costs and deposits for studies conducted by utility companies or grid operators, security deposits applied towards grid and physical infrastructure upgrades, costs associated with purchase or leasing of land including due diligence, option payments, easements or title work, legal, project design, engineering, environmental analysis, surveys, travel, advertising and marketing costs to promote solar energy nationally, general and administrative expenses, and other costs associated with a development-stage technology company.

When considering interconnection deposit requirements during the development phase of the Company’s business plans, based on review of expenses undergone by rival projects, the Company anticipates needing approximately one-third (1/3) of the total capital raised to cover costs, conduct performance of studies, receive security, and to ultimately obtain access to installation of solar panels to the grid. Please refer to the “Use of Proceeds” and “Description of the Business” sections for a detailed discussion of how the Company intends to execute the Plan of Operations.

The amounts that we actually spend for any specific purpose may vary significantly, and will depend on a number of factors including, but not limited to, the pace of progress of our commercialization and development efforts, actual needs with respect to product testing, Project development, market conditions, and changes in or revisions to our marketing strategies, as well as any legal or regulatory changes which may ensue. In addition, we may use a portion of any net proceeds to acquire complementary products, technologies or businesses; however, we do not have plans for any acquisitions at this time. We will have significant discretion in the use of any net proceeds.

The Company has not formally paid money to a utility or grid operator (ISO/RTO) to cover costs for system impact studies, upgrades, and to hold its place in the interconnection queue. Nor has the Company executed a formal, contractual agreement with a utility that outlines all technical, operational, and financial rules for a planned system to connect to their grid. However, as summarized in the following table, the Company currently is in negotiation and reviewing multiple Projects they may pursue.

Status	State	County	Approx. Acreage	PV1 Megawatts	BESS[2] Megawatts	Estimated Interconnection Deposit
Leased[3]	OK	Cimarron	150	2	20	$3,000,000
Negotiating	KS	Barton	470	75	75	$6,500,000
Negotiating	TN	Montgomery	800	85	85	$7,000,000
Negotiating	OR	Lane	150	20	20	$3,000,000
Researching	NE	Greeley	N/A	TBD	TBD	TBD
Researching	TN	Haywood	N/A	TBD	TBD	TBD
Researching	TN	DeKalb	N/A	TBD	TBD	TBD
Researching	TN	Tipton	N/A	TBD	TBD	TBD
Researching	TN	Claiborne	N/A	TBD	TBD	TBD

1 Photovoltaic Megawatts
2 Battery Energy Storage System Megawatts
3 In May 2025, management formed Three Esquinas, LLC (“Three Esquinas”), a Delaware limited liability company and a wholly owned subsidiary of Shasta Power Fund II, LLC, to manage a specific solar potential project location. On August 11, 2025 Three Esquinas entered into an Option Lease and Easement Agreement with the owner of a 150 acre land parcel in Cimarron County, Oklahoma. The option period is 6 years and the lease period is 35 years. The status as a potential project development is very premature, with only the lease option recorded. No interconnection deposits have been committed and no study positions have been activated.

The preceding represents the Company’s best estimate of how to move forward to achieve its intended goals in the most efficient manner. Investors will bedirectly relying on the judgment of our Management Team to assess technical viability, financing incentives, site suitability, and community impact regarding the negotiation, researching, and selection of Projects. In the Company’s opinion, the Proceeds from this Offering will satisfy its cash requirements necessary to implement the plan of operations.

General Overview

Shasta Power Fund II is an early stage company with the purpose of acquiring real property via lease and/or purchase option and to develop a photovoltaic (solar) power generation and storage site on the acquired property. The Company plans to use its best efforts to sell the solar power generation sites once developed. Operating expenses currently consist of advertising and promotion, engineering, software, business licenses and permits, and general administrative expenses.

The following discussion of our financial conditions and results of operations should be read in conjunction with the financial statements and the related notes included elsewhere in this Offering Circular. The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. The Company’s actual results could differ significantly from those discussed in the forward-looking statements.

The Company was formed on July 15, 2024 and the audited financials provided in this report are for the period from July 15, 2024 to December 31, 2024 (“Inception 2024”) and January 1, 2025 to December 31, 2025 (“FY 2025”). Unless otherwise indicated, the latest results discussed below are as of December 31, 2025.

Revenue/Net Loss from Operating Activities

The Company is engaged in the business of acquiring real properties via lease and/or purchase option and to develop a photovoltaic (solar) power generation and storage sites. As of the date of this Offering Circular, the Company has not yet been profitable. For Inception 2024, the Company had a net loss of one hundred eighty-seven thousand six hundred twenty U.S. dollars ($187,620). Based upon the audited Statement of Operations for FY 2025, the Company reports a net loss of Operating Income of approximately one hundred ninety-six thousand six hundred fifty-four U.S. dollars ($196,654). Therefore, as of FY 2025, the Company’s total equity reflects a deficit of three hundred eighty-three thousand two hundred seventy-four U.S. dollars ($383,274), compared to a deficit of one hundred eighty-six thousand six hundred twenty U.S. dollars ($186,620) as of Inception 2024.

Operating Expenses

The Company classifies its operating expenses as advertising and promotion, business licenses and permits, interconnection, engineering research and development, legal and professional, software, title work, travel, recording fees, and meals and entertainment. In Inception 2024 the Company had operating expenses totaling one hundred eighty-seven thousand six hundred and twenty U.S. dollars ($187,620). Based upon the audited consolidated Statement of Operations for FY 2025, the Company reports operating expenses of approximately one hundred ninety-six thousand six hundred fifty-four U.S. dollars ($196,654). The reason for this increase in Company expenditures was additional business licenses and permits, title work, office expenses, and interconnection expenses and an increase in advertising and promotions but decreases in legal and professional fees, software expenses and engineering research and development.

Advertising and Promotion. In FY 2025, the Company experienced a material increase in Advertising and Promotions expenditures from forty-eight thousand ($48,000) in Inception 2024 to one hundred forty-four thousand eighty-four U.S. dollars ($144,084). The Company anticipates continuing to increase Advertising and Promotions expenditures throughout 2026 and into the near future, utilizing net Proceeds from this Offering to promote solar energy nationally with a goal to create a robust marketing and digital program balancing experimentation with best practices.

Software Expenses. Based on Inception 2024, the Company spent nine thousand seven hundred and fourteen U.S. dollars ($9,714) on software expenses. Based upon the audited consolidated Statement of Operations for FY 2025, the Company reports software expenses of approximately seven thousand six hundred ninety-nine U.S. dollars ($7,699). The Company anticipates that annual increases in software expenses will occur upon a successful Offering by the Company, as provided in Use of Proceeds discussions within this document.

Engineering Research and Development. In Inception 2024, the Company spent fifty-two thousand seven hundred thirty-seven U.S. dollars ($57,737) on engineering research and development. In FY 2025, the Company spent four thousand three hundred U.S. dollars ($4,300) on engineering. The Company anticipates that engineering research and development will increase upon a successful Offering by the Company as the Company assesses technical viability, financial incentives, site suitability, and community impact regarding the negotiation, researching, and selection of Projects, as provided in Use of Proceeds and Plan of Operations discussions within this document.

Liquidity and Capital Resources

As of Interim 2024, the Company had cash of zero ($0.00), and total assets of zero ($0.00). For FY 2025, the Company had cash of five thousand eighty U.S. dollars ($5,080), and total assets of twenty four thousand eighty U.S. dollars ($24,080).

The Proceeds from this Offering are expected to materially improve the Company’s liquidity position in both the short and long term. Further, the Proceeds from this Offering are anticipated to support ongoing advertising and promotions, engineering and research development, and engage project development operations. The Company will have additional capital requirements during the fiscal year ending December 31, 2026 to execute its business plan in light of the anticipated uses of the Proceeds (see “Use of Proceeds” above). Therefore, the Company will attempt to raise additional capital through the sale of its securities in this Offering for a maximum of 75,000 Class A Units at a price of $1,000 per Unit, with potential aggregate gross Proceeds of $75,000,000.

There can be no assurance that the Company will be successful in acquiring additional funding at levels sufficient to fund its future capital requirements. If the Company is unable to raise additional capital in sufficient amounts or on terms acceptable to it, the Company may have to significantly reduce, delay, scale back or discontinue the acquisition of its properties and development of its photovoltaic (solar) power generation sites.

MANAGERS AND OFFICERS

Name	Position	Age	Term of Office	Approximate Hours per week
John Copyak	Manager	52	July 15, 2024 - Present	Full-time
Max Roe	Manager	40	July 15, 2024- Present	Full-time

Business Experience

John Copyak

John Copyak, founded Clean USA Power, Inc., and is an experienced real estate investor specializing in renewable energy land leasing and sales since 2007. He manages over a thousand acres of wind and solar parcels within investment companies.

John founded Clean USA Power, Inc. to improve wind and solar land control and provide long term income to investors. Purchasing land and then leasing or selling it to developers can greatly increase a project’s land mass and continuity. Land leases and options also create long term uncorrelated income to impact investors.

Previous endeavors:

President of Pacific Forest Land, Inc.; purchased and sold over 400 California properties

Software engineer at Motorola

Software analyst at Intel Corporation

John holds a B.S. in Finance and Accounting from the University of Arizona.

Max Roe

Max Roe, the founder of Coyote Worx in 2019, is a distinguished project management consultant specializing in commercial and renewable energy development. His extensive background encompasses roles as a builder, real estate asset manager, and investor with a deep focus on renewable energy projects.

Max's journey in construction began at age 15 in Phoenix, Arizona, where he gained valuable hands-on experience in various construction trades. During his university years in Flagstaff, Arizona, he launched his first venture, a handyman business, to support his education. After graduation, Max's career trajectory took him to Colorado, where he joined Henderson Management, the largest privately-owned property management company on the Front Range. Here, he ascended to manage over 400 commercial units and 100,000 square feet of commercial space, showcasing his capability in handling substantial portfolios.

In 2015, Max relocated to Bend, Oregon, to join Clean USA Power. His strategic insights and leadership were instrumental in expanding the company’s assets under management from $2.5 million to nearly $20 million. A key milestone in his career was his role in the development and sale of the Angeles Summit 200 MW solar project in 2020, which he managed alongside his long-time colleague, John Copyak.

Since founding Coyote Worx in 2019, Max has continued to leverage his expertise in project management and renewable energy. His firm has been pivotal in several high-profile renewable energy projects, focusing on optimizing operational efficiencies and enhancing project deliverables. Notably, Max has spearheaded initiatives that have increased the firm’s project portfolio, securing significant private equity investments and fostering robust partnerships within the industry.

Max is renowned for his expertise in renewable energy real estate and development, underscored by his proficiency in communication, private equity fundraising, and strategic negotiations. His approach integrates advanced business and project management systems, ensuring that each project not only meets but exceeds environmental and economic expectations.

Over the past five years, Max Roe’s visionary leadership has driven the expansion of renewable energy projects, contributing significantly to the sector's growth and sustainability. His commitment to excellence and innovation continues to make a profound impact on the renewable energy landscape.

Nature of Family Relationship

There are no family relationships within the Company or the Manager.

No Bankruptcy, Investigations, or Criminal Proceedings

None of the Company’s Officers have been part of any bankruptcy proceedings, proceedings whereby there was a material evaluation of the integrity or ability of the Officer, investigations regarding moral turpitude, or criminal proceedings or convictions (excluding traffic violations).

COMPENSATION OF THE MANAGER AND OFFICERS

The Officers will not receive salaries or compensation from the Offering Proceeds within their roles as Officers of the Company.

The Manager entity will receive fees for the operation of the Company. The Officers of the Company will then be compensated through the Manager entity through those below listed fees.

Manager Fee Schedule

The Manager shall be reimbursed by the Company for all expenses, fees, or costs incurred on behalf of the Company, including, without limitation, organizational expenses, legal fees, filing fees, accounting fees, out of pocket costs of reporting to any governmental agencies, insurance premiums, travel, costs of evaluating investments and other costs and expenses.

Management Fee:	The Company shall pay to the Manager an annual fee equal to five percent (5%) of Unreturned Capital Contributions (the “Management Fee”). The Management Fee shall be payable in twelve (12) installments, due to the Manager at the beginning of each month and calculated based on the Unreturned Capital Contributions for the previous month as adjusted by the Manager from time to time during the Fiscal Year. Within 120 days from the end of Each Fiscal Year, the Manager will prepare the Company's financials for the previously completed Fiscal Year in accordance with the Operating Agreement. If after the annual accounting, the Management Fees that were paid to the Manager over the fiscal year are in excess of the amount actually owed to the Manager over the fiscal year, the Manager will have the option between (1) paying the Company the difference in dollars over one payment; or, (2) deducting the difference from the monthly Management Fee payments to Manager until the difference balance is zero.

AFFILIATES

The following five entities are affiliated with the Company:

1.	Clean USA Power Inc, owned and managed by John Copyak
2.	Coyote Worx, LLC, owned and managed by Max Roe
3.	Shasta Power LLC, the Manager of the Company
4.	Summit Power Fund LLC, a Delaware limited liability company and photovoltaic (solar) power project development subsidiary of the Manager
5.	Three Esquinas LLC, a Delaware limited liability company, a wholly owned subsidiary of Shasta Power Fund II, LLC

CONFLICTS OF INTEREST

The Company and its Affiliates experience conflicts of interest in connection with the management of the Company’s business. Some of these material conflicts include:

1.	The Manager, Shasta Power LLC, is an Affiliate and also manages other Affiliates of the Company, including Summit Power Fund LLC.
2.	The owner and executives of the Affiliates, Clean USA Power Inc., and Coyote Worx, LLC, are the principals of the Manager and executives of the Company.

FIDUCIARY RESPONSIBILITY OF MANAGEMENT

The Manager does not owe any fiduciary duties to the Company and the other Members, including (i) the duty of loyalty and good faith and (ii) the duty of reasonable care and due diligence, except as set forth below.

The Manager shall exercise its duty of loyalty and good faith and duty of reasonable care and diligence so as to perform above (1) the standard of willful or intentional misconduct; (2) gross negligence; or, (3) knowing violation of the law by the Manager.

Indemnification Proceeding Other than by Company.

The Company shall indemnify any Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that the Person is or was a Manager, Member, officer, employee, or agent of the Company, or is or was serving at the request of the Company as a manager, member, shareholder, director, officer, partner, trustee, employee, or agent of any other Person, joint venture, trust or other enterprise, against expenses, including reasonable attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit or proceeding.

Indemnification: Proceeding by Company

The Company may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the Company to procure a judgment in the Company’s favor by reason of the fact that the Person is or was a Manager, Member, officer, employee, or agent of the Company, or is or was serving at the request of the Company as a Manager, member, shareholder, director, officer, partner, trustee, employee, or agent of any other Person, joint venture, trust, or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by the Person in connection with the defense or settlement of the action or suit if the Person acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Company.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

The following table contains certain information as of the Effective Date as to the number of voting units beneficially owned by (i) each person known by the Company to own beneficially more than 10% of the Company’s units, (ii) each person who is a Manager of the Company, (iii) all persons as a group who are Manager and/or Officers of the Company, and as to the percentage of the outstanding units held by them on such dates and as adjusted to give effect to this Offering.

As of the date of this Offering there are no option agreements in place providing for the purchase of the Company’s Units.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Amount and Nature of Beneficial Ownership Acquirable	Percent of Class
Class B	Shasta Power LLC	30,621 Units	-	100%

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

The Company has not had any related-party transactions within the previous two fiscal years.

MATERIAL UNITED STATES TAX CONSIDERATIONS

The following is a summary of the material United States federal income tax consequences of the ownership and disposition of the Interests to United States holders, but does not purport to be a complete analysis of all the potential tax considerations relating thereto. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder, administrative rulings and judicial decisions, all as of the date hereof. These authorities may be changed, possibly retroactively, so as to result in United States federal income tax consequences different from those set forth below. We have not sought any ruling from the Internal Revenue Service (the “IRS”), with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will agree with such statements and conclusions.

This summary also does not address the tax considerations arising under the laws of any United States state or local or any non-United States jurisdiction or under United States federal gift and estate tax laws. In addition, this discussion does not address tax considerations applicable to an Investor’s particular circumstances or to Investors that may be subject to special tax rules, including, without limitation:

●	banks, insurance companies or other financial institutions;
●	persons subject to the alternative minimum tax;
●	tax-exempt organizations;
●	dealers in securities or currencies;
●	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;
●	persons that own, or are deemed to own, more than five percent of our Interests (except to the extent specifically set forth below);
●	certain former citizens or long-term residents of the United States;
●	persons who hold our Interests as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction;
●	persons who do not hold our Interests as a capital asset within the meaning of Section 1221 of the Code (generally, for investment purposes); or
●	persons deemed to sell our Interests under the constructive sale provisions of the Code.

You are urged to consult your tax advisor with respect to the application of the United States federal income tax laws to your particular situation, as well as any tax consequences of the purchase, ownership and disposition of our Interests arising under the United States federal estate or gift tax rules or under the laws of any United States state or local or any foreign taxing jurisdiction or under any applicable tax treaty.

Definitions

U.S. Holder. A “U.S. Holder” includes a beneficial owner of the Interests that is, for U.S. federal income tax purposes, an individual citizen or resident of the United States

Classification as a Corporation

The Company will be treated as a corporation for federal income tax purposes. Distributions to Investors out of the Company’s current or accumulated earnings and profits will be taxable as dividends. The current Federal tax rate on corporations is 21%. An Investor who receives a distribution constituting “qualified dividend income” may be eligible for reduced federal income tax rates. Investors are urged to consult their tax advisors regarding the characterization of corporate distributions as “qualified dividend income”.

Taxation of Distributions to Investors

Distributions to U.S. Holders out of the Company’s current or accumulated earnings and profits will be taxable as dividends. A U.S. Holder who receives a distribution constituting “qualified dividend income” may be eligible for reduced federal income tax rates. U.S. Holders are urged to consult their tax advisors regarding the characterization of corporate distributions as “qualified dividend income”. Distributions in excess of the Company’s current and accumulated earnings and profits will not be taxable to a U.S. Holder to the extent that the distributions do not exceed the adjusted tax basis of the U.S. Holder’s Interests. Rather, such distributions will reduce the adjusted basis of such U.S. Holder’s Interests. Distributions in excess of current and accumulated earnings and profits that exceed the U.S. Holder’s adjusted basis in its Interests will be taxable as capital gain in the amount of such excess if the Interests are held as a capital asset. Investors should note that Section 1411 of the Code, added by the Health Care and Education Reconciliation Act of 2010, added a new 3.8% tax on certain investment income (the “3.8% NIIT”), effective for taxable years beginning after December 31, 2012. In general, in the case of an individual, this tax is equal to 3.8% of the lesser of (i) the taxpayer’s “net investment income” or (ii) the excess of the taxpayer’s adjusted gross income over the applicable threshold amount ($250,000 for taxpayers filing a joint return, $125,000 for married individuals filing separate returns and $200,000 for other taxpayers). In the case of an estate or trust, the 3.8% tax will be imposed on the lesser of (x) the undistributed net investment income of the estate or trust for the taxable year, or (y) the excess of the adjusted gross income of the estate or trust for such taxable year over a beginning dollar amount (the 2024 threshold is $15,200). U.S. Holders should note that for tax years beginning in 2013 and thereafter dividends will be included as investment income in the determination of “net investment income” under Section 1411(c) of the Code.

Taxation of Dispositions of Interests

Upon any taxable sale or other disposition of our Interests, a U.S. Holder will recognize gain or loss for federal income tax purposes on the disposition in an amount equal to the difference between the amount of cash and the fair market value of any property received on such disposition; and the U.S. Holder’s adjusted tax basis in the Interests. A U.S. Holder’s adjusted tax basis in the Interests generally equals his or her initial amount paid for the Interests and decreased by the amount of any distributions to the Investor in excess of the Company’s current or accumulated earnings and profits. In computing gain or loss, the proceeds that U.S. Holders receive will include the amount of any cash and the fair market value of any other property received for their Interests, and the amount of any actual or deemed relief from indebtedness encumbering their Interests. The gain or loss will be long-term capital gain or loss if the Interests are held for more than one year before disposition. Long-term capital gains of individuals, estates and trusts currently are taxed at a maximum rate of 20% (plus any applicable state income taxes) plus the 3.8% NIIT. The deductibility of capital losses may be subject to limitation and depends on the circumstances of a particular U.S. Holder; the effect of such limitation may be to defer or to eliminate any tax benefit that might otherwise be available from a loss on a disposition of the Interests. Capital losses are first deducted against capital gains, and, in the case of non- corporate taxpayers, any remaining such losses are deductible against salaries or other income from services or income from portfolio investments only to the extent of $3,000 per year.

Backup Withholding and Information Reporting

Generally, the Company must report annually to the IRS the amount of dividends paid to you, your name and address, and the amount of tax withheld, if any. A similar report will be sent to you.

Payments of dividends or of proceeds on the disposition of the Interests made to you may be subject to additional information reporting and backup withholding at a current rate of 24% unless you establish an exemption. Notwithstanding the foregoing, backup withholding and information reporting may apply if either we or our paying agent has actual knowledge, or reason to know, that you are a United States person.

Backup withholding is not an additional tax; rather, the United States income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may generally be obtained from the IRS, provided that the required information is furnished to the IRS in a timely manner.

The preceding discussion of United States federal tax considerations is for general information only. It is not tax advice. Each prospective investor should consult its own tax advisor regarding the particular United States federal, state and local and foreign tax consequences, if applicable, of purchasing, holding and disposing of our Interests, including the consequences of any proposed change in applicable laws.

ERISA CONSIDERATIONS

In Some Cases, if the Investors Fails to Meet the Fiduciary and Other Standards Under the Employee Retirement Income Security Act of 1974, as Amended (“ERISA”), the Code or Common Law as a Result of an Investment in the Company’s Interests, the Investor Could be Subject to Liability for Losses as Well as Civil Penalties:

There are special considerations that apply to investing in the Company’s Interests on behalf of pension, profit sharing or 401(k) plans, health or welfare plans, individual retirement accounts or Keogh plans. If the investor is investing the assets of any of the entities identified in the prior sentence in the Company’s Units, the Investor should satisfy themselves that:

  The investment is consistent with the Investor’s fiduciary obligations under applicable law, including common law, ERISA, and the Code;
  The investment is made in accordance with the documents and instruments governing the trust, plan or IRA, including a plan’s investment policy;
  The investment satisfies the prudence and diversification requirements of Sections 404(a)(1)(B) and 404(a)(1)(C) of ERISA, if applicable, and other applicable provisions of ERISA and the Code;
  The investment will not impair the liquidity of the trust, plan, or IRA;
  The investment will not produce “unrelated business taxable income” for the plan or IRA;
  Investor will be able to value the assets of the plan annually in accordance with ERISA requirements and applicable provisions of the applicable trust, plan or IRA document; and
  The investment will not constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

Failure to satisfy the fiduciary standards of conduct and other applicable requirements of ERISA, the Code, or other applicable statutory or common law may result in the imposition of civil penalties and can subject the fiduciary to liability for any resulting losses as well as equitable remedies. In addition, if an investment in the Company’s Units constitutes a prohibited transaction under the Code, the “disqualified person” that engaged in the transaction may be subject to the imposition of excise taxes with respect to the amount invested.

SECURITIES BEING OFFERED - DESCRIPTION OF THE SECURITIES

The securities being offered are equity interests in Shasta Power Fund II, LLC. The equity interests are in the form of LLC membership interests represented by Class A Units and Interconnection Deposit Class Units. Class A Units, as a class of Company Members, constitute a total equity interest in the Company of seventy percent (70%) with the remaining thirty percent (30%) of equity interest in the Company vesting to Class B Member. To determine the percentage of ownership in the Company for the LLC membership denominated by Class A Units, calculate the ratio whereby the number of Class A Units owned by an Investor is divided by the total number of outstanding Class A Units. Each Class A Unit is $1,000. No fractional Class A Units will be issued. Each Interconnection Deposit Class Unit is $1,000.

By purchasing Membership Interests through this Offering, an Investor will become a Member of the Company and will be granted rights as stated below.*

*Please note that the following is a summary of the rights granted to an Investor and is not exhaustive. For a complete description of all rights associated with Membership in the Company, please see Exhibit 3, “Operating Agreement.” All capitalizations in this section are defined in Article I of the Operating Agreement and all references to Sections or Articles relate to the applicable Section or Article in the Operating Agreement.

Distribution Rights :

Distributions of Distributable Cash, if any, shall be determined and issued in Manager’s sole and unreviewable discretion. The Company may, but shall not be obligated to, make distributions on a Fiscal Quarterly basis after the Manager has determined the Company has Distributable Cash. Except as provided in Section 11.2, the Manager shall distribute any Distributable Cash to the Members, as follows:

(A)	First, to the Class A Members, pro rata, in amounts equal to their accrued but unpaid Class A Preferred Return;
(B)	Then to Class A and Class B Members, pro rata, up to the amounts of their Unreturned Capital Contributions as of the date of the distribution;
(C)	Then seventy percent (70%) to the Class A Members, as a group, pro rata, based upon each Class A Member’s relative Percentage Interest of all Class A Membership Interests; and thirty percent (30%) to the Class B Members, as a group, pro rata, based upon each Class B Member’s relative Percentage Interest.

See Exhibit 3 - Operating Agreement, Section 11.1.

Voting Rights: Each of the Class A Members waives their right to vote on any matters other than matters that cannot be waived under the Delaware Limited Liability Company Act. Notwithstanding anything contained in the Operating Agreement, the Members shall not participate in the day-to-day management of the business of the Company.

Liquidation Rights: Upon liquidation of the Company, distributions shall be remitted to the Members to the extent and in proportion with their aggregate Capital Contributions until the aggregate amount distributed to such Members in accordance with the Operating Agreement is sufficient to provide for a return of such Members’ Capital Contributions by the Company.

Preemptive Rights: There are no preemptive rights for Members of the Company. This includes no right to purchase any classes of interests, options, warrants, or any other security convertible into Company interests.

Discretionary Redemption and Withdrawal: No Class A Member may have the right to voluntarily or involuntarily withdraw, resign, or otherwise disassociate (a “Withdrawal” or to “Withdraw”) or receive a return of its Capital Contribution and any unpaid distributions from the Company for a period of five (5) years from the Unit Issue Date (the “Five Year Term”) applicable to said Class A Member except (1) on the prior written consent of the Manager, which may be withheld, conditioned or delayed in Manger’s sole discretion; or, (2) upon the occurrence of a Capital Event, whichever is earlier.

Mandatory Redemptions: The Manager shall only accept Capital Contributions from an ERISA Investor and issue Units in exchange thereof (and admit said ERISA Investor as a Member if applicable) if, after said issuance, the Units held by ERISA Investors, collectively, would be less than twenty five percent (25%) of the Units then outstanding. At all times, the number of Units held by ERISA Investors, collectively, would be less than twenty-five percent (25%) of all Units then outstanding. This limitation shall be referred to as the “ERISA Investor Restriction.” If as a result of a Member Withdrawal, redemption or otherwise or issuance of additional Units, the Company violates or will violate the ERISA Investor Restriction, the Manager has the right, exercisable in its sole discretion, to cause the Company to redeem outstanding Units that are then held by ERISA Investors, on a pro rata basis, as is or may be necessary to ensure that the Company does not violate the ERISA Investor Restriction.

Sinking Fund Provisions: The Operating Agreement does not contain sinking fund provisions.

Liability to further calls or to assessment by the Issuer: After 180 days have expired from the initial Unit Issue Date, The Manager may issue a Capital Call at any time for such amounts, in U.S. Dollars, as the Manager may determine in the sole discretion of the Manager. The Capital Call demand amount for any one Capital Call is the “Call Amount”. The Call Amount shall be for a fixed amount and may not exceed the total outstanding Unfunded Committed Capital for all Members.

If there is a difference between the Committed Capital of a Member and the Capital Contribution of that Member as of the date of the Capital Call, such a Member has an obligation owed to the Company to pay some or all of the remainder of the Committed Capital (the “Unfunded Committed Capital”) at the demand of, and in the amounts as stated by the Manager.

The Manager shall demand Unfunded Committed Capital only from those Members who have Unfunded Committed Capital. Each Member with Unfunded Committed Capital is under an obligation to pay their pro rata share of the Call Amount as of the date of the Call Notice. This is calculated by taking the total Call Amount divided by the total Unfunded Committed Capital, multiplied by the Members Unfunded Committed Capital All calculations are based as of the date the Call Notice is sent to Members.

When the Manager issues a Capital Call, the Manager shall provide written notice to any Member who has Unfunded Committed Capital (the “Call Notice”). The Call Notice will contain the Call Amount, a date by which the Members must pay their portion of the Call Amount, and the amount of Unfunded Committed Capital each notified Member owes.

In the event a Member who is under an obligation to pay an Unfunded Committed Capital fails to pay the full amount of their portion of the Call Amount in a timely manner (the “Defaulting Member”), the Manager may decide, at the sole discretion of the Manager, to (1) divest the Defaulting Member of all Class A Series 2 Membership Interests which the Defaulting Member owns and has a right to own; and, (2) bring the Defaulting Member’s Unfunded Committed Capital balance to zero. The Company shall be the sole person who may bring a claim against a Defaulting Member. The Members acknowledge and agree that they waive any right to bring a claim against a Defaulting Member for the Defaulting Member’s failure to pay their portion of the Call Amount.

A Defaulting Member’s unpaid portion of a Call Amount will not be allocated amongst the other Members who are subject to paying the Call Amount. Such non-Defaulting Members shall not be under a duty to pay any amount not collected by the Company during a call due to the breach of a Defaulting Member. See Exhibit 3 – Operating Agreement, Section 8.5.

Liabilities of the Members under the Operating Agreement and State Law: The Company is organized under the laws of the State of Delaware. The Operating Agreement Choice of Law Clause that the Operating Agreement and all rights and obligations arising therefrom will be governed by Delaware law.

Restrictions on alienability of the securities being offered: There are no restrictions of alienability for the Units.

REPORTS TO MEMBERS AS REQUIRED BY THE OPERATING AGREEMENT

The Manager shall exercise commercially reasonable efforts, to prepare or cause to be prepared and delivered to each Member within ninety (90) days after the end of each calendar year a report setting forth in reasonable detail the information with respect to the Company during such calendar year reasonably required to enable each Member to prepare their federal, state and local income tax returns in accordance with applicable law then prevailing. Nonetheless, neither the Manager nor the Company shall be liable to any Member for failing to complete and deliver such tax information within said ninety (90) days and each Member acknowledges that they may have to file for an extension of time to file their personal tax returns.

As soon as practicable after the end of each semiannual period, but in no event later than 90 days following the end of each such period, the Manager shall prepare and e-mail, mail or make available on its secure website, to each Member 1) the Company’s unaudited financial statements as of the end of such fiscal semi-annual and for the portion of the fiscal year then ended; 2) a statement of the properties of the Company, including the cost of all properties; and 3) a report reviewing the Company’s activities and business strategies for such period. The Manager shall cause the Company reports to be prepared in accordance with Generally Accepted Accounting Principles (“GAAP”).

Part F/S

ASSURANCE DIMENSIONS

Consolidated Financial Statements and Report of Independent Certified Public Accountants

Shasta Power Fund II, LLC

December 31, 2025 and the Period from
July 15, 2024 (Inception) to December 31, 2024

Shasta Power Fund II, LLC

Table of Contents

Independent Auditor's Reports.. 1-2

Consolidated Balance Sheets... 3

Consolidated Statements of Operations 4

Consolidated Statements of Cash Flows...5

Consolidated Statements of Changes in Member's Deficit 6

Notes to Consolidated Financial Statements..7-10

ASSURANCE DIMENSIONS

Independent Auditor's Report

To the Management and Member of **Shasta Power Fund II, LLC**

Opinion

We have audited the accompanying consolidated financial statements of **Shasta Power Fund II, LLC** (the "Company"), which comprise the consolidated balance sheets as of December 31, 2025 and 2024, and the related consolidated statements of operations, changes in member's equity, and cash flow for the year ended December 31, 2025 and for the period from July 15, 2024 (Inception) to December 31, 2024, and the related notes to the consolidated financial statements.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2025 and 2024, and the related consolidated statements of operations, changes in members' equity, and cash flow for the year ended December 31, 2025 and for the period from Inception to December 31, 2024, in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Our responsibilities under those standards are further described in the Auditor's Responsibilities for the Audit of the Consolidated Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion

Substantial Doubt about the Company's Ability to Continue as a Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note C to the consolidated financial statements, the Company incurred a net loss of approximately $197,000 and $188,000, respectively, for the year ended December 31, 2025 and for the period from Inception to December 31, 2024. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's evaluation of the events and conditions and management's plans regarding those matters are also described in Note C. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

Responsibilities of Management for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the consolidated financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company's ability to continue as a going concern within one year after the date that the consolidated financial statements are available to be issued.

ASSURANCE DIMENSIONS, LLC
also d/b/a McNAMARA and ASSOCIATES, LLC
TAMPA BAY: 4920 W Cypress Street, Suite 102 | Tampa, FL 33607 | Office: 813.443.5048 | Fax: 813.443.5053
JACKSONVILLE: 4720 Salisbury Road, Suite 223 | Jacksonville, FL 32256 | Office: 888.410.2323 | Fax: 813.443.5053
ORLANDO: 1800 Pembrook Drive, Suite 300 | Orlando, FL 32810 | Office: 888.410.2323 | Fax: 813.443.5053
SOUTH FLORIDA: 2000 Banks Road, Suite 218 | Margate, FL 33063 | Office: 754.800.3400 | Fax: 813.443.5053
www.assurancedimensions.com
"Assurance Dimensions" is the brand name under which Assurance Dimensions, LLC including its subsidiary McNamara and Associates, LLC (referred together as "AD LLC") and AD Advisors, LLC ("AD Advisors"), provide professional services. AD LLC and AD Advisors practice as an alternative practice structure in accordance with the AICPA Code of Professional Conduct and applicable laws, regulations, and professional standards. AD LLC is a licensed independent CPA firm that provides attest services to its clients, and AD Advisors provide tax and business consulting services to their clients. AD Advisors, and its subsidiary entities are not licensed CPA firms.

ASSURANCE DIMENSIONS

Auditor’s Responsibilities for the Audit of the Consolidated Financial Statements

Our objectives are to obtain reasonable assurance about whether the consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with generally accepted auditing standards will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the consolidated financial statements.

In performing an audit in accordance with generally accepted auditing standards, we:

- Exercise professional judgment and maintain professional skepticism throughout the audit.
- Identify and assess the risks of material misstatement of the consolidated financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements.
- Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.
- Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the consolidated financial statements.
- Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

Assurance Dimensions

Jacksonville, Florida
April 21, 2026

ASSURANCE DIMENSIONS, LLC
also d/b/a McNAMARA and ASSOCIATES, LLC
TAMPA BAY: 4920 W Cypress Street, Suite 102 | Tampa, FL 33607 | Office: 813.443.5048 | Fax: 813.443.5053
JACKSONVILLE: 4720 Salisbury Road, Suite 223 | Jacksonville, FL 32256 | Office: 888.410.2323 | Fax: 813.443.5053
ORLANDO: 1800 Pembrook Drive, Suite 300 | Orlando, FL 32810 | Office: 888.410.2323 | Fax: 813.443.5053
SOUTH FLORIDA: 2000 Banks Road, Suite 218 | Margate, FL 33063 | Office: 754.800.3400 | Fax: 813.443.5053
www.assurancedimensions.com
“Assurance Dimensions” is the brand name under which Assurance Dimensions, LLC including its subsidiary McNamara and Associates, LLC (referred together as “AD LLC”) and AD Advisors, LLC (“AD Advisors”), provide professional services. AD LLC and AD Advisors practice as an alternative practice structure in accordance with the AICPA Code of Professional Conduct and applicable laws, regulations, and professional standards. AD LLC is a licensed independent CPA firm that provides attest services to its clients, and AD Advisors provide tax and business consulting services to their clients. AD Advisors, and its subsidiary entities are not licensed CPA firms.

Shasta Power Fund II, LLC
Consolidated Balance Sheets
As of December 31, 2025 and 2024

	2025	2024
ASSETS		
Current assets:		
Cash	$ 5,080	$ -
Total current assets	5,080	-
Land lease option - Oklahoma	19,000	-
Total assets	$ 24,080	$ -
LIABILITIES AND MEMBER'S DEFICIT		
Current liabilities:		
Accrued expenses	$ -	$ -
Convertible note payable	187,620	-
Total current assets	187,620	-
Non-current liabilities:		
Related party payable - Shasta Power LLC	219,734	186,620
Total liabilities	407,354	186,620
Member's deficit	(383,274)	(186,620)
Total liabilities and member's deficit	$ 24,080	$ -

The accompanying notes are an integral part of these financial statements. Page | 3

Shasta Power Fund II, LLC

Consolidated Statements of Operations

For the Year Ended December 31, 2025 and for the Period from July 15, 2024 (Inception) to December 31, 2024

	2025	2024
REVENUE:		
Total revenue	$ -	$ -
EXPENSES:		
Legal and professional	35,242	74,712
Interconnection	1,000	-
Engineering research and development	4,300	52,737
Advertising and promotion	144,084	48,000
Software	7,699	9,714
Postage and delivery	24	-
Office supplies	38	-
Business licenses and permits	927	-
Bookkeeping	905	-
Bank service charges	670	-
Title work	1,650	-
Recording fee	115	-
Travel	-	2,418
Meals and entertainment	-	39
Total operating expenses	196,654	187,620
OTHER EXPENSES:		
Interest expense	-	-
NET LOSS	$ (196,654)	$ (187,620)

The accompanying notes are an integral part of these financial statements. Page | 4

Shasta Power Fund II, LLC
Consolidated Statements of Changes in Member's Deficit
For the Year Ended December 31, 2025 and
for the Period from July 15, 2024 (Inception) to December 31, 2024

	Class A		Class B			
	Units	$0 Par Value	Units	$0 Par Value	Accumulated Deficit	Total Members' Deficit
July 15, 2024 (Inception)	-	$ -	-	$ -	$ -	$ -
Issuance of 30,621 Class B units	-	-	30,621	1,000	-	1,000
Net loss	-	-	-	-	(187,620)	(187,620)
December 31, 2024	-	-	30,621	1,000	(187,620)	(186,620)
Net loss	-	-	-	-	(196,654)	(196,654)
December 31, 2025	-	$ -	30,621	$ 1,000	$ (384,274)	$ (383,274)

The accompanying notes are an integral part of these financial statements.
P a g e | 5

Shasta Power Fund II, LLC

Consolidated Statements of Cash Flows
For the Year Ended December 31, 2025 and for the Period from July 15, 2024 (Inception) to December 31, 2024

	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES		
Net loss	$ (196,654)	$ (187,620)
Reconciliation of net loss to net cash used by operating activities:		
Increase (decrease) in cash due to changes in:		
Accrued expenses	-	-
Net cash used by operating activities	(196,654)	(187,620)
CASH FLOWS FROM INVESTING ACTIVITIES		
Purchase of land lease option	(19,000)	-
Net cash used by investing activities	(19,000)	-
CASH FLOWS FROM FINANCING ACTIVITIES		
Net advances from party payable	220,734	186,620
Member contribution		1,000
Net cash provided by financing activities	220,734	187,620
Net change in cash	5,080	-
Cash at beginning of year	-	-
Cash at end of year	$ 5,080	$ -
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION		
Cash paid during year for interest	$ -	$ -
Conversion on related party payable to a convertible note payable	$ 187,420	$ -

The accompanying notes are an integral part of these financial statements. Page | 6

Shasta Power Fund II, LLC
Notes to Consolidated Financial Statements
December 31, 2025 and 2024

Note A – Nature of Business and Organization

Nature of Operations

Shasta Power Fund II, LLC ("Shasta Power Fund II") was organized as a Delaware limited liability company ion July 15, 2024 to develop and finance utility-scale solar energy projects, with optional battery storage components, across the United States. The Company originates, entitles, and advances solar and storage assets through critical development milestones before selling them to long-term owners, generating value through project sales and development fees. This approach leverages early-stage value creation to deliver long-term returns to investors while supporting grid reliability and the clean energy transition.

Note B – Significant Accounting Policies

Principles of Consolidation

The accompanying consolidated financial statements and related notes include Shasta Power Fund II and Three Esquinas (collectively, the "Company"). All significant intercompany accounts and transactions have been eliminated in consolidation.

Basis of Accounting

The accompanying consolidated financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP").

Use of Estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make judgments, estimates and assumptions that affect the application of accounting policies, reported amounts, and disclosures. Actual results could differ from these estimates.

Financial Instruments

The Company's consolidated financial instruments consist primarily of cash and investments. The carrying value of the financial instruments are considered to be representative of their respective fair value.

Land Lease Option

On August 11, 2025, Three Esquinas signed an Option, Lease, and Easement Agreement with RK Farms, LLC ("RK Farms") for a land lease option on 152 acres of land located in Cimarron County, Oklahoma. This agreement gives the Company an exclusive option to acquire the lease and easements for the specified property. The Company accounts for the land lease option under ASC 970-340, *Real Estate – Other Assets and Deferred Costs*, and capitalizes payments related to acquiring the land lease.

Segment Reporting

The Company follows Accounting Standards Update ("ASU") 2023-07 - *Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures* ("ASU 2023-07") , which expands reportable segment information by requiring companies to disclose, on an annual and interim basis, significant reportable segment expenses that are regularly provided to the Chief Operating Decision Maker ("CODM") and included within each reported measure of a segment's profit or loss. ASU 2023-07 also requires disclosure of the title and position of the individual identified as the CODM and an explanation of how the CODM makes decisions about allocating resources to segments and evaluating performance.

Page | 7

Shasta Power Fund II, LLC
Notes to Consolidated Financial Statements
December 31, 2025 and 2024

Note B – Significant Accounting Policies (continued)

The Company conducts its business activities and reports financial results as a single reportable segment. The CODM makes decisions about allocating resources and assessing performance in a manner consistent with the way the Company operates its business and presents their financial results. The nature of business and accounting policies of the segment are the same as described in the description of business and summary of significant accounting policies notes.

Income Taxes

The Company utilizes an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed annually for differences between the consolidated financial statement and tax basis of assets and liabilities that will result in taxable deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. The Company had approximately $203,000 and $180,000 of net operating losses as of December 31, 2025 and 2024, respectively, that were fully reserved for until the Company is projected to reach income tax profitability.

The Company's income tax returns are subject to review and examination by federal and state authorities in accordance with prescribed statutes. When accrued, interest and penalties related to unpaid taxes are included in income tax expense.

The Company adopted the income tax standard for uncertain tax positions. As a result of this implementation, the Company evaluated its tax positions and determined that it has no uncertain tax positions as of December 31, 2025 and 2024. The Company's tax returns are open for examination for federal and state taxing authorities.

Note C – Going Concern

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. The ability of the Company to continue as a going concern is dependent upon future sales and obtaining additional capital and financing which creates substantial doubt regarding its ability to continue as a going concern. While the Company believes in the viability of its ability to raise additional funds, there can be no assurances to that effect. The consolidated financial statements do not include adjustments to reflect the possible effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

Note D – Related Party Payable

From inception, the Company obtained funding for operational expenses from Shasta Power LLC, the sole member of the Company, totaling of approximately $407,000. The related party payable does not have a stated interest rate and is due upon demand. On January 1, 2025, the Company converted $187,620 of the balance of the related party payable into a convertible note payable.

<u>Convertible Note Payable</u>

The convertible note accrues interest at an annual compounding rate of 3.26% and shall be due and payable on July 29, 2026. In the event that the Company issues and sells shares of its Class A units to investors on or before the date of the repayment in full in an equity financing resulting in gross proceeds to the Company of at least $500,000 (a "Qualified Financing"), then the outstanding principal balance of this convertible note shall have the option to convert in whole or in part, upon notification by the holder to the Company, into such Class units at a conversion price equal 100% of the per share price paid by the investors, and otherwise on the same terms and conditions as given to the investors, be reimbursed in the form of cash. Any unpaid accrued interest on this convertible note shall be converted into Class A units on the same terms as the principal, or be paid in the form of cash.

For the period ended December 31, 2025, Shasta Power LLC waived the interest. Therefore, no interest expense has been recorded for 2025.

Page | 8

Shasta Power Fund II, LLC
Notes to Consolidated Financial Statements
December 31, 2025 and 2024

Note E – Member's Capital

Contributions

In accordance with the operating agreement of the Company, if the Managing Member of the Company determines that additional funds are required by the Company to meet the Company's operating expenses, the members of the Company have the right, but not the obligation to contribute the additional funds. The additional funds may be provided in the form of member loans, additional capital contributions, or a combination of both to the Company; as determined by the Managing Member in their sole and absolute discretion.

Member Units

The Company has authorized 75,000 units between Class A and Class B units.

Voting Rights

Class A units waive their right to vote on any matter other than matters that cannot be waived. Notwithstanding anything contained herein, the Class A units shall not participate in the day-to-day management of the business of the Company. Only Class B units will be entitled to vote on matters set forth in the operating agreement. Without limiting the preceding provisions, no person shall be entitled to exercise any voting rights as a member until such person has been admitted as a member and has paid the capital contribution required.

Profit and Loss Allocation

Allocations of net profits and losses, as determined for each taxable year of the Company, shall be allocated among the members pro rata in proportion to their ownership of the membership interest, as outlined in the operating agreement.

Distributions

Distributable cash from operations, as defined in the operating agreement, shall be determined at such times and in such amounts by the Managing Member. Members shall receive distributions at the same time without preference or priority of any single member, and distributed to the members after certain priority payments have been made, as outlined in the operating agreement.

Reg A+ Offering

As of December 31, 2025, the Company has not received Notice of Qualification from the Securities and Exchange Commission under Regulation A+ to proceed with the public offering of its securities (the "Reg A+ Offering"). Once approved, the Offering will permit the Company to offer and sell 75,000 units of Class A stock at a purchase price of $1,000 per share, or $75,000,000 in total to (i) "Accredited Investors" defined under Rule 501(a) of Regulation D; and (ii) All other investors so long as their investment in the Company's units does not represent more than 10% of the greater of the investor's, alone or together with a spouse or spousal equivalent, annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons).

In connection with the Reg A+ Offering, the Company engaged a fully regulated broker-dealer at a 3% commission on all sales. As of December 31, 2025, no shares had been sold through this offering.

Note F – Subsequent Events

Management has evaluated subsequent events through April 21, 2026, the date the financial statements were available to be issued.

Page | 9

Shasta Power Fund II, LLC
Notes to Consolidated Financial Statements
December 31, 2025 and 2024

Note F – Subsequent Events (continued)

Land Lease Option

Through the date of the audit opinion, the Company has made three option payments to RK Farms totaling $28,500 in accordance with the terms of the agreement. The Three Esquinas Solar Project, including the associated option to lease with RK Farms, remains in the early stages of development and is subject to further evaluation. Advancement of the project will depend on interconnection feedback from the utility and other key development considerations, and may be modified or discontinued based on these factors.

Page | 10

EXHIBIT INDEX

Exhibit 2: Certificate of Formation*

Exhibit 3: Operating Agreement

Exhibit 4.1: Form of Subscription Agreement for Class A Units **

Exhibit 6: Convertible Note *

Exhibit 8: Escrow Agreement*

Exhibit 11: Accountant’s Consent

Exhibit 12: Attorney Letter Certifying Legality

Exhibit 13: Testing the Waters Material *

* As submitted with the original Form 1-A filed on June 16, 2025.
** As submitted with the Pre-Qualification Amendment filed on August 6, 2025

SIGNATURE PAGE

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bend, Oregon on June 9, 2026.

ISSUER COMPANY LEGAL NAME AND ADDRESS:

Shasta Power Fund II, LLC
115 NW Oregon Ave. Unit 10
Bend, OR 97703

Signed by Shasta Power LLC, its Manager

/s Max Roe
Title: Manager of Shasta Power LLC
Date: June 9, 2026

/s John Copyak
Title: Manager of Shasta Power LLC
Date: June 9, 2026

This Offering Statement has been signed by the following persons in the capacities and on the dates indicated:

/s Max Roe
Title: Manager of Shasta Power LLC, and acting in capacity of the Chief Executive Officer of the Issuer
Date: June 9, 2026

/s John Copyak
Title: Manager of Shasta Power LLC, and acting in capacity of the principal accounting officer and Chief Financial Officer of the Issuer
Date: June 9, 2026

Mr. Roe and Mr. Copyak, together comprise all two (2) Managers of Shasta Power LLC, which is the Manager of the Issuer.